Exhibit 10.1

Execution Copy

LOAN AGREEMENT

Dated as of June 14, 2007

By and Among

AL US DEVELOPMENT VENTURE, LLC, as Borrower

and

HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent,

sole Arranger and Lender,

and each of the other financial institutions as from time to time become Lenders

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Schedules

Schedule 1	Lenders and the Loan Commitment of each Lender

Exhibits

4.03(b)	Form of Interest Election Request
5.02(a)	Facilities, Units and Services
5.02(b)	Regulatory Permits
5.11	ERISA Plans
5.20	Organizational Structure
5.21	Banking Arrangements
5.23(b)	Indebtedness
5.24	Labor Matters
6.01 (d)	Form of Compliance Certificate
6.07	Insurance Requirements
7.03(b)	Minimum Release Payments
8.01(d)	Title Insurance Amounts
8.01(e)	Mortgage Recording Information
8.01(f)	UCC Filing Information
13.01	Form of Transfer Supplement

-v-

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of June 14, 2007 by and among HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), sole Arranger and Lender (in such capacity, a “Lender”), and each of the other financial institutions as from time to time become Lenders, and AL US DEVELOPMENT VENTURE, LLC (the “Borrower”).

RECITALS:

WHEREAS, Borrower, through the Intermediate Tier Companies and Property Companies (as hereinafter defined), owns 15 senior housing communities;

WHEREAS, the Borrower has requested that the Lenders advance funds to the Borrower in an amount of up to $370,500,000 of financing (the “Loan”) in connection with the recapitalization of Borrower;

WHEREAS, to induce the Lenders to provide such financing, the Intermediate Tier Companies and Property Companies have agreed to unconditionally jointly and severally guaranty the obligations of the Borrower under this Agreement and the other instruments evidencing the Loan;

WHEREAS, the Loan will be further secured as provided in the Security Documents (as hereinafter defined);

WHEREAS, the Lenders have agreed to make the Loan and the Administrative Agent has agreed to administer the Loan Documents (as hereinafter defined) upon the terms and conditions herein set forth;

WHEREAS, the Lenders’ rights and obligations with respect to the Loan, and the rights of the Lenders under this Agreement and the other Loan Documents may hereafter be assigned to Additional Lenders (as hereinafter defined) or participated to Bank Participants (as hereinafter defined) as provided herein;

WHEREAS, the Borrower’s obligations to the Secured Lenders (as hereinafter defined) are secured by this Agreement upon the terms and conditions herein set forth and by the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loan and the Administrative Agent to administer the Loan Documents, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the Borrower, HSH Nordbank AG, acting through its New York Branch (as Lender and Administrative Agent) and the other Lenders identified on Schedule 1 hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. In addition to the terms defined in the Recitals and elsewhere in this Agreement, each of the following terms shall have the following meanings specified.

“Account Control Agreement” means an account control agreement by and among the Borrower the Management Company, the Guarantors, the Administrative Agent and a financial institution, perfecting the security interest of the Administrative Agent on behalf of the Lenders in the operating accounts of such Person.

“Acquisition Adjustment Closing Statement” means the statement of adjustments to the Purchase Agreement between the parties thereto dated as of the Closing Date.

“Additional Lender” means a financial institution which purchases, or to which a Lender assigns, any portion (subject to Section 13.01) of the rights and obligations under the Loan Documents with respect to the Loan, by executing a Transfer Supplement.

“Administrative Agent” means HSH Nordbank AG, acting through its New York Branch, or a successor administrative agent appointed pursuant to Section 10.08 of this Agreement.

“Advance” means a disbursement of Loan proceeds.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Annual Budget” means the operating and capital budget with respect to the Facilities furnished to the Adminstrative Agent pursuant to Section 6.20.

“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. Sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. Section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. Section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including without limitation Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56

(a/k/a the USA Patriot Act); the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 1189, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339B); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulations currently in force or hereafter enacted.

“Applicable Law” means all applicable provisions of all present and future laws, ordinances, constitutions, statutes, rules, regulations, requirements, orders, judgments, injunctions and decrees of any Governmental Authority.

“Applicable Margin” means (a) with respect to Base Rate Advances, an amount equal to One Hundred (100) basis points (1.00%) per annum and (b) with respect to LIBOR Advances, an amount equal to One Hundred Fifty (150) basis points (1.50%) per annum.

“Assignments of Residency Documents” means, collectively, each of the Assignment of Residency Documents, each dated as of the date hereof, from the Property Companies to the Administrative Agent for the benefit of the Lenders.

“Bank Participant” means any Person to whom any Lender has sold a participation in rights under this Agreement and the other Loan Documents pursuant to Section 13.02.

“Bank Prime Rate” means the fluctuating per annum rate of interest equal to the “Prime Rate” announced daily by the New York Branch of HSH Nordbank AG, each change in such prime or base lending rate to become effective on the date such change is announced. The Administrative Agent’s determination and designation from time to time of the prime rate shall not in any way preclude any of the Lenders from making loans to other borrowers at rates that are higher or lower than or different from the referenced rate.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the United States Bankruptcy Code (Title 11, U.S. Code) as amended from to time and any successor statute or rule promulgated thereto or any other Federal or state law relating to bankruptcy, insolvency, reorganization, dissolution, winding up, liquidation, seeking a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like (a “Bankruptcy Law”); (b) institution against such Person without the application or consent of such Person in any court of competent jurisdiction under any Bankruptcy Law or against all or any substantial part of any such Person’s Property, or other like relief in respect thereof under any Bankruptcy Law, and the same results in the entry of an order for relief or any such adjudication or appointment, or continues undismissed, or pending and unstayed, for any period of sixty (60) consecutive days; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under a Bankruptcy Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or its or (f) such Person taking any action in furtherance of the foregoing.

“Base Rate” means, for any day, the higher of (a) the Federal Funds Rate for such day plus an amount equal to fifty (50) basis points per annum (.50%) and (b) the Bank Prime Rate for such day. Each change in any interest rate provided for herein resulting from a change in the Federal Funds Rate or the Bank Prime Rate shall take effect at the time of such change in the Federal Funds Rate or the Bank Prime Rate, as applicable.

“Base Rate Advance” and “Base Rate Borrowing” mean any portion of Outstanding Advances designated or deemed designated as such by the Borrower at the time of incurrence or conversion to bear interest at the Base Rate plus the Applicable Margin.

“Borrower’s Fund” means the fund with that name established pursuant to the Funds Pledge Agreement.

“Borrower’s Members” means SSLII and MS Senior.

“Borrower’s Representative” means James S. Pope or such other Person designated in writing by the Borrower to the Administrative Agent which Person shall be satisfactory to the Administrative Agent.

“Borrowing” means Advances of the same Type made, converted or continued on the same day and, in the case of LIBOR Advances as to which a single LIBOR Period is in effect.

“Business Day” means a day other than a Saturday, Sunday or a legal holiday in the State of New York or any other day on which the New York lending office of the Administrative Agent is authorized or required by law to close, or a day on which the Federal Reserve System is closed; provided that, when used with respect to a LIBOR Borrowing, “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

“Capital Expenditures” means all expenditures with respect to the Facilities capitalized or required to be capitalized in accordance with Generally Accepted Accounting Principles.

“Capitalized Leases” means any leases that are capitalized or required to be capitalized in accordance with Generally Accepted Accounting Principles.

“Cash Sweep Requirements” means (a) with respect to the Borrower, the requirements set forth in Section 6.24(b) and (b) with respect to the Guarantors, the requirements set forth in Section 5(f) of the Payment Guaranty.

“Cash Sweep Start Date” means (a) any date on which a report or certificate furnished to the Administrative Agent pursuant to Sections 6.01(b), (c) or (d) indicates that the Required

Debt Service Coverage Ratio was not met as of any Testing Date or (b) the thirtieth (30) day following a day on which the Borrower or Guarantors were required to calculate and certify compliance with the Required Debt Service Coverage Ratio pursuant to Sections 6.01(b), (c) or (d) and failed to furnish the required report or certification within such thirty (30) day grace period, and in either such event, the Administrative Agent provides written notice to the Borrower that the Borrower is required to meet the Cash Sweep Requirements.

“Cash Sweep Stop Date” means the date, as certified pursuant to Sections 6.01(b), (c) and (d), on which the Borrower was in compliance with the Required Debt Service Coverage Ratio for two (2) consecutive Testing Dates.

“Certificate of Occupancy” means a certificate of occupancy issued by a Governmental Authority for a Facility.

“Change in Law” has the meaning ascribed to such term in Section 4.05.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Assignment of Project Documents” means the Collateral Assignment of Project Documents, dated as of the date hereof, from the Borrower and the Guarantors to the Administrative Agent for the benefit of the Lenders, and consented to by the Management Company.

“Commitment Letter” means the Commitment Letter dated May 30, 2007 constituting the commitment of HSH Nordbank AG with respect to the Loan.

“Conditional Default” means any event or condition which with notice, passage of time or any combination of the foregoing, would constitute a Default or an Event of Default.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” or “Controlled” having meanings correlative thereto.

“Debt Service Coverage Ratio” means for any period of calculation, the ratio of (a) the Revenues Available for Debt Service for such period to (b) the Debt Service Requirements for such period.

“Debt Service Requirements” means, for any calculation period, the net aggregate amounts payable (on an accrual basis) by the Borrower and the Guarantors on a consolidated basis (a) to the Lenders in respect of payment of the principal (if any, but excluding payments under Sections 6.11 and 7.03) of and interest on the Loan calculated on the basis of Imputed Debt Service; (b) as lease rentals under Capitalized Leases; and (c) with respect to interest and principal paid on any other Indebtedness.

“Default” shall have the meaning assigned in Section 11.01 of this Agreement.

“Default Rate” means (a) with respect to Outstanding Base Rate Advances a rate equal to the Base Rate plus the Applicable Margin plus an amount equal to Five Hundred (500) basis points (5.00%), (b) with respect to Outstanding LIBOR Advances, the highest LIBOR Rate then in effect plus the Applicable Margin plus an amount equal to Five Hundred (500) basis points (5.00%) per annum, and (c) with respect to any other amounts payable under the Loan Documents (except as provided in clause (a) or (b)), a rate equal to the Base Rate plus the Applicable Margin plus an amount equal to Five Hundred (500) basis points (5.00%) per annum.

“Determination Date” means the date on which financial results are reported or required to be reported to the Administrative Agent pursuant to Section 6.01(b) or (c).

“Distribution” means a distribution, dividend, return of capital or other amount paid in respect thereof payable to the Members of a Person.

“DSCR Release Test Amount” means with respect to any proposed sale, transfer or other disposition of a Facility or a Property Company under Section 7.03(c), the Debt Service Coverage Ratio of the Borrower on the Testing Date immediately preceding the date of the proposed sale, transfer or other disposition of a Facility or a Property Company.

“Eligible Assignee” means any of (i) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $5,000,000,000 and (y) a combined capital and surplus of at least $500,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having (x) total assets in excess of $5,000,000,000 and (y) a combined capital and surplus of at least $500,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD, (iii) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $5,000,000,000, (iv) a nationally recognized investment banking company or other financial institution in the business of making loans, or an affiliate thereof organized under the laws of any State of the United States, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $5,000,000,000 and (2) a net worth of at least $500,000,000, (v) a Lender or Affiliate of a Lender; (vi) the Administrative Agent or an Affiliate of the Administrative Agent or (vii) any Affiliate of any of the foregoing which is controlled by any of the foregoing.

“Environmental Indemnity Agreement” means the Environmental Compliance and Indemnification Agreement, dated as of the date hereof, from the Borrower and the Guarantors to the Administrative Agent for the benefit of the Lenders.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of a controlled group, of which the Borrower or a Guarantor is a member, is under common control with the Borrower or a Guarantor, or is a member of an affiliated service group of which the Borrower or a Guarantor is a member in accordance with the provision of Section 414(b), (c), (m) or (o) of the Code; provided, however, ERISA Affiliate does not include Affiliates of Morgan Stanley other than MS Senior, the Borrower or any Guarantor.

“ERISA Event” means (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that the PBGC be notified within 30 days of the occurrence of such event, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Event of Default” shall have the meaning assigned in Section 11.01.

“Excess Cash Flow of the Borrower” means, for any period of calculation, the excess of (a) the Total Revenues of the Borrower and the Guarantors on a consolidated basis over (b) the sum on a consolidated basis, of their (i) Operating Expenses, (ii) nonoperating expenses, (iii) mandatory principal and interest payments on Indebtedness and (iv) Capital Expenditures made in accordance with the then current Annual Budget accepted by the Administrative Agent pursuant to Section 6.20; provided that such excess shall be adjusted to exclude (y) depreciation and all other non-cash charges and expenses (other than expenses that must be accrued monthly such as real and personal property taxes and insurance premiums) and (z) revenues not resulting in the receipt of cash during such period.

“Excluded Taxes” means, with respect to any Secured Lender and Bank Participant hereunder, (a) income taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Bank Participant, in which its applicable lending office is located, (b) franchise taxes imposed by the United States of America or any franchise or similar taxes imposed by the jurisdiction under the laws of which said recipient is organized or in which its principal office is located, or, in the case of any Lender or Bank Participant, in which its applicable lending office is located, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (d) in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designated a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 4.07(a), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 4.07(e).

“Facilities” means, collectively, each of the senior housing communities described on Exhibit 5.02(a), and any one of such Facilities is a “Facility”.

“Federal Funds Rate” means, for any day, the per annum rate equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York (or, if such rate is not published for any day, that is a Business Day, the average (rounded upwards, if necessary to the next 1/100 of 1%) of the quotations for such day by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter dated the Closing Date from the Administrative Agent and agreed to by the Borrower regarding fees.

“Financial Projections” means the financial projections of performance of the Facilities which projections are furnished to the Administrative Agent pursuant to Section 8.01(r).

“Fiscal Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31.

“Fiscal Year” means any period of 12 consecutive calendar months for which financial statements of a Person have been prepared. The current Fiscal Year for the Borrower and the Guarantors ends on December 31.

“Foreign Lender” means any Secured Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funds Pledge Agreement” means the Funds Pledge Agreement, dated as of the date hereof, by and among the Borrower, Guarantors and the Administrative Agent for the benefit of the Lenders.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the applicable Person, as reflected in the financial statements referred to in Sections 6.01, except for changes permitted by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

“Governmental Authority” means any government or political subdivision, or any agency, authority, commission, department or instrumentality of either, or any court, tribunal, central bank or arbitrator.

“Governing Documents” means any certificate of limited partnership, certificate of formation, articles (or certificate) of incorporation, charter, by-laws, limited liability company agreement, operating agreement, partnership agreement, constitution, management agreement, stockholders agreement, voting agreements, voting trust agreement or other organizational or governing document for any entity.

“Guarantors” means, collectively, the Intermediate Tier Companies and the Property Companies, and any one of such entities is a “Guarantor.”

“Guaranty of Non-Recourse Obligations” means the Guaranty of Non-Recourse Obligations, dated as of the date hereof, by Sunrise Senior Living, Inc. in favor of the Administrative Agent for the benefit of the Secured Lenders.

“Highest Lawful Rate” means the maximum legal rate of interest which the Lenders are legally entitled to charge, contract for or receive under any law to which such interest is subject.

“Improvements” means the buildings, structures (surface and sub-surface) and other improvements located on the Sites.

“Imputed Debt Service” means, for any calculation period, (a) initially, the amount of principal and interest payable in such period taking into account the net effect of any Interest Rate Agreement, and (b) commencing with the Fiscal Quarter ending March 31, 2009, the higher of (i) the amount of principal and interest payable in such period taking into account the net effect of any Interest Rate Agreement and (ii) the amount that would have been payable had the rate been equal to (A) initially, seven percent (7.0%) constant, (B) commencing with the Fiscal Quarter ending March 31, 2010, seven and three-eighths percent (7.375%) constant, (C) commencing with the Fiscal Quarter ending March 31, 2011, seven and three-quarters percent (7.75%) constant, and (D) commencing with the Fiscal Quarter ending March 31, 2012, eight percent (8%) constant.

“Indebtedness” means, without duplication:

(a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (exclusive of applicable reserves or escrows held by third parties);

(b) obligations as lessee under leases which are, should be or should have been reported as capital leases in accordance with Generally Accepted Accounting Principles;

(c) current liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

(d) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss;

(e) obligations secured by any mortgage, lien, pledge, security interest or other charge or encumbrance on property, whether or not the obligations have been assumed;

(f) any Interest Rate Agreements; and

(g) all other items or obligations which would be included in determining total liabilities on the balance sheet of a Person; provided, however, that “Indebtedness” shall not include trade payables and similar obligations incurred in the ordinary course of business.

“Indemnities” shall have the meaning ascribed thereto in Section 12.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Interest Rate Agreement” means the ISDA Master Agreement (including the schedules and confirmation thereto) dated as of the Closing Date by and between the Borrower and HSH Nordbank AG.

“Insurance Consultant to Borrower” means a Person, who may be a Member, director, officer or employee of the Borrower, any Guarantor, the Management Company, Borrower’s Members or an Affiliate or Subsidiary of any of them, who is qualified to survey risks and to recommend insurance coverage for entities comparable to the Borrower and the Guarantors.

“Insurance Consultant to the Administrative Agent” means AMS Risk Management and Consulting, Inc. or any other insurance expert engaged by the Administrative Agent to review and report on insurance with respect to the Facilities, the Borrower and the Guarantors.

“Interest Election Request” means a request made in accordance with Section 4.03.

“Interest Payment Date” means (a) with respect to Base Rate Borrowings, the first (1st) Business Day of each calendar month and (b) with respect to LIBOR Borrowings, the expiration date of each LIBOR Period and (c) the date on which all or part of the principal amount of Advances is paid or prepaid or due to be paid or prepaid under the Loan Documents.

“Interest Rate Agreements” means an interest rate exchange, hedge or similar agreement entered into to hedge the interest payable on all or part of the Loan Obligations, which agreement may include an interest rate swap, a forward or futures contract or an option (e.g. a call, put, cap, floor or collar) and which agreement does not constitute an obligation to repay money borrowed, credit extended or the equivalent thereof, including the Initial Interest Rate Agreement.

“Intermediate Tier Companies” means each of the entities listed and so designated on Exhibit 5.20, and each such entity is an “Intermediate Tier Company.”

“Lender’s Percentage Interest” means with respect to any Lender, its pro rata share of the Lenders’ Interests based on its Loan Commitment Percentage.

“Lenders” means, collectively, the Lenders set forth on Schedule 1 and any Additional Lenders.

“Lenders’ Interests” means, as of any calculation date, the aggregate principal amount of Outstanding Advances.

“LIBOR Advance” and “LIBOR Borrowing” means the portions of Outstanding Advances designated by the Borrower at the time of incurrence or conversion to bear interest at a LIBOR Rate plus the Applicable Margin.

“LIBOR Period” means a one (1) month, two (2) month or three (3) month period as selected by the Borrower pursuant to Section 4.03; provided that (a) the initial LIBOR Period with respect to a LIBOR Advance shall commence on the date of such LIBOR Borrowing and each LIBOR Period occurring thereafter in respect to such LIBOR Advance shall commence on the date on which the next preceding LIBOR Period applicable thereto expires; (b) if any LIBOR Period for a LIBOR Borrowing begins on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period, such LIBOR Period shall end on the last Business Day of such calendar month; and (c) if any LIBOR Period would otherwise expire on a day which is not a Business Day, such LIBOR Period shall expire on the next succeeding Business Day (provided that if such day is a day of the month after which no further Business Day occurs in such month, such LIBOR Period shall expire on the next preceding Business Day).

“LIBOR Rate” means the annual interest rate (for a particular LIBOR Period) equal to the reserve adjusted rate per annum at which U.S. dollar deposits with maturities comparable to the applicable LIBOR Period which appears on Reuters LIBOR 01 Page as of 11:00 a.m., London time, two Business Days prior to the commencement of such LIBOR Period; provided, however, that if such rate does not appear on Reuters LIBOR 01 Page, the LIBOR Rate applicable to such LIBOR Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the outstanding LIBOR Advance amount and with maturities comparable to such LIBOR Period, are offered in immediately available funds in the London Interbank Market to the London office of the Administrative Agent by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Period. The term “Reuters LIBOR 01 Page” shall mean the display designated as “LIBOR 01 Page” by Reuters (or such other page as may replace LIBOR 01 Page from Reuters or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. dollar deposits). Any LIBOR Rate determined on the basis of the rate displayed on LIBOR 01 Page in accordance with the foregoing provisions of this definition shall be subject to corrections, if any, made in such rate and displayed by Reuters within one (1) hour of the time when such rate is first displayed by Reuters. Each determination of the LIBOR Rate applicable to a particular LIBOR Period shall be made by the Administrative Agent and shall be conclusive and binding upon the Borrower absent manifest error.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Commitment Amount” means (a) as to all Lenders, up to $370,500,000 in aggregate principal amount and (b) as to any Lender, the obligation of such Lender to make the Advance on the Closing Date under the Loan to the Borrower in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 under the column heading “Loan Commitment Amount”.

“Loan Commitment Percentage” means, as to any Lender, as of any calculation date, the ratio, expressed as a percentage, which such Lender’s pro rata share of the Loan Commitment Amount, as stated in Schedule 1, bears to the aggregate Loan Commitment Amount at such time (or at any time following the Advance of the Loan in full, the ratio, expressed as a percentage, which such Lender’s principal amount of Outstanding Advances of the Loan then bears to the aggregate principal amount of all Outstanding Advances of the Loan).

“Loan Documents” means the collective reference to this Agreement, the Note, the Security Documents, the Initial Interest Rate Agreements and all other documents and instruments from time to time evidencing or securing the Loan and other payment and performance obligations of the Borrower hereunder or under any of the Loan Documents.

“Loan Obligations” means all amounts payable to the Secured Lenders pursuant to the Loan Documents.

“Lock-Box Account” shall have the meaning ascribed to such term in Section 6.25.

“Lock-Box Budget” shall have the meaning ascribed to such term in Section 6.25.

“Lock-Box Trigger Notice” shall have the meaning ascribed to such term in Section 6.25.

“Long-Term Indebtedness” means Indebtedness for borrowed moneys having a term from its most recent incurrence or renewal of more than one (1) year.

“Management Agreement” means an agreement between the Management Company and the Property Companies for the delivery of services to Residents.

“Management Company” means Sunrise Senior Living Management, Inc.

“Managing Member” means (a) with respect to the Borrower, SSLII and (b) with respect to the Guarantors, any Person appointed to serve as managing member or manager pursuant to its Governing Documents.

“Material Adverse Effect” means an event or occurrence which adversely affects in a material manner (a) the assets, liabilities, condition (financial or otherwise), business or operations of the Borrower, the Borrower’s Members and the Guarantors on an aggregate basis, (b) the ability of the Borrower, a Guarantor or the Borrower’s Members to carry out its business as of the date of this Agreement or as proposed herein to be conducted or to meet or perform its covenants and obligations under the Loan Documents, (c) the operation of a Facility, (d) the operation of the Facilities on an aggregate basis, (e) the ability of the Management Company carry out its business as of the date of this Agreement or to meet or perform its covenants and obligations under the Management Agreement, or (f) the ability of Sunrise Senior Living, Inc. to perform its obligations under the Guaranty of Non-Recourse Obligations.

“Matters Contested in Good Faith” means matters (a) then being contested in good faith by appropriate proceedings diligently and continuously pursued, (b) of which the Administrative Agent has been notified in writing and is being kept informed in such detail as the Administrative Agent may from time to time reasonably request, (c) the enforcement of which is effectively stayed during the period of the contest and (d) with respect to which either (i) adequate reserves in the nature of a cash deposit or pledge of bonds or other securities, or a payment bond of a corporate surety in the face amount equal to the total amount in controversy or a contract of insurance (such as a title company endorsement), reasonably satisfactory to the Administrative Agent, have been furnished or (ii) adequate provision therefor, reasonably satisfactory to the Administrative Agent, has been reserved on the financial statements of the Borrower.

“Maturity Date” means June 14, 2012.

“Member Interest Pledge and Security Agreement (SSLII)” means the Member Interest Pledge and Security Agreement (Sunrise Senior Living Investments, Inc.), dated as of the date hereof, executed by Sunrise Senior Living Investments, Inc., as member, in favor of the Administrative Agent for the benefit of the Lenders.

“Member Interest Pledge and Security Agreement (MS)” means the Member Interest Pledge and Security Agreement (MS Senior Living, L.L.C.), dated as of the date hereof, executed by MS Senior Living, L.L.C., as member, in favor of the Administrative Agent for the benefit of the Lenders.

“Mortgaged Property” means all Property subject to the Lien of a Mortgage whether in existence on the Closing Date or later coming into existence and whether owned by the Borrower or a Guarantor on the Closing Date or acquired thereafter, together with any additional Property not included in the foregoing provisions which may be added to the Mortgaged Property by a supplemental agreement.

“Mortgages” means each of the (a) Deeds of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents, (b) Mortgages and Security Agreement, or (c) similarly title security instruments in each case granting a lien on the Mortgaged Property, dated as of the date hereof, executed by a Guarantor to the Administrative Agent as security for Loan Obligations, for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time, that secures payment of the Loan Obligations.

“MS Senior” means MS Senior Living, L.L.C.

“Net Income” means, for any period of calculation and for any Person, the Total Revenues less all Operating Expenses and nonoperating expenses of such Person. In calculating

Net Income there shall be excluded (a) any extraordinary gains and losses, any gains or losses attributable to the disposition of capital assets; any gains or losses attributable to the extinguishment or refinancing of Indebtedness and any unrealized gains and unrealized losses on investments, and (b) any proceeds from an event of damage, destruction, or condemnation (except business interruption or rent loss insurance), net of the expenses of collection.

“Net Insurance and Condemnation Proceeds” means the proceeds of any insurance, other than rent loss or business interruption insurance, from an event of damage or destruction, title claim or a condemnation with respect to Mortgaged Property, net of expenses of collecting such proceeds.

“Note” means, collectively, the Promissory Note, dated the Closing Date, made by the Borrower, to the order of each Lender (including, without limitation any Promissory Note made by the Borrower pursuant to Section 13.01), as the same may be amended, modified or supplemented from time to time.

“Occupied Unit” means an independent or assisted living unit at a Facility for which one or two Residents are obligated to pay the Resident Service Fee.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Laws” means any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. Sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“OFAC Violation” has the meaning assigned to such term in Section 6.18(e) of this Agreement.

“Operating Expenses” means, as of any calculation period, the current operating expenses of a Person.

“Other Taxes” means present or future revenue, recording, excise, transfer, stamp, documentary or any similar tax, charge or levy arising from payment made under a Loan Document or from the execution, delivery or enforcement of any Loan Document.

“Outstanding” means, with respect to any Advance or Loan Obligation, an Advance or Loan Obligation which, as of the date of calculation, is unpaid.

“Payment Guaranty” means the Payment Guaranty, dated as of the date hereof, executed jointly and severally by the Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permits” means all consents, licenses, permits, orders or other approvals from Governmental Authorities required for occupancy and operation of the Facilities in accordance with Applicable Law.

“Permitted Encumbrances” means

(a) Liens for taxes, assessments and special assessments which are not then delinquent, or, if then delinquent, are Matters Contested in Good Faith;

(b) utility, access and other easements and rights-of-way, restrictions and exceptions which the Borrower certifies to the Administrative Agent will not materially interfere with or impair the operation of a Facility;

(c) any mechanic’s, laborer’s, materialman’s, supplier’s or vendor’s Lien or rights in respect thereof if payment is not yet due under the contract in question or if such Lien is a Matter Contested in Good Faith;.

(d) such minor defects and irregularities of title as normally exist with respect to properties similar in character to the Facilities and which the Borrower certifies to the Administrative Agent do not materially adversely affect the value of a Facility or impair the Property affected thereby for the purpose for which it was acquired or is held;

(e) any Lien, easement, defect or irregularities of title or other matters which are described on the Schedule B to the Title Policies;

(f) rights of Residents created by the Residency Documents, or under Applicable Law;

(g) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, other forms of governmental insurance or benefits, or to secure performance of statutory obligations;

(h) Liens to secure Purchase Money Debt and Capitalized Leases not to exceed the principal amount of the Purchase Money Debt and Capitalized Leases permitted to be incurred pursuant to Section 7.01;

(i) Liens approved in writing by the Administrative Agent.

“Person” means an individual, partnership, limited liability company, corporation (including a business trust), trust, unincorporated association, joint venture or other entity.

“Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower or an ERISA Affiliate or (b) was at any time during the last six (6) calendar years preceding the date of this Agreement, sponsored, maintained or contributed to by the Borrower or an ERISA Affiliate, and which is subject to Title IV of ERISA.

“Pledge and Security Agreement (ITO)” means the Pledge and Security Agreement dated as of the date hereof from the Intermediate Tier Owners to the Administrative Agent for the benefit of the Lenders.

“Prepayment Price Upon Damage, Destruction or Condemnation” means, with respect to a Mortgaged Property, the amount provided in Exhibit 7.03(c).

“Property” means any and all right, title and interest of any Person in and to any and all property, whether real or personal, tangible or intangible, and wherever situated.

“Property Companies” means each of the entities listed and so designated on Exhibit 5.20, and each such entity is a “Property Company.”

“Purchase Agreement” means the Purchase and Sale Agreement dated April 19, 2007 for member interests in the Borrower among MS Senior, as purchaser, AEW Senior Housing, LLC and SSLII, including all amendments, exhibits and schedules thereto.

“Purchase Money Debt” means (a) debt that is incurred to finance all or a portion of the purchase price of tangible personal Property and which is not secured by any assets other than the assets acquired or (b) debt (i) that constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Debt that is described in clause (a), (ii) is binding only on the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and (iii) bears interest at a rate per annum that is commercially reasonable at the time of incurrence.

“Purchaser Lender”‘has the meaning ascribed thereto in Section 13.01.

“Receipts” means all cash, checks, cash equivalents, proceeds and other amounts collected or received by the Borrower or Guarantors that constitute Total Revenues.

“Register” has the meaning ascribed thereto in Section 13.01.

“Required Debt Service Coverage Ratio” means, as of each Testing Date, the ratio required pursuant to Section 6.24(a).

“Residency Documents” means, collectively, the agreements by which Residents of the Facilities receive services which are substantially in a form satisfactory to the Administrative Agent.

“Resident” means the occupant or prospective occupant of a living unit at a Facility.

“Resident Service Fees” means all fees and charges received by the Borrower or a Guarantor from Residents, including those monthly rental, second person, per diem, and amenity service fees paid by Residents pursuant to the Residency Documents.

“Revenues Available for Debt Service” means, with respect to any period of calculation, the Net Income of the Borrower and the Guarantors on a consolidated basis adjusted, to the extent included or deducted in determining Net Income, to (i) add back expenses incurred or recognized during the period under consideration in respect of (A) interest on Long-Term Indebtedness (including any credit-enhancement and remarketing fees relating thereto), (B) amortization of financing charges attributable to Long-Term Indebtedness, (C) depreciation and other non-cash charges attributable to the ownership or operation of Property, (D) any fees paid to the Management Company in excess of four percent (4%) of revenues (as defined in the Management Agreement), and (E) other non-cash expenses and (ii) deduct (A) revenues not resulting in the receipt of cash during such period and (B) if the fees paid to the Management Company were less than four percent (4%) of revenues (as defined in the Management Agreements), an amount necessary to provide for a management fee equal to four percent (4%) of revenues (as defined in the Management Agreements). If a Property Company or Facility is sold, transferred or otherwise disposed of, after the date of such disposition, such Revenues Available for Debt Service will be calculated excluding such Property Company or Facility.

“Secured Lenders” means, collectively, the Lenders and the Administrative Agent.

“Security Agreement” means the Security Agreement dated as of date hereof from Borrower to the Administrative Agent for the benefit of the Lenders.

“Security Documents” means the collective reference to the Mortgages, the Collateral Assignment of Project Documents, the Assignments of Residency Documents, the Environmental Indemnity Agreement, any Account Control Agreement, the Member Interest Pledge and Security Agreement (MS Senior), the Pledge and Security Agreement (ITO), the Member Interest Pledge and Security Agreement (SSLII), the Payment Guaranty, the Security Agreement, the Funds Pledge Agreement, the Guaranty of Non-Recourse Obligations, and all other documents from time to time securing the Loan Obligations.

“SSLII” means Sunrise Senior Living Investments, Inc.

“State” means the applicable state in which a Facility is located.

“Subordinated Management Fees” means any amount in excess of four percent (4%) of revenues of a Facility as more specifically defined in the Management Agreement for such Facility.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” means all levies, imposts, duties, deductions, withholdings or other charges (including, without limitation, interest and penalties) imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Testing Date” means the last day of each Fiscal Quarter and the last day of each Fiscal Year.

“Title Company” means First American Title Insurance Company, together with such coinsurers and reinsurers as the Administrative Agent may approve, or such other title companies as may be approved in writing by Administrative Agent.

“Title Policy” means a title policy issued by the Title Company and delivered pursuant to Section 8.01.

“Total Revenues” means, for any period of calculation, the aggregate of all Resident Service Fees and other operating and all non-operating revenues, receipts and income of the Borrower and Guarantors on a consolidated basis, less any contractual allowances and adjustments with third-party payors.

“Transfer Supplement” shall have the meaning provided in Section 13.01 of this Agreement.

“Type” means, when used with respect to an Advance or a Borrowing, whether the rate of interest thereon is determined by reference to the Base Rate or the LIBOR Rate.

“UCC” means the Uniform Commercial Code in effect in the applicable state.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) All requirements for consents, approvals, directions and waivers shall be deemed to require written consent, approval, direction or waiver.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and unless expressly otherwise required all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements furnished to the Secured Lenders pursuant to Section 6.01, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Administrative Agent shall so request, the Borrower and the Administrative Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06 Valuation. For purposes of determining compliance with all covenants and provisions of this Agreement and the other Loan Documents, Property shall be valued (a) with respect to marketable securities, as most recently quoted in the New York Times or Wall Street Journal (and if such sources quote different rates, the average thereof) and, otherwise, as evaluated by a broker, appraiser or other expert appointed by the Borrower and reasonably satisfactory to the Administrative Agent and (b) with respect to Property, the book value of the assets as shown on the most recent annual financial statements of the Borrower or other applicable Person.

ARTICLE II

THE LOAN

SECTION 2.01 Agreements to Lend and Borrow the Loan. Subject to the conditions and upon the terms herein provided, each Lender severally agrees to lend to the Borrower, and the Borrower agrees, to borrow from each Lender, on the Closing Date, a portion of the Loan in an amount up to such Lender’s Loan Commitment Amount.

SECTION 2.02 Interest on the Loan. Subject to Sections 4.03 and 4.06, each Advance of Loan proceeds shall be comprised entirely of Base Rate Borrowings or LIBOR Borrowings, or a combination thereof, as the Borrower may request in accordance with Section 4.03, and shall bear interest at a LIBOR Rate plus the Applicable Margin or the Base Rate plus the Applicable Margin, as applicable. Interest on Outstanding Advances of Loan proceeds shall be payable on each Interest Payment Date for the period from the immediately preceding Interest Payment Date on which interest has been paid (or date of the Loan Advance if later).

SECTION 2.03 Repayment and Prepayment of Loan.

(a) Except for payments required under Sections 6.11 and 7.03, the Loan will be interest only, provided that the full amount of the outstanding Loan and all Loan Obligations related thereto shall be repaid on the earlier of (i) the date on which the Administrative Agent shall declare the Loan to be due and payable after an Event of Default pursuant to Section 11.01 and (ii) the Maturity Date.

(b) The Loan may be prepaid by the Borrower upon three (3) Business Days’ (or such lesser number of days as permitted by the Administrative Agent) prior written, electronic or telephonic notice to the Administrative Agent (which notice if electronic or telephonic shall be promptly confirmed in writing), in whole or in part, but if in part in an aggregate principal amount which does not result in an Outstanding LIBOR Borrowing for any LIBOR Period being reduced below $1,000,000 in aggregate principal amount. Such notice of prepayment shall designate the principal amount to be prepaid and the LIBOR Borrowing, if any, to which it relates. Each prepayment shall be accompanied by the payment of interest thereon and all other Loan Obligations relating thereto. Any prepayment of the Loan (including prepayment on account of acceleration of the Loan) made prior to the second (2nd) anniversary date of the Closing Date shall be accompanied by payment of the prepayment fee described in Section 4.09(e) provided that such prepayment fee shall not be payable with respect to prepayments made pursuant to Section 4.03(d), 4.05, 6.11 or 7.03(c)(iii) hereof or Section 4 of the Funds Pledge Agreement or Section 5(h) of the Payment Guaranty.

SECTION 2.04 Procedure for Borrowing.

(a) The Borrower will borrow the entire Loan on the Closing Date.

(b) The execution of this Agreement by the Borrower constitutes an irrevocable authorization to each Lender to advance proceeds of the Loan on the Closing Date. All sums so advanced by direct payment shall satisfy pro tanto the obligations of the applicable Lender under this Agreement, shall be evidenced by the Note and shall be secured by the Security Documents. The Lenders shall have no obligation to make any further Advances.

SECTION 2.05 First Advance. The sole Advance of the Loan shall be made upon satisfaction of all conditions specified in Article VIII and in accordance with the provisions of Section 2.01(a).

SECTION 2.06 Waivers of Conditions. The Administrative Agent on behalf of the Lenders, in its sole discretion may, but shall have no obligation to, waive or vary any requirements imposed on the Borrower for making the Advance on the Closing Date.

SECTION 2.07 Pro Rata Treatment Amongst Lenders. Each Borrowing by the Borrower from the Lenders shall be made pro rata according to each Lender’s respective Loan Commitment Percentage. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loan shall be applied pro rata according to each Lender’s respective Loan Commitment Percentage and as otherwise determined by the Administrative Agent.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

PAYMENT PARTICULARS

SECTION 4.01 [INTENTIONALLY OMITTED].

SECTION 4.02 Funding of Borrowing. Subject to the terms and conditions set forth in this Agreement, each Lender shall make the Advance to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 2:00 P.M. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.

The Administrative Agent will make such Advance available to the Borrower by promptly crediting the amounts so received, in like funds, to an account maintained in the United States and designated by the Borrower in writing.

SECTION 4.03 Interest Elections.

(a) Except as provided in paragraphs (c), (d) and (e), each Advance initially shall be of the Type specified by the Borrower on the Closing Date and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in writing by the Borrower. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of LIBOR Borrowings, may elect LIBOR Periods therefor, all as provided in this Section 4.03. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated among the Lenders holding the Advances comprising such Borrowing in accordance with their pro rata share and the Advances comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 4.03, the Borrower shall notify the Administrative Agent of such election by telephone by in the case of LIBOR Advances, not later than 11:00 a.m. three (3) Business Days before the effective date of such Interest Election Request, and in the case of Base Rate Advances, not later than 10:00 a.m. two (2) Business Days before the effective date of such Interest Election Request. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent by a written Interest Election Request substantially in the form of Exhibit 4.03(b) and signed by the Borrower’s Representative or its agent as designated in writing to the Administrative Agent. Each telephonic and written Interest Election Request shall specify the following information:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portion thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting borrowing is to be Base Rate Borrowing or a LIBOR Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Borrowing, the LIBOR Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “LIBOR Period”.

If the Borrower fails to deliver an Interest Election Request (and such Borrowing is not prepaid or repaid as provided herein) or if any such Interest Election Request requests a LIBOR Borrowing but does not specify a LIBOR Period, then the Borrower shall be deemed to have selected a LIBOR Borrowing with a LIBOR Period of one (1) month’s duration. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c) Elections with respect to LIBOR Borrowings shall be subject to the following:

(i) No conversion or partial conversion of a LIBOR Borrowing shall (A) reduce the outstanding principal amount of such LIBOR Advance for a LIBOR Period to less than $1,000,000, or (B) result in more than eight (8) different LIBOR Periods being in effect at anytime;

(ii) Except as set forth in subsection (d), no LIBOR Borrowing may be converted to a Base Rate Borrowing or to a LIBOR Borrowing with a different LIBOR Period on other than the first (1st) day of a LIBOR Period; and

(iii) No LIBOR Period shall extend beyond the Maturity Date.

The LIBOR Rate applicable to each LIBOR Advance and Borrowing shall be determined by the Administrative Agent on the second (2nd) Business Day preceding each LIBOR Period. The Administrative Agent shall give the Borrower notice of each LIBOR Rate promptly upon determination thereof. The Administrative Agent shall send to the Borrower a statement of the amount of interest due on the Loan two (2) Business Days prior to each Interest Payment Date.

(d) The interest rate on any LIBOR Advance or Borrowing shall, at the Administrative Agent’s option, convert to the Base Rate plus the Applicable Margin and the LIBOR Rate shall not be available:

(i) if on the second (2nd) Business Day preceding the first (1st) day of proposed LIBOR Period, the Administrative Agent shall have determined or the Administrative Agent shall have been notified by any Lender that (A) deposits in U.S. dollars (in the amounts equivalent to the principal amount of the applicable LIBOR Borrowing) are not being offered by each of the Lenders to prime banks in the London Interbank Market for the proposed LIBOR Period or (B) that adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, written notice of either of such events to be given by the Administrative Agent to the Borrower within two (2) Business Days after the beginning of such proposed LIBOR Period (such suspension of LIBOR Periods to remain in effect until the commencement of any LIBOR Period for which the Administrative Agent shall have determined that neither of such conditions remains in effect, written notice of which shall be promptly given by the Administrative Agent to the Borrower);

(ii) for the remaining term of the Loan, as applicable, effective on the last day of each LIBOR Period immediately following a change in law or regulation, as a result of which the Administrative Agent shall have determined that (A) it has become unlawful or impossible for any Lender to maintain the Loan as a LIBOR Borrowing or

(B) increased cost compensation pursuant to Section 4.05 will not fully and adequately compensate the Lenders with respect to a LIBOR Borrowing; or

(iii) during the continuance of a Default, effective immediately upon such Default.

In the event that pursuant to the foregoing the Administrative Agent converts the interest on a LIBOR Rate Advance to the Base Rate plus the Applicable Margin for a period of more than thirty (30) consecutive days or if no further LIBOR Advances are available for a period of more than thirty (30) consecutive days due to the occurrence of an event described in clause (i) or (ii), the Borrower shall have the right to prepay the Loan in full without payment of the prepayment fee described in Section 4.09(e).

(e) Notwithstanding any other provisions of this Agreement, during the continuance of a Default (but only for a retroactive period of not more than ninety (90) days prior to the Borrower’s receipt of notice from the Administrative Agent of imposition of the Default Rate) or an Event of Default, interest on the Loan shall accrue at the Default Rate and be payable on demand.

SECTION 4.04 Place and Manner of Payment; Computation of Interest and Fees Allocations of Certain Payments.

(a) All payments by the Borrower under this Agreement and the other Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds on the date when such payment is due, without set off or counterclaim. All payments to the Secured Lenders shall be made by federal wire transfer to J.P. Morgan Chase Bank, New York, ABA No. 021 000 021 for the account of HSH Nordbank AG, New York Branch, Account No. 400949687, Attention: Loan Operations, Reference: Sunrise AL US (or to such other account as the Administrative Agent may specify by written notice to the Borrower) with further indication of the purpose of the payment.

(b) In the event that the date specified for any such payment hereunder is not a Business Day, such payment shall be made not later than the next following Business Day and interest shall be paid at the rate and on the basis of calculation provided for herein on any such payment to the Business Day on which such payment is made.

(c) Computations of the LIBOR Rate, the corresponding Applicable Margin and the corresponding Default Rate shall be made by the Administrative Agent on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) elapsed. All other computations, including fees payable under the Fee Letter, the Base Rate, the corresponding Applicable Margin and the corresponding Default Rate shall be made by the Administrative Agent on the basis of a year of a 365/366-day year for the actual number of days (including the first day but excluding the last day) elapsed.

(d) Any payment received by the Administrative Agent on behalf of the Secured Lenders after 2:00 P.M. (Eastern time) shall be deemed to have been received by the Administrative Agent on the next Business Day.

(e) Any payment due under the Loan Documents to which the Borrower is a party which is not received by the Administrative Agent on behalf of the Secured Lenders on the date due, following any grace or cure period, shall bear interest until paid in full at the Default Rate.

(f) Prepayments from Net Insurance and Condemnation Proceeds pursuant to Section 6.11 will be allocated in accordance with the written direction of the Borrower.

(g) Notwithstanding the provisions of Sections 2.03(b) or 4.04(f) or any other provisions of the Loan Documents to the contrary, upon an Event of Default any amounts received by the Administrative Agent shall be allocated and applied as the Administrative Agent solely shall determine.

SECTION 4.05 Increased Payments. Except with respect to Taxes, which shall be governed by Section 4.07, if any change of law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority adopted after the date hereof (collectively, a “Change in Law”):

(a) subjects any Secured Lender or Bank Participant to taxation with respect to this Agreement, the other Loan Documents or payment by the Borrower of principal, interest, upfront fee or quarterly or annual credit fees, commitment fees, administrative fees, termination fees or other amounts due from the Borrower hereunder (except for any taxes on the overall net income or share capital of a Secured Lender or Bank Participant);

(b) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by a Secured Lender or Bank Participant;

(c) imposes, modifies or deems applicable any capital adequacy or similar requirement (i) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, a Secured Lender or Bank Participant, or (ii) otherwise applicable to the obligations of a Secured Lender or Bank Participant under this Agreement; or

(d) imposes upon a Secured Lender or Bank Participant any other condition or expense with respect to this Agreement, the Loan, or the making, maintenance or funding of any Advance or any security therefor;

and the result of any of the foregoing (a) through (d) is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon a Secured Lender or Bank Participant with respect to this Agreement, the Loan or the making, maintenance or funding of any Advance (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Secured Lenders’ or Bank Participants’ capital, taking into consideration such Secured Lender’s or Bank Participant’s policies with respect to capital adequacy) by an amount which such Secured Lender or Bank Participant deems to be material to it, then the Administrative Agent on behalf of itself or any other Secured Lender or Bank Participant shall from time to time notify, or cause to be notified, the Borrower of the amount determined in good faith (using any reasonable averaging and attribution methods) by the Secured Lender or Bank Participant (which determination shall be conclusive absent manifest error) to be necessary to compensate the Secured Lender or Bank Participant for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower thirty (30) days after demand therefor. A certificate by the Secured Lender or Bank Participant as to the amount due and payable under this Section 4.05 from time to time and the method of calculating such amount shall be conclusive absent manifest error and shall be provided to the Borrower with the notice described above. The amount payable pursuant to this Section 4.05 shall be payable to the Administrative Agent in accordance with Section 4.04 or in accordance with such other payment instructions as the Administrative Agent shall advise the Borrower in writing. In the event of the occurrence of any of the foregoing, Borrower shall have the right to prepay the Loan without payment of the prepayment fee specified in Section 4.09(e).

Failure or delay on the part of any Secured Lender or Bank Participant to demand compensation pursuant to this Section 4.05 shall not constitute a waiver of such Secured Lender’s or Bank Participant’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Secured Lender or Bank Participant pursuant to this Section 4.05 for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Secured Lender or Bank Participant notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof; and provided further that Bank Participants shall receive the benefit of this Section 4.05 only to the extent provided in Section 13.02.

If, subsequent to the imposition of increased costs pursuant to this Section 4.05, the condition which gave rise to such increased costs ceases or such increased costs are no longer applicable for any other reason, the Secured Lender or Bank Participant for which the increased costs were imposed agrees to, within ten (10) days of the responsible lending officer becoming aware of this circumstance, so advise the Borrower and the Administrative Agent and from and after such notification date such increased costs shall cease to apply.

Similarly, if subsequent to the imposition of increased costs pursuant to this Section 4.05 due to a Change in Law costs are decreased, the Secured Lender or Bank Participant for which the increased costs were imposed agrees to, within ten (10) days of the responsible lending officer becoming aware of this circumstance, so advise the Borrower and the Administrative Agent, and from and after such notification date such decreased costs shall thereafter apply, but only to the extent that such decreased costs do not reduce the applicable amounts to less than the rates payable as of the Closing Date.

SECTION 4.06 Recapture. Any interest payable pursuant to Section 2.02 or otherwise pursuant to this Agreement or the other Loan Documents will not exceed the Highest Lawful Rate. In the event any interest required to be paid hereunder at any time exceeds the Highest Lawful Rate, the portion of such interest required to be paid on a current basis will equal such Highest Lawful Rate; provided that the difference between the amount of interest payable assuming no Highest Lawful Rate and the amount paid on a current basis after giving effect to the Highest Lawful Rate, will, to the extent permitted by Applicable Law, be carried forward and will be payable on any subsequent date of calculation so as to result in a recovery of interest previously unrealized (because of the limitation dictated by such Highest Lawful Rate) at a rate of interest, and as part of the interest payable, that, after giving effect to the recovery of such excess and all other interest paid and accrued hereunder to the date of calculation, does not exceed such Highest Lawful Rate.

SECTION 4.07 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes that are not Excluded Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes that are not Excluded Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07), the applicable Secured Lender or Bank Participant receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Borrower shall pay any Other Taxes which are not Excluded Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrower shall indemnify the Secured Lenders and Bank Participants within ten (10) days after written demand therefor for the full amount of any Indemnified Taxes or Other Taxes paid by such Secured Lender or Bank Participant, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by or on behalf of such Secured Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

(f) Bank Participants shall receive the benefit of this Section 4.07 only to the extent provided in Section 13.02.

SECTION 4.08 LIBOR Breakage. In the event of (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Borrowing, or conversion of a LIBOR Borrowing to a Base Rate Borrowing, for any reason (including acceleration) on a date other than the last day of the LIBOR Period for such Borrowing; or (b) any failure by the Borrower for any reason to borrow a LIBOR Advance in the amount and on a date specified in an Interest Election Request, or to convert a Base Rate Borrowing into a LIBOR Borrowing, or continue a LIBOR Borrowing requested in an Interest Election Request or as deemed to be requested pursuant to Section 4.03 for any reason, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, which amount shall be equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount had such event not occurred to the last day of the then current LIBOR Period for such Borrowing (or, in the case of a failure to borrow, convert or continue, the LIBOR Period that would have been applicable) at the applicable LIBOR Rate for such Advance, over (ii) the amount of interest that would have accrued on such principal amount for the period from such event at the interest rate such Lender would bid, were it to bid, as of such event for dollar deposits of a comparable amount and period from other banks in the London Interbank Market (as reasonably determined by the Administrative Agent). Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

SECTION 4.09 Fees.

(a) The Borrower shall pay to the Administrative Agent on the Closing Date, a nonrefundable structuring fee with respect to the Loan as set forth in the Fee Letter.

(b) The Borrower agrees to pay on demand:

(i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this

Agreement and the other Loan Documents and any other documents which may be delivered in connection with the Loan Documents including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto;

(ii) all reasonable costs and expenses of the Administrative Agent in connection with the administration and enforcement (whether by means of legal proceedings or otherwise) of any of the rights of the Secured Lenders under this Agreement, the other Loan Documents, and such other documents which may be delivered in connection therewith;

(iii) all reasonable fees and out-of-pocket expenses for counsel or other consultants to or for the benefit of the Administrative Agent in connection with advising the Secured Lenders as to their rights and responsibilities under, or with respect to amendments of, this Agreement and the other Loan Documents, which need for advice arises as a result of (A) the action or inaction of the Borrower not in compliance with the Agreement, (B) any information, certificate or report furnished to the Secured Lenders pursuant to the Loan Documents, (C) a Conditional Default, Default or Event of Default, (D) in connection with responding to requests from the Borrower for consents and waivers and (E) syndication or participation of the Loan by HSH Nordbank AG; provided that, with respect to syndications such costs relate to the basic structure of the transaction (including reasonable marketing costs) and not to synthetic restructuring or sales as securities (as distinguished from sales of bank loans) undertaken by HSH Nordbank AG for purposes of its syndication; and

(iv) all reasonable fees, costs and expenses of any other consultants providing services to or for the benefit of the Administrative Agent in accordance with this Agreement; including, if requested by the Administrative Agent, after a Default or if required for regulatory compliance by the Lenders, updates of the appraisals delivered under Section 8.01(n).

In addition, if at any time any Governmental Authority shall require revenue or other documentary stamps or any other tax or fee in connection with the execution, delivery, filing and recording of this Agreement or the other Loan Documents, then, if the Borrower lawfully may pay for such stamps, taxes or fees, the Borrower shall pay, when due and payable, for all such stamps, taxes and fees, including interest and penalties thereon, and the Borrower agrees to save the Secured Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such stamps, taxes and fees.

(c) Except for Matters Contested in Good Faith, if the Borrower incur any Liens prohibited hereunder with respect to any Facility or other collateral pledged pursuant to the Loan Documents or fails to discharge when due and payable any Indebtedness secured by such Lien (whether or not a Permitted Encumbrance) or fails to pay when due any premium on insurance required to be maintained hereunder, or otherwise fail to pay any amount necessary for the protection and preservation of any Facility or other collateral pledged pursuant to the Loan Documents, the Administrative Agent may in its sole discretion with reasonable notice to the

Borrower, pay the same together with interest and penalty, and the Borrower agrees to reimburse the Administrative Agent immediately for amounts so paid. With respect to Matters Contested in Good Faith, the Borrower will promptly pay any valid, final and non-appealable judgment enforcing any such Lien or bill and cause the same to be satisfied of record.

(d) Upon the occurrence and during the continuance of an Event of Default or Default, to protect any security interest which the Secured Lenders are granted in connection with this Agreement or any other Loan Document, the Administrative Agent may, in its sole discretion, with reasonable notice to the Borrower, maintain guards, pay any service bureau or warehouseman, obtain bonds, obtain any record and take any other similar action which shall be reasonable and shall be necessary or appropriate in the Administrative Agent’s sole discretion, for the protection and preservation of the Mortgaged Properties, and the Borrower agrees to immediately reimburse the Administrative Agent for the amounts so paid.

(e) Except as provided in Sections 4.03(d), 4.05, 6.11 and 7.03(c)(iii) hereof, in the event the Loan is optionally prepaid by the Borrower prior to the second (2nd) anniversary of the Closing Date as permitted pursuant to Section 2.03(b), the Borrower shall on the prepayment date pay the Administrative Agent a prepayment fee in an amount equal to the quotient of (i) One Hundred Fifty (150) basis points (1.50%) of the amount prepaid multiplied by (ii) the number of full or partial months remaining from the date of the prepayment to the second (2nd) anniversary of the Closing Date, divided by (iii) twenty-four (24).

SECTION 4.10 Evidence of Debt. The Secured Lenders shall maintain in accordance with their usual practices an account or accounts evidencing the Indebtedness of the Borrower resulting from each Advance of Loan proceeds and with respect thereto the amounts of principal and interest Outstanding and the amounts paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made on the Note and in the accounts maintained by the Secured Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded. In the event of a conflict among such accounts, the accounts maintained by the Administrative Agent shall control, absent manifest error.

SECTION 4.11 Replacement. Upon receipt of an affidavit of an officer of a Secured Lender as to the loss, theft, destruction or mutilation of a Note (containing usual and customary indemnification for a lost note) or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or any other security document, the Borrower shall issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

SECTION 4.12 Loan Obligations Absolute. The payment obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following:

(a) any lack of validity or enforceability of any of the Loan Documents;

(b) any amendment or waiver of or any consent to departure from all or any of the Loan Documents;

(c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any of the Secured Lenders, or any other person or entity, whether in connection with this Agreement, the other Loan Documents or the transactions contemplated herein or therein or any unrelated transaction;

(d) any statement or any other document presented in an Interest Election Request proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

(e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

SECTION 4.13 Mitigation Loan Obligations; Replacement of Lenders. If any Secured Lender or Bank Participant requests increased compensation under Section 4.05, or if the Borrower is required to pay any additional amount to any Secured Lender or Bank Participant or any Governmental Authority for the account of any Secured Lender or Bank Participant pursuant to Section 4.07, then such Secured Lender or Bank Participant shall use reasonable efforts to designate a different lending office for future booking of the Loan or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Secured Lender or Bank Participant, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 4.05 or 4.07, as the case may be, in the future and (b) would not subject such Lender or Bank Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Bank Participant. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Secured Lender or Bank Participant in connection with any such designation or assignment; provided that such Secured Lender or Bank Participant has given the Borrower notice of the anticipated approximate amount of such costs and expenses reasonably in advance of any such designation or assignment.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Secured Lenders to enter into this Agreement and the Lenders to make the Loan, the Borrower hereby represents and warrants to the Secured Lenders as of the Closing Date as follows:

SECTION 5.01 Existence and Power. Borrower and each Guarantor is a limited liability company or limited partnership duly organized and existing under the laws of the State of Delaware with lawful power and authority to enter into the Loan Documents to which each is a party, and each has the power and authority to conduct its business as currently conducted and to own its assets.

SECTION 5.02 Facilities, Units and Services; Regulatory Permits.

(a) Attached as Exhibit 5.02(a) is a description of each Facility, including (i) the legal description and acreage of the land; (ii) the approximate square footage of the Improvements; (iii) the type of construction of the Improvements; (iv) the number of independent living units (both as licensed and currently in operation), (v) the number of assisted living units (both as licensed and currently in operation); and (vi) other specialized services such Facility is licensed to provide.

(b) Attached as Schedule I to Exhibit 5.02(b) is a list of all Permits which have been obtained by or on behalf of the Borrower, the Guarantors, or the Management Company in connection with acquisition, ownership, marketing and operation of the Facilities (the “Obtained Regulatory Permits”), and such Obtained Regulatory Permits constitute all such material consents, authorizations, licenses, filings and approvals of all Governmental Authorities which are necessary for the Borrower, the Guarantors and the Management Company to, own and operate the Facilities as described on Exhibit 5.02(a), except for Permits described on Schedule II to Exhibit 5.02(b), all of which the Borrower expects will be obtained by no later than the date indicated on Schedule II to Exhibit 5.02(b). All filings made by or on behalf of the Borrower, the Guarantors and the Management Company with Governmental Authorities in connection with all material Permits contain complete and accurate information and all of the Obtained Regulatory Permits are in full force and effect as of the Closing Date.

SECTION 5.03 Due Authorization. The execution, delivery and performance of the Loan Documents by the Borrower, the Guarantors, the Borrower’s Members and the Management Company to which each is a party are within its corporate power and authority, and have been duly authorized by all necessary corporate action of such Person. The Borrower, the Guarantors, the Borrower’s Members and the Management Company have approved the form of the Loan Documents to which it is not a party.

SECTION 5.04 Valid and Binding Obligations. The Loan Documents constitute valid and binding obligations of the Borrower, the Guarantors, the Borrower’s Members and the Management Company to which each is a party and each is enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by such party’s bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

SECTION 5.05 Noncontravention. The execution and delivery by the Borrower, the Guarantors, the Borrower’s Members and the Management Company of the Loan Documents to which each is a party, and the performance of their obligations hereunder and thereunder, will not violate any existing Applicable Law or result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Person is a party or by which it or any of its Property is bound, its Governing Documents, or decree or order of any Governmental Authority.

SECTION 5.06 Federal Reserve Regulations. Neither the Borrower nor any Guarantor or Borrower’s Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X, including for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or carrying any margin stock originally incurred to purchase or carry any margin stock that is currently a margin stock or for any other purpose which might result in the transactions contemplated by the Loan Documents constituting a “purpose credit” within the meaning of Regulation U.

SECTION 5.07 Pending Litigation and Other Proceedings. There is no pending action, proceeding or investigation before any Governmental Authority against or directly involving the Borrower, any Guarantor, a Borrower’s Member or the Management Company and, to the best knowledge of the Borrower after due inquiry, there is no threatened action, proceeding or investigation affecting the Borrower, any Guarantor, a Borrower’s Member or the Management Company before any Governmental Authority which, in any case, may materially and adversely affect (a) the validity or enforceability of any of the Loan Documents or (b) the ability of such Person to perform its obligations under any Loan Document or the Management Agreement.

SECTION 5.08 Insurance. The Borrower and the Guarantors currently maintain insurance which meets or exceeds the requirements of Section 6.07 and such insurance is of such type and in such amounts or in excess of such amounts as are customarily insured against by senior housing communities of like size and character as the Mortgaged Property. There are no outstanding premiums due and payable by the Borrower, the Guarantors or the Management Company with regard to any of the insurance policies described in Section 6.07.

SECTION 5.09 Adequate Assets; Franchises. Each of the Borrower, the Guarantors, the Borrower’s Members and the Management Company possesses adequate assets, franchises, licenses (except as disclosed on Schedule II to Exhibit 5.02(b)), patents, patent applications, copyrights, trademarks, trademark applications, and trade names, as may be required to continue to conduct its respective business as contemplated by the Loan Documents.

SECTION 5.10 Priority Security Interest. Each of the Security Documents is effective to create in favor of the Administrative Agent a legal, valid and enforceable Lien as purported therein on the collateral described therein and, when the Mortgages and the Assignment of Residency Documents are recorded in accordance with Exhibit 8.01(e), the financing statements identified on Exhibit 8.0l(f) are filed in the offices specified, and upon execution and delivery of an Account Control Agreement with respect to each account described in Section 5.21 or 6.21, the Liens created by the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the collateral described therein, to the extent perfection can be obtained by such recordation and filing, in each case, except for Permitted Encumbrances, prior and superior in right to any other Person to the extent perfection can be obtained by such recordation and filing.

SECTION 5.11 ERISA Plans. Except as described in Exhibit 5.11 hereto:

(a) The Borrower and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan except where failure to so comply would not have a Material Adverse Effect;

(b) each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code except where failure to so comply would not have a Material Adverse Effect;

(c) no act, omission or transaction has occurred which could result in imposition on the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA except where failure to so comply would not have a Material Adverse Effect;

(d) no Plan or any trust created under any such Plan has been terminated since September 2, 1974 in a manner that would result in the imposition of a Lien on the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any ERISA Affiliate has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred;

(e) full payment when due has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of each Plan or Applicable Law to have paid as contributions to such Plan as of the Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan;

(f) except as disclosed on Exhibit 5.11, the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended Fiscal Year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA;

(g) neither the Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or an ERISA Affiliate in its sole discretion at any time without any material liability, other than liability for continuation coverage described in Part 6 of Subtitle 6 of Title I of ERISA;

(h) neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Multiemployer Plan; and

(i) neither the Borrower nor any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

SECTION 5.12 Defaults. No Default and no Conditional Default has occurred and is continuing or exists.

SECTION 5.13 Streets. All streets necessary for the full utilization of the Facilities purpose have been completed or the necessary rights-of-way therefor have been acquired by the Property Company or dedicated by the appropriate Governmental Authority.

SECTION 5.14 Utility Services. All utility services necessary for operation of the Facilities are or will be available at the Site, including water supply and sanitary and storm sewer facilities, electric, telephone and cable television facilities.

SECTION 5.15 Condemnation, Etc. Neither the Borrower, nor any of the Guarantors or Borrower’s Members has any knowledge of any condemnation, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Facilities.

SECTION 5.16 Purchase Agreement.

(a) As of the Closing Date, MS Senior shall have consummated the acquisition of the member interests in Borrower in accordance with the Purchase Agreement and the Acquisition Adjustment Closing Statement with (i) such material modifications and waivers as shall be disclosed to and accepted by the Administrative Agent prior to the Closing Date and (ii) such non-material modifications and waivers as accepted by the MS Senior and Borrower.

(b) As of the Closing Date, the copy of the Purchase Agreement and Acquisition Adjustment Closing Statement delivered pursuant to Section 8.01(q) are true, correct and complete and such agreement is in full force and effect and no term or condition thereof has been amended (except as permitted pursuant to clause (a)) from the form so delivered or waived except as disclosed to and approved by the Secured Lenders. To the knowledge of the Borrower, and after due inquiry, no event has occurred and is continuing which could cause a material breach of the Purchase Agreement.

SECTION 5.17 Financial Information. The Borrower and the Guarantors have furnished to the Secured Lenders, (a) audited financial statements of the Borrower for the twelve (12) month periods ended December 31, 2005 and 2006 and unaudited statements prepared by the Borrower for the three (3) month period ended March 31, 2007 and (b) the Financial Projections. The information described in clause (a) presents fairly, in all material respects, the financial condition and results of operations and cash flows of the Persons and the Facilities as purported therein and as of the dates and for the periods indicated therein in accordance with GAAP, subject to customary year end adjustment and the absence of footnotes. The Financial Projections have been prepared by or on behalf of the Borrower (i) in good faith based on the assumptions stated therein, which assumptions are believed by the Borrower to be reasonable as of the date hereof, (ii) are based on the best information available to the Borrower, the Guarantors, the Borrower’s Members and the Management Company as of the date hereof and (iii) present fairly, in all material respects, the pro forma results of operations with respect to the Borrower, the Guarantors and the Facilities.

SECTION 5.18 Solvency. After giving effect to the transactions contemplated by the Loan Documents, the appraised value of the Mortgaged Properties, together with other Property of the Borrower, will not be less than the probable liability of the Borrower’s debts, and the Borrower will have reasonably sufficient capital to conduct its business. No Bankruptcy Action with respect to the Borrower, or any Guarantor, Borrower’s Members or the Management Company, has at any time occurred.

SECTION 5.19 Anti-Terrorism Laws. Neither the Borrower, the Guarantors, nor, to the best of the Borrower’s knowledge (after due inquiry and investigation), any persons or entities holding any legal or beneficial interest whatsoever in the Borrower (whether directly or indirectly) (a) appear on the OFAC SDN List; (b) are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons or entities referred to or described in the OFAC SDN List; and (c) have conducted business with or engaged in any transaction with any person or entity named on any OFAC SDN List or any Person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List; provided, the foregoing representation shall not apply to any equity owner of any Person the shares of which are publicly-traded on the New York Stock Exchange, NASDAQ or other recognized securities exchange.

SECTION 5.20 Organizational Structure. As of the Closing Date, (a) Schedule I to Exhibit 5.20 sets forth the name and jurisdiction of organization of, and the percentage interest of each of the owners of the Borrower and its Managing Member; (b) Schedule II to Exhibit 5.20 sets forth the name and jurisdiction of organization of, and the percentage interest of each of the owners of, each Guarantor and (c) Schedule III to Exhibit 5.20 sets forth the name and jurisdiction of organization of, and the percentage interest of each of the owners of each Borrower’s Members.

SECTION 5.21 Banking Relationships. Attached as Exhibit 5.21 is a list of all of the operating accounts, including the name of the bank and the account number, maintained by the Borrower, the Guarantors, and the Management Company for the Facilities, and each such account is the subject of an Account Control Agreement. The accounts listed on Exhibit 5.21 constitute all banking and investment accounts maintained by the Borrower and the Guarantors, and the Management Company for the Facilities.

SECTION 5.22 Single Purpose Entity. The Borrower represents and warrants that the Borrower, and each of the Guarantors:

(a) do not and will not engage in any business unrelated to the Facilities;

(b) do not and will not have any assets other than those related to its respective interests in the Facilities or the operation, management and financing thereof;

(c) holds itself out as being an entity, separate and apart from any other Person, including any Affiliate or Subsidiary;

(d) conducts and will conduct its own business in its own name;

(e) maintains and will maintain separate tax returns (except for any entity that is disregarded for tax purposes) and financial statements, or if part of a consolidated group, then (i) such Person is shown as a separate member of such group and (ii) the consolidated financial statements are appropriately footnoted to show that such Person is not liable or responsible in any manner for the debts or liabilities of any other Person, including any Affiliate or Subsidiary, except as contemplated by the Loan Documents in connection with the Loan;

(f) observes and will observe all applicable corporate formalities;

(g) do not and will not assume, guarantee pledge its assets or otherwise obligate themselves with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, including any Affiliate or Subsidiary, except as contemplated by the Loan Documents in connection with the Loan;

(h) has not engaged, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets (except as contemplated by this Agreement), transfer of partnership or membership interests (if such entity is the general partner in a limited partnership or the sole member or managing member in a limited liability company), except as permitted by the Loan Documents, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this Section 5.22.

(i) has had, now has, and will have an operating agreement that it will not, so long as the Loan is outstanding: (i) dissolve, merge, liquidate or consolidate; (ii) sell all or substantially all of its assets; (iii) engage in any other business activity or amend its organizational documents with respect to the matters set forth herein; or (iv) without the affirmative vote of all of its members and of all other directors or managers of such entity, take any Bankruptcy Action with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(j) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(k) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets;

(l) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate; and

(m) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Loan and will not constitute a claim against the Loan in the event that cash flow in excess of the amount required to pay the Loan is insufficient to pay such obligation to indemnify.

SECTION 5.23 Indebtedness. The Borrower and the Guarantors have no outstanding Indebtedness except for (a) the Loan and (b) Indebtedness listed on Exhibit 5.23(b).

SECTION 5.24 Labor Matters. Except as disclosed on Exhibit 5.24, no Facility has employees that are subject to a union collective bargaining agreement. There are no pending strikes, lockouts or slowdowns against the Borrower, any Guarantor or the Management Company with respect to the Facilities or, overtly threatened that would reasonably be anticipated to have a Material Adverse Effect. The hours worked by and payments made to employees at the Facilities have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except as would not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower, any Guarantor or the Management Company, or for which any claim may be made against the Borrower, any Guarantor or the Management Company, on account of wages and employee health and welfare insurance and other benefits for employees of the Facilities, have been paid or accrued as a liability on the books of such Person, except where such failure to pay or accrue would not reasonably be expected to have a Material Adverse Effect. The consummation of the acquisition of the Facilities will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower, any Guarantor or the Management Company is bound.

SECTION 5.25 No Material Adverse Effect; Accuracy of Information; Reliance by the Secured Lenders.

(a) All information, reports and other papers and data with respect to the Borrower, the Guarantors, the Borrower’s Members, the Management Company and the Facilities furnished to the Secured Lenders are complete and correct in all material respects and are sufficient to give the Secured Lenders true and accurate knowledge of the subject matter. No fact is known to the Borrower, the Guarantors, the Borrower’s Members or the Management

Company, which may have a Material Adverse Effect which has not been set forth in the information, reports, papers and data disclosed in writing to the Secured Lenders. No document furnished or statement made by or on behalf of the Borrower or the Guarantors, the Borrower’s Members or the Management Company in connection with the negotiation, preparation or execution of the Loan Documents contains any untrue statement of a fact that is material to its creditworthiness or omits to state a material fact necessary in order to make the statements contained therein not misleading.

(b) All representations and warranties made in this Agreement are made with the understanding that each of the Secured Lenders is relying upon the accuracy of such representations and warranties. Notwithstanding that any Secured Lender may conduct its own investigation as to some or all of the matters covered by the representations and warranties in the Loan Documents or any Management Agreement and any certificates, information, opinions or documents delivered in connection therewith, each Secured Lender is entitled to rely on all representations and warranties as a material inducement to extend the credit evidenced by the Loan Documents.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as this Agreement has not been terminated or any Loan Obligations are due and owing, the Borrower hereby covenants to and for the benefit of the Secured Lenders to comply with the provisions contained in this Article VI unless the Administrative Agent otherwise consents in writing:

SECTION 6.01 Reporting Requirements. The Borrower will, and will cause each Guarantor to, keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its respective business and affairs in accordance with GAAP consistently applied, and furnish to each of the Secured Lenders the following:

(a) Sunrise Senior Living, Inc.’s Annual Financial Statements. Upon request of the Administrative Agent, the annual form 10-K of Sunrise Senior Living, Inc., certified as to accuracy and completeness by the chief financial officer of Sunrise Senior Living, Inc.; provided however, Administrative Agent acknowledges that such forms will not be available until after the accounting review described in Section 8.01(t)(ii) is complete.

(b) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, (i) the complete consolidated and consolidating audited financial statements of Borrower, including the balance sheet as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail, certified by an independent certified public accountant, and prepared consistent with GAAP, fairly presenting the financial condition of Borrower as of the end of such Fiscal Year, (ii) the complete unaudited financial statements of each Property Company and Intermediate Tier Owner, including the balance sheet as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail, certified by the Borrower’s Representative, and prepared in accordance with GAAP, consistently applied and fairly presenting the financial condition of the applicable Loan Parties as of the end of such Fiscal Year; (iii) a separate written report and certificate of the chief financial officer of the Borrower or its Managing Member regarding the calculations or requirements in Section 6.24 and stating that in making the examination necessary to make such calculations such officer has obtained no knowledge, except as specifically stated, of any Default or Conditional Default and (iv) computations as of the end of each Fiscal Year regarding compliance with Section 6.24 certified as to accuracy, completeness and conformity with this Agreement by the chief financial officer of the Borrower or its Managing Member.

(c) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after each Fiscal Quarter, (i) the unaudited consolidated and consolidating financial statements of the Borrower and each Guarantor including the balance sheet as of the end of such fiscal quarter and a statement of operations cash flows certified, subject to year-end adjustment, by the chief financial officer of the Borrower and (ii) a report and certificate of compliance including computations as of the end of each Fiscal Quarter regarding compliance with Sections 6.24 all in reasonable detail and certified as to accuracy, completeness and conformity with this Agreement, subject to year-end adjustment, by the chief financial officer of the Borrower or its Managing Member.

(d) Certificate of Compliance. Simultaneously with the delivery of each set of financial statements referred to in Sections 6.01(b) and (c), and as soon as available and in any event within forty-five (45) days after each Fiscal Quarter, a certificate in the form of Exhibit 6.01(d) or such other form as satisfactory to the Administrative Agent signed by the Managing Member of the Borrower and each Guarantor stating that (i) the Borrower and the Guarantor have made a review of their activities during the preceding annual or quarterly period, as the case may be, for the purpose of determining whether or not all of the terms, provisions and conditions of this Agreement have been complied with and (ii) to the best of such officers’ knowledge no Default or Conditional Default has occurred, or if a Default or Conditional Default has occurred such certificate shall specify each such Default or Conditional Default, the nature and status thereof and any remedial steps taken or proposed to correct such default.

(e) Occupancy Report. By no later than the 30th day of each calendar month, a statement setting forth through the last day of the prior month for each Facility the number of Occupied Units by specific unit number and type of occupancy.

(f) Insurance Certification. Simultaneously with the delivery of each set of annual financial statements referred to in Section 6.01(b), a certificate, dated the date of furnishing, signed by the Borrower’s Representative to the effect that the insurance maintained by the Borrower and the Guarantors and the Management Company and with respect to the Facilities is in compliance with Section 6.07.

(g) Other Reports. Promptly after the furnishing thereof, a copy of any financial statement or report furnished to the holder of securities or Indebtedness of any Borrower or Guarantors pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant to any other clause of this Section 6.01.

(h) Material Governmental Filings. Promptly upon the filing thereof, a copy of any material filing made by the Borrower, any Guarantor, Borrower’s Members or the Management Company with any Governmental Authority relating to a Facility.

(i) Licensure and Inspections. As soon as available, copies of any material inspection report or citation for any material fire or safety code violation of a Facility by any Governmental Authority. Additionally, upon any loss or written threatened loss of any material license or approval applicable to a Facility or any portion thereof, the Borrower immediately shall send to the Administrative Agent a statement setting forth the reasons given by the Governmental Authority and the actions taken or proposed to be taken to obtain or restore such material license or approval.

(j) [Intentionally Omitted]

(k) Amendments to Management Agreement. Promptly upon execution of any amendment, modification or supplement to any Management Agreement, to the Administrative Agent a true and correct copy of such amendment, modification or supplement.

(l) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower, the Guarantors, SSLII, the Management Company or the Facilities as the Administrative Agent may from time to time reasonably request.

SECTION 6.02 Notices. The Borrower will, and will cause each Guarantor, Borrower’s Member and the Management Company to, provide to each of the Secured Lenders:

(a) Notice of Default. Promptly upon becoming aware thereof, notice by telephone, promptly confirmed in writing, of any event, action or failure to take any action which constitutes a Default or Conditional Default.

(b) ERISA. Promptly after becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice signed by the Borrower’s Representative specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto and, when known, any action proposed to be taken by any Governmental Authority with respect thereto.

(c) Litigation; Arbitration. Prompt written notice of all actions, suits and proceedings before any Governmental Authority or other governmental commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitration body or authority, against or involving any Borrower, Guarantor or a Facility which involve claims equal to or in excess of $500,000.

(d) Material Adverse Effect. Promptly after becoming aware thereof, written notice of any event which has, or the Borrower reasonably anticipates may have, a Material Adverse Effect.

(e) Claimed Default. Promptly upon receipt of any notice from, or the taking of any action by, the holder of any Indebtedness of the Borrower or any Guarantor with respect to a claimed default which the Borrower reasonably anticipates may have a Material Adverse Effect, copies of such notice or a report of such action.

(f) Collective Bargaining. At least thirty (30) days prior to the Borrower or a Guarantor entering any collective bargaining agreement affecting the operations or management of such Person or a Facility, notification thereof.

(g) Environmental. After becoming aware of (i) the happening of any event involving a Release (as defined in the Environmental Indemnity Agreement) affecting a Facility which would require remediation or payment of response costs or (ii) any complaint, order, citation or notice with regard to air emissions or any other environmental, health or safety matter affecting a Facility from any Person, including, without limitation, the United States Environmental Protection Agency or any other Governmental Authority, immediate telephonic notice thereof, promptly confirmed in writing.

(h) Condemnation. Promptly upon receipt thereof, a copy of any notice of condemnation or threatened condemnation of a Facility.

SECTION 6.03 Interest Rate Agreements. If the Borrower enters into any Interest Rate Agreement with a counterparty who is not a Lender, the Borrower will collaterally assign such agreement to the Administrative Agent for the benefit of the Lenders pursuant to a form of collateral assignment of interest rate agreement reasonably acceptable to the Administrative Agent, and cause the counterparty to such agreement to execute a consent to such assignment in a form acceptable to the Administrative Agent. Any Interest Rate Agreement with a counterparty who is not a Lender shall be unsecured.

SECTION 6.04 Maintenance of Facilities. The Borrower will, and will cause each Property Company to, maintain and preserve the Facilities in good repair and operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof. The Borrower and the Property Companies may make such replacements, additions, modifications and improvements to the Facilities as they deem necessary or desirable, subject to the following conditions:

(a) no building or buildings shall be demolished or removed nor shall any alteration to the Facilities be made which would substantially impair the structural strength, utility or market value thereof without in each case the prior written consent of the Administrative Agent; and

(b) all alterations to a Mortgaged Property shall be located wholly within the boundary lines of the land constituting a part of the Mortgaged Property and shall become a part of the Mortgaged Property.

SECTION 6.05 Preservation of Lien; Recordation of Interest. The Borrower will take all necessary action to maintain and preserve the Lien and security interest of the Mortgages and shall cause to be filed, registered and recorded all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to fully preserve and protect the Lien and security interest in, and all rights of the Administrative Agent with respect to, the Mortgaged Properties. The Borrower will, upon the request of the Administrative Agent, from time to time, execute and deliver and, if necessary, file such further instruments and take such further action as may be reasonably necessary to effectuate the provisions of the Loan Documents or to protect the interests of the Administrative Agent in the Mortgaged Properties. Except to the extent exempt therefrom, the Borrower will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents and such instruments of further assurance.

SECTION 6.06 Payment of Taxes; Removal of Liens. The Borrower will, and will cause each Property Company to, pay all assessments or other governmental charges as the same respectively become due, all taxes and payments in lieu of taxes, assessments (general or special) and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to the Facilities or any interest thereon, or upon the Borrower or Guarantors, including all mortgage recording taxes, and promptly discharge or cause to be discharged all Liens, encumbrances and charges on the Facilities or any part thereof, other than Permitted Encumbrances. Notwithstanding the previous sentence, the Borrower will not be required to pay any tax, charge, assessment or imposition nor to remove any Lien, nor to comply with any Applicable Law, with respect to any Matters Contested in Good Faith. Notwithstanding the foregoing, if the Administrative Agent notifies the Borrower that, in the reasonable opinion of counsel to the Administrative Agent, by nonpayment of any of the foregoing items, any Lien created pursuant to the Loan Documents may be materially endangered or a Facility or any substantial part thereof will be subject to loss or forfeiture, then the Borrower will promptly pay all such unpaid items and cause them to be satisfied and discharged.

SECTION 6.07 Insurance.

(a) The Borrower and the Guarantors will maintain the insurance policies specified in Exhibit 6.07 or such other policies and coverages as recommended in the insurance certification provided pursuant to paragraph (c) and approved by the Administrative Agent.

(b) [Intentionally Omitted].

(c) At least once during each twelve (12) month period, commencing with the period ending December 31, 2008, an Insurance Consultant to Borrower will review the Borrower’s and the Guarantors’ insurance and certify that such insurance meets or exceeds the requirements of this Section 6.07. A signed copy of the report of the Insurance Consultant will be filed with the Administrative Agent, and the insurance requirements specified hereunder will be deemed modified or superseded as necessary to conform with any increases in coverage recommended in such report; provided that if such Insurance Consultant to Borrower is an employee of Borrower or any Guarantor, any Borrower’s Member, the Management Company or any Affiliate or Subsidiary thereof, the Administrative Agent may require the Borrower to engage or retain (at the Borrower’s expense) an independent Person acceptable to the Administrative Agent to render the report described in this paragraph (c) (which report may be reviewed by the Insurance Consultant to the Administrative Agent) at any time (i) that information comes to the attention of the Administrative Agent that causes it material concern about the insurance and (ii) once in each three (3) year period.

(d) Approval of any insurance by the Administrative Agent will not constitute a representation of the solvency of any insurer or sufficiency of any coverage required under this Agreement. All requirements set forth under this Section 6.07 are considered minimums in terms of the purchase and maintenance of insurance under this Agreement.

(e) No later than July 31, 2007, the Borrower will deliver to the Administrative Agent copies of the latest earthquake model reports for the San Gabriel, CA and Huntington Beach, CA Facilities, in a form satisfactory to the Administrative Agent. If, as a result of its review of such models, the Insurance Consultant to the Administrative Agent determines that additional earthquake insurance coverage is required for such Facilities, the Borrower will cause such insurance to be procured within thirty (30) days of written notice of such requirement.

SECTION 6.08 Right of Entry. Upon reasonable prior notice, the Borrower will, and will cause each Guarantor to, permit the duly authorized representatives of the Secured Lenders to enter the Facilities, or any part thereof, during regular business hours to examine and copy the Borrower’s and Guarantors’ financial and corporate books, records and accounts, and to discuss the affairs, finances, business and accounts of the Borrower and Guarantor with such Person’s officers, directors and employees to monitor compliance with the provisions of the Loan Documents. The Borrower shall, and shall cause each Guarantor and the Management Company to, make its respective representatives available at reasonable times during regular business hours for the Secured Lenders and their consulting professionals and any designated representatives, to discuss the Borrower’s, the Guarantors’ and the Management Company’s affairs, finances and accounts.

SECTION 6.09 Licensure.

(a) The Borrower will, and will cause the Guarantors or the Management Company, as applicable, to, obtain all Permits listed on Schedule II of Exhibit 5.02(b) by the date specified on such Schedule. In the event that any Permits required to be made or obtained by the date specified on Schedule II are not obtained by the date specified, the Borrower will, and will cause the Guarantors or the Management Company, as applicable, to, use commercially reasonable efforts to formulate and implement acceptable alternatives that permit the consummation of the transactions contemplated by the Purchase Agreement in accordance with Applicable Law.

(b) The Borrower will, and will cause each of the Guarantors or the Management Company, as applicable, to, maintain all Permits required for the continued ownership and operation of the Facilities as contemplated by the Loan Documents. The Borrower will, and will cause each of the Guarantors or the Management Company, as applicable, to, effect any changes to the management or operation of the Facilities which are necessary to maintain such Permits.

SECTION 6.10 Preservation of Corporate Existence. The Borrower will, and will cause each Guarantor to, preserve and maintain its corporate existence, right (charter and statutory) and franchises and licenses; provided that, no Borrower or Guarantor will be required to preserve any right or franchise or license if the Managing Member or the governing body of such Person shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof will not have a Material Adverse Effect.

SECTION 6.11 Insurance and Condemnation Proceeds.

(a) All Net Insurance and Condemnation Proceeds received by the Borrower or a Guarantor in an amount equal to or less than $2,500,000 from a single incident shall be paid to the Borrower or Guarantor, as applicable, who may use such Net Proceeds in such manner as they may determine.

(b) All Net Insurance and Condemnation Proceeds in excess of $2,500,000 from a single incident shall be deposited with the Administrative Agent and applied at the direction of the Administrative Agent in accordance with the provisions of this Section 6.11. Within sixty (60) days from receipt of the Net Insurance and Condemnation Proceeds (or such later date as may be acceptable to the Administrative Agent), either:

(i) The Borrower shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(A) an executed construction contract for repair, reconstruction or replacement of the affected Mortgaged Property at a guaranteed maximum price or stipulated sum or as otherwise reasonably approved by the Administrative Agent;

(B) a completion guaranty by Sunrise Senior Living, Inc. or payment and performance bonds satisfactory to the Administrative Agent;

(C) insurance during the construction period; and

(D) a cash deposit or an irrevocable letter of credit in an amount at least equal to the excess, if any, of the funds necessary for payment of amounts due under the construction contract and for related architectural services, site work and fixtures, furniture and equipment, over the Net Insurance and Condemnation Proceeds;

and thereafter promptly proceed to repair, reconstruct and replace such portion of the affected Mortgaged Property, including all fixtures, furniture and equipment and effects, to its original condition insofar as possible, and the Administrative Agent shall disburse the Net Insurance and Condemnation Proceeds in accordance with its standard requisition procedures for construction loans; or

(ii) If the items described in paragraph (b)(i) are not delivered within the required time period, on the next Business Day (A) the Administrative Agent will apply all Net Insurance and Condemnation Proceeds as a prepayment of the Loan pursuant to Section 2.03(b) and (B) the Borrower will pay to the Administrative Agent for prepayment of the Loan the difference, if any, between the amount of Net Insurance and Condemnation Proceeds applied pursuant to clause (i) and the Prepayment Price upon damage, destruction or condemnation; provided that, if the damage, destruction or condemnation affects substantially all of a Mortgaged Property, the Borrower may elect to prepay the Loan in full with respect to such Mortgaged Property, subject to the following: (A) 100% of the Net Insurance and Condemnation Proceeds, after any reasonable third-party expenses related thereto, are applied to repayment of the Loan, and (B) the Loan is repaid in an amount not less than the allocated loan amount shown on Exhibit 7.03(b).

(c) Any Net Insurance and Condemnation Proceeds remaining after the completion of any repair, replacement or reconstruction undertaken pursuant to paragraph (b)(i) will be applied by the Borrower as a prepayment of the Loan pursuant to Section 2.03(b).

(d) Notwithstanding the foregoing, (i) if the amount of the Net Insurance and Condemnation Proceeds is less than $5,000,000, the Administrative Agent will work in good faith with the Borrower to agree upon abbreviated or streamlined evaluation and disbursement requirements and procedures as reasonably appropriate for the circumstances of the damage, destruction or condemnation and (ii) with respect to any event of damage, destruction or condemnation, the Borrower may elect to not repair, reconstruct or replace or may elect to do so on a partial basis only (and any Net Insurance and Condemnation Proceeds which are not used for repair, reconstruction or replacement will promptly be applied as described in paragraph (c)) if the Borrower furnishes to the Administrative Agent a written report of the Management Company advising that (A) the affected Mortgaged Property can continue to operate effectively without any repair, reconstruction and replacement or with less than full repair, reconstruction and replacement and (B) the Borrower is likely to meet the covenants contained in Section 6.24 through the Maturity Date.

SECTION 6.12 Residency Documents. The Borrower will cause the Guarantors and the Management Company to contract with Residents on the basis of the forms approved by the Administrative Agent.

SECTION 6.13 ERISA Compliance. The Borrower will, and will use its best efforts to cause its ERISA Affiliates to, in a timely fashion, comply in all material respects with all requirements of ERISA and the Code, including but not limited to paying all contributions required to meet the minimum funding standards set forth in ERISA and the Code with respect to each Plan and to file all annual reports and other disclosures required to be filed pursuant to ERISA or the Code in connection with ERISA each Plan except where failure to so comply would not have a Material Adverse Effect. The Borrower will not terminate or take any other action with respect to, or permit any ERISA Affiliate to terminate or take any other action with respect to, any Plan so as to result in any material liability of the Borrower any Guarantor, or any of the Borrower’s Members to the PBGC.

SECTION 6.14 Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws except for Matters Contested in Good Faith, provided that any such contest does not have a Material Adverse Effect.

SECTION 6.15 Compliance with Other Agreements. The Borrower will, and will cause the Guarantors, the Borrower’s Members and the Management Company to, comply in all material respects with the terms and conditions of the Loan Documents to which they are a party and all other instruments, agreements and other documents delivered by or on behalf of the Borrower, the Guarantors, the Borrower’s Members or the Management Company to the Administrative Agent in connection with the Loan.

SECTION 6.16 Environmental Report Update. From time to time, upon the written request of the Administrative Agent, the Borrower will deliver to the Administrative Agent a report prepared by an independent engineering firm or environmental consultant (appropriately licensed and insured) acceptable to the Administrative Agent, which report is complete and free of qualification and states that, after due investigation of the Mortgaged Properties, (a) there is no evidence that there is any hazardous waste, toxic substance, pollutant or other contaminant contained in or under the Mortgaged Properties (except in accordance with Applicable Law); or (b) any such substances have been removed and disposed of in compliance with all Applicable Laws; provided that any such request shall be based either on the requirements of Applicable Law or new information that forms the basis for a reasonable belief that a new environmental audit will be useful to evaluate a condition of material concern to the Secured Lenders.

SECTION 6.17 Single Purpose. The Borrower will, and will cause each of the Guarantors to, conduct their respective businesses to at all times be in compliance with the provisions of Section 5.22.

SECTION 6.18 Compliance with Anti-Money Laundering and OFAC Laws.

(a) The Borrower shall comply at all times with the requirements of all Anti-Money Laundering Laws.

(b) The Borrower shall provide the Administrative Agent any information regarding the Borrower, its Affiliates, and its Subsidiaries necessary for the Administrative Agent to comply with all Anti-Money Laundering Laws.

(c) The Borrower shall comply at all times with the requirements of all OFAC Laws.

(d) The Borrower shall not, and shall cause its Affiliates and Subsidiaries and any persons or entities holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) not to, conduct business with or engage in any transaction with any person or entity (other than Residents) named in the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.

(e) If the Borrower obtains actual knowledge or receive any written notice that the Borrower, any Affiliates, Subsidiaries or any persons or entities holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) are named on the OFAC SDN List (such occurrence, an “OFAC Violation”), the Borrower shall immediately (i) give written notice to Lender of such OFAC Violation, and (ii) comply with all applicable laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Borrower hereby authorize and consent to the Administrative Agent’s taking any and all steps the Administrative Agent deems necessary, in its sole discretion, to comply with all applicable laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).

(f) Upon the Administrative Agent’s request from time to time, the Borrower shall deliver a certification confirming compliance with the covenants set forth in Section 6.18.

SECTION 6.19 Collections. The Borrower will, and will cause the Guarantors and the Management Company to, promptly upon receipt, deposit all Receipts into a bank account described on Exhibit 5.21 or in Section 6.21 and hold all such amounts therein until applied, subject to Sections 6.24(b) and 6.25, to pay Operating Expenses, Capital Expenditures in accordance with the then current Annual Budget accepted by the Administrative Agent pursuant to Section 6.20, principal and interest due on the Loan, Distributions permitted pursuant to Section 7.03 or for other lawful corporate purpose; provided that a breach of this Section 6.19 will not be a Default if cured within five (5) Business Days of notice from the Administrative Agent.

SECTION 6.20 Annual Budget.

(a) The Borrower will, and will cause the Guarantors to, prepare and adopt an Annual Budget which will consist of an operating and capital budget for the Borrower and each Guarantor for each Fiscal Year covering the operation of the Facilities. The Annual Budget shall be approved by the governing body of respective Borrower and each Guarantor by no later than thirty (30) days after the commencement of the Fiscal Year to which it applies. If an Annual Budget is not adopted for any new Fiscal Year by such date, then the Annual Budget in effect as of the end of the previous Fiscal Year shall be used for such new Fiscal Year until replaced by the Annual Budget adopted in accordance with paragraph (b).

(b) Each Annual Budget shall set forth revenues and expenses and capital expenditures for the respective Facility by category in reasonable detail and include adjusted operating expenses, total adjusted operating revenues and projected occupancy and shall be prepared in a format consistent with the format of the information contained in the Financial Projections. Each Annual Budget will be submitted by the Borrower to the Administrative Agent within thirty (30) days after commencement of the Fiscal Year to which it relates and accompanied by a certificate signed by the chief financial officer of the Borrower and the applicable Guarantor, and an authorized officer of the Management Company, certifying that the proposed Annual Budget will enable the Borrower to be in compliance with the Required Debt Service Coverage Ratio.

(c) The acceptance by the Administrative Agent of the Annual Budget will not constitute a representation or covenant of the Secured Lenders as to the accuracy or adequacy of the Annual Budget for any purpose of the Borrower or the Guarantors or the operations of the Facilities.

SECTION 6.21 Accounts. Any operating, banking or investment account maintained by the Borrower, a Guarantor or the Management Company (but only accounts for the Facilities) which is not described on Exhibit 5.21 shall, effective upon opening and at all times thereafter, remain subject to an Account Control Agreement which is reasonably satisfactory to the Administrative Agent; provided that a breach of this Section 6.21 will not be a Default if cured within five (5) Business Days of notice from the Administrative Agent.

SECTION 6.22 Management. The Borrower will cause each Property Company to retain the services of Sunrise Senior Living Management, Inc. to manage the Mortgaged Properties under Management Agreements subject to the Collateral Assignment of Project Documents, or as otherwise satisfactory to the Administrative Agent.

(a) The Management Agreements or Consent to Collateral Assignment of Contracts executed by the Management Company will provide:

(i) that the fees of the Management Company will be payable no more frequently than monthly, and that no compensation will be paid to the Management Company other than in accordance with the Management Agreement;

(ii) that Subordinated Management Fees will be paid only if at the time of such payment (A) all payments required under the Loan Documents have been made by the Borrower, (B) no Event of Default has then occurred and is continuing and, after giving effect to such payment, no Event of Default would then have occurred and (C) no Cash Sweep Start Date has occurred and is still in effect;

(iii) during the occurrence of any circumstance specified in paragraph (a)(ii), the Subordinated Management Fees will be deferred, with interest, until the conditions described in paragraph (ii) permit payment of such amounts; and

(iv) notwithstanding the foregoing, the Borrower may pay the Subordinated Management Fees out of equity contributions made by the Borrower’s Members.

SECTION 6.23 Liquidity. The Borrower covenants that it will maintain at all times a minimum liquidity (based on the valuation of the combined cash and investments on its balance sheet) of at least $6,000,000, such amount to be equitably adjusted upon the sale of a Facility or Property Company pursuant to Section 7.03 based upon the then outstanding principal balance of the Loan. This covenant will terminate at such time as the Borrower achieves a 1.40:1 Debt Service Coverage Ratio for two (2) consecutive Fiscal Quarters calculated at an assumed eight percent (8%) interest rate and assuming monthly amortization on a twenty-five year level amortization schedule.

SECTION 6.24 Debt Service Coverage Ratio. (a) The Borrower will maintain a Debt Service Coverage Ratio at least equal to the following:

Fiscal Ouarter Ending	Debt Service Coverage Ratio	Test Period
December 31, 2007	1.05:1	3 months annualized
March 31, 2008	1.10:1	6 months annualized
June 30, 2008	1.10:1	9 months annualized
September 30, 2008	1.10:1	Last 12 months
December 31, 2008	1.10:1	Last 12 months
March 31, 2009	1.15:1	Last 12 months
June 30, 2009	1.15:1	Last 12 months
September 30, 2009	1.15:1	Last 12 months
December 31, 2009	1.15:1	Last 12 months
March 31, 2010 and thereafter	1.20:1	Last 12 months

(a) Compliance will be tested (a) quarterly on the basis of the Borrower’s financial reports described in Section 6.01(b) and (c) for the test period indicated above ending on the last day of such Fiscal Quarter and (b) annually on the basis of the financial statements described in Section 6.01(b) for the Fiscal Year ending on such date. The results will be confirmed in the reports furnished to the Administrative Agent pursuant to Section 6.01(b), (c) and (d).

(b) Upon the occurrence of a Cash Sweep Start Date, the Borrower immediately will, and will cause the Guarantors to immediately, remit to the Administrative Agent an amount equal to the Excess Cash Flow of the Borrower as of the Testing Date which gave rise to the Cash Sweep Start Date. All amounts so remitted to the Administrative Agent pursuant to the Cash Sweep Requirements will be held by the Administrative Agent and applied in accordance with the provisions of the Funds Pledge Agreement.

(c) So long as the Borrower and Guarantors comply with the Cash Sweep Requirements, the failure of the Borrower to be in compliance with the Debt Service Coverage Ratio Requirement will not constitute a Default; provided that notwithstanding any other provision of the Loan Documents, if the Borrower fails to achieve a Debt Service Coverage Ratio of at least 1.00:1 for the Fiscal Quarter ending December 31, 2007 and in each Fiscal Quarter thereafter of at least 1.05:1, and does not take an action described in Section 6.24(d) below, the same will constitute a Default, and if the Borrower fails to satisfy the Debt Service Coverage Ratio Requirement for three (3) consecutive Fiscal Quarters, the Administrative Agent may use the amounts held from the Cash Flow Sweep to prepay the Loan.

(d) The Borrower may prevent a Default from occurring under Section 6.24(c) if the Borrower (A) prepays a principal amount of the Loan, (B) escrows funds with the Administrative Agent, (C) provides a direct pay letter of credit for the benefit of the Administrative Agent with terms and conditions and from a financial institution satisfactory to the Administrative Agent or (D) provides a guaranty of payment with terms and conditions and from a guarantor all reasonably acceptable to the Administrative Agent. In the case of (A), the amount of principal of the Loan prepaid must be at least the amount necessary for the Borrower to achieve a Debt Service Coverage Ratio of 1.00:1 for the Fiscal Quarter ending December 31, 2007, and of 1.05:1 for any subsequent Fiscal Quarter (the “Minimum DSCR”), using the prior Fiscal Quarter’s Revenues Available for Debt Service and Debt Service Requirements computed as if the Loan were paid down by such amount (the “DSCR Prepayment Amount”). In the case of (B), (C) or (D), the amount escrowed or the stated amount of the letter of credit or the amount guaranteed, as the case may be, must be at least equal to the sum of the DSCR Prepayment Amount plus the Administrative Agent’s estimate of interest payable on the DSCR Prepayment Amount over the next one (1) month. The escrowed funds, letter of credit or guaranty will be held by the Administrative Agent until the Borrower has achieved the Minimum DSCR for two (2) consecutive Fiscal Quarters (the “DSCR Cure Release Condition”). If the Borrower has not satisfied the DSCR Cure Release Condition by the earliest to occur of the Maturity Date or the occurrence of a Default, then the Administrative Agent may apply the escrowed funds the proceeds of a drawing on the letter of credit or the proceeds of a demand for payment under the guaranty to the prepayment of the Loan.

SECTION 6.25 Lock-Box. If, as of any Testing Date, the Borrower is not in compliance with provisions of Section 6.19, 6.23 or the Required Debt Service Coverage Ratio, or upon the occurrence and continuance of a Default or Event of Default, the Administrative Agent may in its discretion determine to activate the “lock-box” provisions of this Section 6.25 by so notifying the Borrower, the Guarantors and the Management Company (a “Lock-Box Trigger Notice”). Upon receipt of a Lock-Box Trigger Notice the Borrower will immediately commence, but subject to Applicable Law, depositing all Receipts into to an account (the “Lock-Box Account”) as directed by the Administrative Agent (which account may be an account of the Borrower if such account is subject to an Account Control Agreement and the Administrative Agent is satisfied with the control procedures of such Account Control Agreement or a collateral account maintained with or at the direction of the Administrative Agent) and will continue to do so on a daily basis as and when it receives any such amounts. Additionally, if the Lock-Box Trigger Notice resulted from any cause other than a failure to comply with Section 6.19, the Borrower will within thirty (30) days of the date of the Lock-Box Trigger Notice submit to the Administrative Agent a proposed revised operating budget for approval or modification. Such Borrower’s proposed revised operating budget should include on a month-by-month basis all Operating Expenses to be paid by the Borrower and the Guarantors. Upon review of the proposed revised budget, the Administrative Agent will notify the Borrower whether it is approved as submitted or of any modifications it will impose. A copy of the budget, as approved or modified (the “Lock-Box Budget”), will be sent to the Borrower, the Guarantors and the Management Company. In the event that the Borrower fails to submit a proposed revised operating budget to the Administrative Agent, the Administrative Agent will modify the operating budget then in effect pursuant to Section 6.20 as it deems appropriate under the then existing circumstances, and such modified operating budget will constitute the Lock-Box Budget. During the pendency of a Lock-Box Trigger Notice, the Borrower will be permitted withdrawals from the Lock-Box Account only to pay Operating Expenses in accordance with the Lock-Box Budget. The Lock-Box Budget may be amended and modified by the Administrative Agent at any time and from time to time as the Administrative Agent in its reasonable discretion determines is necessary or appropriate under the then existing circumstances. A copy of any amendment or modification to the Lock-Box Budget will be sent by the Administrative Agent to the Borrower, the Guarantors and the Management Company.

If at any time following a Lock-Box Trigger Notice (i) the Borrower has been in compliance with the Required Debt Service Coverage Ratio covenants of Section 6.24 for two (2) consecutive Fiscal Quarters and no Event of Default has then occurred and is continuing and all Loan Obligations then due have been paid in full, the Administrative Agent will notify the Borrower, the Guarantors and the Management Company that the lock-box provisions of this Section 6.25 are suspended. Additionally, the Administrative Agent may in its discretion at any time determine to suspend the lock-box provisions of this Section 6.25 by so notifying the Borrower. Thereafter, unless and until any subsequent Lock-Box Trigger Notice is received by the Borrower or the exercise of remedial rights pursuant to Section 11.02, Receipts may be deposited into the Borrower’s operating account and applied by the Borrower in its discretion.

The provisions of this Section 6.25 are in addition to the rights of the Secured Lenders under Section 6.24(b), Article XI, Section 5(f) of the Payment Guaranty, the Funds Pledge Agreement] or any other provisions of the Loan Documents.

SECTION 6.26 Environmental. The Borrower will at all times have in place environmental risk insurance policies or an indemnification from SSLII or another acceptable guarantor, in each case as described in Section 8.01(y). Environmental risk policies must provide a limit of no less than $2,000,000 per loss with an aggregate limit of no less than $10,000,000 providing onsite cleanup of environmental hazards on, within or under the property (remediation) and Third-Party Legal Liability coverage for Bodily Injury, Property Damage including cleanup costs for the location. The policy must cover all Governmental Authority mandated cleanups. The Administrative Agent must be included as a mortgagee and as an additional insured under the policy.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower hereby covenants to and for the benefit of the Secured Lenders to comply with the provisions contained in this Article VII unless the Administrative Agent agrees otherwise in writing.

SECTION 7.01 Incurrence of Additional Indebtedness.

(a) The Borrower will not incur, assume or guarantee any Indebtedness other than (i) the Loan and Indebtedness incurred pursuant to the Loan Documents, (ii) Indebtedness incurred by the Borrower or any Guarantor to fund deficiencies in Operating Expenses of the Mortgaged Properties or Capital Expenditures for the Mortgaged Properties which, in either case, are fully subordinated to the Loan on terms with subordination and standstill provisions approved by the Administrative Agent; and (iii) Indebtedness relating to Capital Leases and Purchase Money Debt included in the then current Annual Budget accepted by the Administrative Agent pursuant to Section 6.20.

(b) The Borrower will cause the Guarantors not to incur, assume or guarantee any Indebtedness other than (i) Indebtedness incurred to the Borrower, the Borrower’s Members or another Guarantor to fund deficiencies in Operating Expenses of the Facilities or Capital Expenditures for the Facilities which, in either case, are fully subordinated to the Loan on terms and with subordination and standstill provisions approved by the Administrative Agent and (ii) Indebtedness listed on Exhibit 5.23(b).

SECTION 7.02 Consolidation or Merger. The Borrower will not, and will cause the Guarantors not to, consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, provided, however, that the Administrative Agent will approve the consolidation or merger or transfer of substantially all of the assets of a Guarantor to another Guarantor or to the Borrower upon receipt by the Administrative Agent of evidence that all Permits for such transfer have been obtained and that all Liens and pledges created by the Loan Documents will be preserved.

SECTION 7.03 Disposal of Assets, Dividends and Distributions.

(a) Unless included in the then current Annual Budget accepted by the Administrative Agent pursuant to Section 6.20 or as permitted pursuant to this Section 7.03, the Borrower will not, and will cause the Guarantors not to, sell, lease, assign or transfer, contribute, dividend, distribute or otherwise dispose of their Property, including cash and investments; nor will the Borrower or Guarantors use their cash and investments to acquire interests in any other Person or to make loans to any other Person, including any other Guarantor, the Management Company or Affiliate or Subsidiary, or advance any expenses on behalf of any other Guarantor, the Management Company or Affiliate or Subsidiary or other Person who is not the Borrower or a Guarantor; provided that the foregoing shall not prohibit (i) the abandonment, removal or other disposition of worn-out or obsolete equipment, (ii) payment of liabilities in the ordinary course of business, (iii) disposal of tangible personal Property in the ordinary course of business for fair consideration, (iv) dispositions of a Facility or Property Company described in paragraph (b) below, or (v) the payment of Distributions pursuant to paragraph (c) below.

(b) The Borrower may sell, transfer or otherwise dispose of a Facility (excluding dispositions as a result of a casualty or condemnation to the extent addressed in Section 6.11) or a Property Company if the following conditions are satisfied:

(i) no Conditional Default, Default or Event of Default has occurred and is continuing, unless the sale will generate funds sufficient to cure such Default and such sales proceeds are so applied.

(ii) the Borrower makes a payment to the Administrative Agent for the benefit of the Lender in an amount equal to the sum of (A) the disposition amount shown for such Facility or Property Company on Exhibit 7.03(b) as a prepayment of the Loan, plus (B) any interest Outstanding on the Loan on the date of payment and plus (C) any prepayment fee due under Section 4.09(e); and

(iii) the Borrower has furnished to the Administrative Agent satisfactory pro forma financial statements for the Borrower demonstrating that for each Testing Date during the balance of the Fiscal Year in which the disposition will occur and for the Fiscal Year immediately following the disposition, after giving effect to the proposed disposition and prepayment described in subsection (b)(ii)(A) above, the Borrower will have a Debt Service Coverage Ratio of not less than the DSCR Release Test Amount (the “DSCR Release Test”). If the Borrower does not satisfy the DSCR Release Test, then the Borrower may still proceed with the disposition of the Facility or the Property Company if the Borrower (A) prepays a principal amount of the Loan, (B) escrows funds with the Administrative Agent or (C) provides a direct pay letter of credit for the benefit of the Administrative Agent with terms and conditions and from a financial institution satisfactory to the Administrative Agent, with a term expiring not sooner than the Maturity Date. In the case of (A), the amount of principal of the Loan prepaid must be at least the amount necessary for the Borrower to comply with the DSCR Release Test (the “Additional Prepayment Amount”). In the case of (B) or (C), the amount escrowed or the stated amount of the letter of credit, as the case may be, must be at least equal to the sum of the Additional Prepayment Amount plus the Administrative Agent’s estimate of interest payable on the Additional Prepayment Amount over the next one (1) month following the disposition of the Facility or the Property Company. The escrowed funds or letter of credit will be held by the Administrative Agent until the Borrower has achieved a Debt Service Coverage Ratio, as measured under Section 6.24, of not less than the DSCR Release Test Amount for three (3) consecutive Fiscal Quarters (the “Escrow Release Condition”). If the Borrower has not satisfied the Escrow Release Conditions by the earliest to occur of the Maturity Date or the occurrence of a Default, then the Administrative Agent may apply the escrowed funds or the proceeds of a drawing on the letter of credit to the prepayment of the Loan.

(c) The Borrower may make Distributions beginning after the Fiscal Quarter ending December 31, 2007, provided that:

(i) no Default or Event of Default has occurred and is continuing;

(ii) after giving effect to the Distribution, the Borrower has a cash balance in an amount equal to not less than the amount required under Section 6.23; and

(iii) if at the time of the Distribution, the Debt Service Coverage Ratio is greater than 1.40:1, then 50% of the Revenues Available for Debt Service in excess of those required for a 1.40:1 Debt Service Coverage Ratio will be applied to prepay the Loan; provided however, that the amount applied to prepay the Loan will not be greater than the amount of principal that would have been repaid as of such date based on a twenty-five (25) year mortgage style prepayment schedule assuming a seven (7) percent (7%) interest rate, with such amortization schedule commencing on the earlier of July 1, 2009 or the first month such excess Revenues Available for Debt Service are required to be applied to principal, and the remaining amounts may be paid by the Borrower as Distributions.

(d) Amounts applied as repayments of the Loan under subsections (b)(ii)(A), (b)(iii) and (c)(iii) (except for amounts under subsection (c)(iii) applied on the Maturity Date or after a Default, which will be applied as the Administrative Agent so determines) will be applied first to any amounts Outstanding that are not subject to an Interest Rate Agreement, and any balance remaining will be applied to amounts Outstanding that are subject to an Interest Rate Agreement and will be subject to any LIBOR breakage as provided in Section 4.08.

SECTION 7.04 Mortgage, Security Interests and Encumbrances. Except for Permitted Encumbrances, the Borrower will not, and will cause the Guarantors not to, grant a deed of trust, mortgage or other Lien upon, pledge, grant a security interest in, or make an assignment of their respective Property.

SECTION 7.05 Amendments. The Borrower will not, and will cause the Guarantors and the Management Company not to, amend, modify or supplement, or agree to any amendment or modification of, or supplement to, any of the Loan Documents or the Management Agreement, except to the extent permitted by this Agreement.

SECTION 7.06 Compliance With ERISA. The Borrower will not, and will cause the Guarantors not to, terminate or take any other action with respect to, or permit any Affiliate or Subsidiary to, terminate or take any other action with respect to, any Plan so as to result in any material liability of the Borrower or a Guarantor to the PBGC.

SECTION 7.07 Accounting Methods and Fiscal Year. The Borrower will not, and will cause the Guarantors not to, adopt, permit or consent to any change in accounting practices other than as required by Generally Accepted Accounting Principles or any change in their respective Fiscal Year.

SECTION 7.08 Change in Control. The Borrower will not, and will cause the Guarantors not to, amend their respective Governing Documents if the effect of such amendment is to change the identity of such Person’s Members or Managing Member. Notwithstanding the foregoing, (a) changes in ownership of MS Senior will be permitted so long as Morgan Stanley Funding II, L.P. (or any successor partnerships thereto that are directly or indirectly Controlled by Morgan Stanley, a Delaware corporation) continues to directly Control MS Senior and (b) MS Senior may exercise its right to buy out SSLII under the buy-sell provisions of the Borrower’s operating agreement so long as Sunrise Senior Living Management Company, Inc. remains the Management Company.

SECTION 7.09 No Other Business. The Borrower will not, and will cause the Guarantors not to, engage in any business other than ownership, construction, development and operation of the Facilities.

SECTION 7.10 New Management Agreements; Amendments and Termination. The Borrower will not, and will cause the Property Companies not to, terminate or vote to terminate any of the Management Agreements or enter into any new contract or contracts for the delivery of marketing or management services for the Facilities except to the extent if approved by the Administrative Agent.

SECITON 7.11 Residency Documents. Except for minor adjustments, emergencies and extraordinary circumstances, the Borrower will not, and will cause the Guarantors not to, make any material change to the Residency Documents (unless required by Applicable Law, in which case prior notice shall be given to the Administrative Agent).

SECTION 7.12 Use of Proceeds. The Borrower will not make any expenditure of the proceeds of Advances other than as a direct or indirect payment of costs of the acquisition of the member interests in Borrower by MS Senior and the distributions to SSLII as shown on the Acquisition Adjustment Closing Statement.

SECTION 7.13 Capital Expenditures. The Borrower will not, and will cause the Guarantors not to, make Capital Expenditures, including payments due under Capitalized Leases and Purchase Money Debt, in any Fiscal Year except (a) Capital Expenditures in accordance with the then current Annual Budget accepted by the Administrative Agent pursuant to Section 6.20, (b) as permitted under Section 6.11 with respect to the application of Net Insurance and Condemnation Proceeds with respect to the Mortgaged Properties or (c) Capital Expenditures funded by capital contributions from the Borrower’s Members.

ARTICLE VIII

CONDITIONS PRECEDENT TO CLOSING

SECTION 8.01 Documentary Requirements for Closing. The obligations of the Administrative Agent to administer the Loan Documents and the Lenders to make the Loan are subject to the condition precedent that the Administrative Agent shall have received on or before the Closing Date the following, each dated such date and in form and substance satisfactory to the Administrative Agent unless waived by the Administrative Agent:

(a) Corporate Authority Documents.

(i) Resolutions of the Borrower and Guarantors. Copies of the resolutions of the Borrower, each of the Guarantors and Borrower’s Members, approving such Person’s execution and delivery of the Loan Documents and the Management Agreements to which it is a party and approving the forms of such documents to which it is not a party and the other matters contemplated hereby, certified by an officer of each such Person as being true and complete and in full force and effect on the Closing Date.

(ii) Articles of Organization of the Borrower, the Guarantors and Borrower’s Members. The articles of organization, certificate of incorporation or certificate of limited partnership of the Borrower, the Guarantors and the Borrower’s Members, certified to be in full force and effect as of a date not more than thirty (30) days preceding the Closing Date by an appropriate official of the jurisdiction of organization and certified by an officer of such Person as being true and complete and in full force and effect on the Closing Date.

(iii) Operating Agreement of the Borrower, the Guarantors and the Borrower’s Members. The operating agreement, partnership agreement or by-laws of the Borrower, the Guarantors and the Borrower’s Members, certified by an officer of such Person as being true and complete and in full force and effect on the Closing Date.

(iv) Good Standing of the Borrower, Guarantors and Borrower’s Members. Certificates for the Borrower, the Guarantors and the Borrower’s Members issued by an appropriate official of the jurisdiction organization and the taxing authority of such jurisdiction, issued no more than thirty (30) days preceding the Closing Date, stating that such Person is in good standing in such jurisdiction.

(v) Incumbency Certificate of the Borrower, Guarantors and Borrower’s Members. Certificates of the secretary of the Managing Member of the Borrower, the Guarantors and the Borrower’s Members certifying the names and true signatures of the officers of such Person authorized to sign the Loan Documents and the Management Agreements to which such Person is a party and the other documents to be delivered by it hereunder or thereunder.

(b) Financing Documents. An executed original of:

(i) this Agreement;

(ii) each of the Mortgages;

(iii) the Note to each Lender shown on Schedule 1;

(iv) the Pledge and Security Agreement (ITO);

(v) the Member Interest Pledge and Security Agreement (MS Senior);

(vi) the Member Interest Pledge and Security Agreement (SSLI);

(vii) the Environmental Indemnity Agreement;

(viii) the Collateral Assignment of Project Documents and consents thereto;

(ix) each of the Assignments of Residency Documents;

(x) the Payment Guaranty;

(xi) the Security Agreement;

(xii) the Fee Letter;

(xiii) the Guaranty of Non-Recourse Obligations;

(xiv) the Funds Pledge Agreement; and

(xv) the Account Control Agreement(s).

(c) Real Estate Related Items. With respect to each Facility:

(i) Survey. An “as-built” survey of each Site conducted in accordance with minimum ALTA requirements and certified to the Administrative Agent as of a date no earlier than one hundred twenty (120) days prior to the Closing Date, which survey and certification shall be in a form reasonably acceptable to the Administrative Agent.

(ii) Zoning, Approvals, Utilities and Wetlands Exemption. Evidence of (A) satisfactory zoning of the Facility, (B) a Certificate of Occupancy for the number of units shown on Schedule I of Exhibit 5.02(b) (provided that this requirement will be waived to the extent that the Borrower certifies that, after reasonable efforts, a copy of a Certificate of Occupancy cannot be obtained from the Governmental Authority and the Administrative Agent is satisfied that such inability is not related to substantial issues and is satisfied by other evidence furnished by the Borrower that no occupancy approval irregularity exists) and (b) all other occupancy, environmental and land use Permits to occupy the Facilities, (C) the availability to the Facilities of all utility and municipal services, roads and infrastructure required for operation, use and occupancy of the Facilities and (D) the absence of any wetlands on the land constituting the Facilities or that all federal, state or local approvals and mitigation credits have been obtained.

(d) Title Policies for Mortgaged Properties. A mortgagee’s ALTA 1970 (as amended in 1984) title policy, issued by the Title Company in a form satisfactory to the Administrative Agent for each Mortgaged Property. Each Title Policy will include such affirmative coverage endorsements and reinsurance requested by the Administrative Agent. Each Title Policy shall list the Administrative Agent for the benefit of the Secured Lenders as insured parties as their interests appear, and shall insure that each of the Property Companies has a valid fee interest in the land and the Improvements and fixtures constituting its Mortgaged Property. The amount of insurance shall not be less than the Loan Commitment Amount. The amount of title insurance for each Mortgaged Property shall not be less than the amount shown for such Property on Exhibit 8.01(d). To the extent available in the jurisdiction in which the Mortgaged Properties are located, each Title Policy shall insure against mechanics and materialman’s liens, shall provide “gap” coverage, shall contain no exceptions for creditors’ rights, survey, parties-in-possession or other exceptions except as consented to by the Administrative Agent, and shall be accompanied by true and complete copies of all documents or instruments enumerated as exceptions to title (including all Liens and judgments) and by a UCC search. Evidence satisfactory to the Administrative Agent shall be provided that all premiums of each Title Policy have been paid.

(e) Recording of Mortgages. Evidence that each of the Mortgages and Assignments of Residency Documents have been recorded as specified on Exhibit 8.01(e) in such manner as may be required by law to fully perfect and protect the first priority Lien of the Mortgages, and that all filing and recording fees and taxes, if any, have been paid in full for the sum of the maximum amount of the Mortgages, or in lieu thereof, evidence that the Title Policy insures the Mortgaged Properties for the period from the Closing Date until the actual recording of the Mortgages.

(f) Perfection of Security Interests. Evidence that (i) proper UCC financing statements will be duly filed as specified in Exhibit 8.01(f) with respect to the security interests granted to the Administrative Agent in the Security Documents in such manner as may be required by the UCC to perfect or otherwise establish the security interests purported to be granted to the Administrative Agent pursuant to such Security Documents, and that such filings (together with the filings described in paragraph (e)) constitute all filings required under the UCC to fully perfect, to the extent that such security interests can be perfected by filing, such security interests, that (ii) all UCC filing fees, if any, have been paid and (iii) delivery of all certificates and assignments required under the Security Agreement, the Pledge and Security Agreement (ITO), the Member Interest Pledge Agreement (SSLII) and the Member Interest Pledge Agreement (MS Senior).

(g) Other Indebtedness Instruments. A copy, certified by an officer of the Borrower as being true and complete, of each instrument of Indebtedness listed on Exhibit 5.23(b).

(h) Environmental Reports. A report to the Administrative Agent for the benefit of the Secured Lenders, or on which the Administrative Agent for the benefit of the Secured Lenders is expressly authorized to rely, prepared or updated within one hundred eighty (180) days of the Closing Date, by an environmental consultant acceptable to the Administrative Agent, which report is acceptable as to the environmental condition of each Facility.

(i) Regulatory Approvals. Copies of each of the Permits listed on Schedule I to Exhibit 5.02(b) acceptable to the Administrative Agent, certified by an officer of the Borrower as being true and complete and in full force and effect; to the extent that any Permits have not been transferred to, or issued in the name of, the Borrower, applicable Guarantor or the Management Company, copies of all interim documents such as leases, management agreements and management sub-contracts entered into by the Borrower, any Guarantor or the Management Company to continue the operation of a Facility and evidence satisfactory to the Administrative Agent that such arrangements have been approved by all necessary Governmental Authority.

(j) Opinions. Opinions, dated the Closing Date, addressed to the Secured Lenders or on which the Secured Lenders are expressly authorized to rely, from counsel to the Borrower, the Guarantors, the Borrower’s Members and the Management Company in a form acceptable to the Administrative Agent, as to such matters as the Administrative Agent may reasonably request.

(k) Insurance. (i) Declaration pages, endorsements and certificates of insurance executed by an authorized agent of each carrier evidencing the insurance policies currently in effect with respect to each Facility, the Borrower and the Guarantors, together with a letter from an Insurance Consultant to Borrower addressed to the Administrative Agent (or on which the Administrative Agent is expressly authorized to rely) to the effect that such insurance meets the requirements of Section 6.07 as of the Closing Date and (ii) a report to the Administrative Agent from the Insurance Consultant to the Administrative Agent to the effect that the provisions of Section 6.07 and the items described in clause (i) are satisfactory.

(l) Taxes. Evidence that all past and current (if then due and payable) taxes and assessments applicable to the Facilities or payable by the Borrower or a Guarantor in connection with the Facilities have been paid.

(m) Management Agreements. A copy of an executed Management Agreement for each Facility with the Management Company, each in compliance with Section 6.22 in a form satisfactory to the Administrative Agent.

(n) Appraisals. An M.A.I, appraisal of the value of each Facility, in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 satisfactory form and substance to the Administrative Agent, indicating a maximum of 80% debt to value, such calculation to be based on the aggregate Long-Term Indebtedness of the Facilities divided by the aggregate appraised “as is” value of the Facilities.

(o) Certificate of Sunrise Senior Living, Inc. A certificate of an officer of Sunrise Senior Living, Inc. acceptable to the Administrative Agent, dated the Closing Date, stating that to the best knowledge of Sunrise Senior Living, Inc. there is no event, circumstance or fact pertaining to the Facilities, the Borrower, SSLII or the Guarantors which would have a Material Adverse Effect or adversely affect the Financial Projections.

(p) Purchase Agreement and Acquisition Documents. A copy (i) of the Purchase Agreement, including all amendments, exhibits and schedules thereto, (ii) the documents evidencing the transfer of the member interests in the Borrower to MS Senior and (iii) the Acquisition Adjustment Closing Statement, all certified by an authorized officer of Borrower satisfactory to the Secured Lenders to be complete and accurate copies thereof.

(q) Property Condition Assessments. A Property Condition Assessment for each Facility on which the Secured Lenders are expressly authorized to rely and evidence satisfactory to the Secured Lenders that the Borrower and the Guarantors will implement the recommendations contained therein, if any, including establishment of a capital asset replacement reserve fund if recommended, to address immediate capital needs the Facilities, all satisfactory to the Administrative Agent.

(r) Financial Projections. The Financial Projections satisfactory in form and substance to the Administrative Agent.

(s) Borrower Certificate. A certificate of an officer of the Borrower acceptable to the Administrative Agent, dated the Closing Date, stating that: (i) no petition by or against the Borrower has at any time been filed under any Bankruptcy Law; (ii) there is no pending action, proceeding or investigation before any Governmental Authority against or directly involving the Borrower, and to the best knowledge of the Borrower there is no threatened action, proceeding or investigation affecting the Borrower before any Governmental Authority, which, in any case, may materially and adversely affect (A) the financial condition or operations of the Borrower, the Guarantors or the Facilities or (B) the validity or enforceability of any of the Loan Documents; (iii) the Borrower has not incurred any obligations or liabilities which would have a Material Adverse Effect; (iv) since the date of the Commitment Letter there has been no event which has caused or might reasonably be anticipated to cause a Material Adverse Effect or adversely effect the assumptions or conclusions stated in the Financial Projections; and (v) in the Borrower’s best judgment, the assumptions upon which the Financial Projections are based are reasonable and constitute an appropriate basis for the conclusions contained therein.

(t) SSLII Certificate. A certificate of an officer of SSLII acceptable to the Administrative Agent, dated the Closing Date, stating that: (i) no petition by or against SSLII has at any time been filed under any Bankruptcy Law; (ii) except for corrections or other changes that arise out of or otherwise result from the publicly announced accounting review and restatement of the consolidated financial statements of Sunrise Senior Living, Inc. and its subsidiaries, all written financial information regarding SSLII was true and correct in all material respects as of the applicable date(s) specified therein provided to the Administrative Agent and remains materially true and correct as of the date of this Agreement, except in either case as may be indicated in other information provided to the Administrative Agent, or as may have been publicly disclosed by Sunrise Senior Living, Inc.; (iii) there is no pending action, proceeding or investigation before any Governmental Authority against or directly involving SSLII, and to the best knowledge of SSLII there is no threatened action, proceeding or investigation affecting SSLII before any Governmental Authority, which, in any case, may materially and adversely affect (A) the financial condition or operations of SSLII, the Borrower, the Guarantors or the Facilities or (B) the validity or enforceability of any of the Loan Documents; (iv) SSLII has not incurred any obligations or liabilities which would have a Material Adverse Effect; (v) except as set forth in clause (ii), since the date of the Commitment Letter there has been no event which has caused or might reasonably be anticipated to cause a Material Adverse Effect or adversely effect the assumptions or conclusions stated in the Financial Projections; and (vi) in SSLII’s best judgment, the assumptions upon which the Financial Projections are based are reasonable and constitute an appropriate basis for the conclusions contained therein.

(u) MS Senior Certificate. A certificate of an officer of MS Senior acceptable to the Administrative Agent, dated the Closing Date, stating that: (i) no petition by or against MS Senior has at any time been filed under any Bankruptcy Law; and (ii) there is no pending action, proceeding or investigation before any Governmental Authority against or directly involving MS Senior, and to the best knowledge of MS Senior, there is no threatened action, proceeding or investigation affecting MS Senior before any Governmental Authority, which, in any case, may materially and adversely affect (1) the financial condition or operations of MS Senior or (2) the validity or enforceability of any of the Loan Documents to which MS Senior is a party.

(v) Certificate of the Management Company. A certificate of an officer of the Management Company acceptable to the Administrative Agent, dated the Closing Date, stating that (i) in the Management Company’s best judgment, the assumptions upon which the Financial Projections are based are reasonable and constitute an appropriate basis for the conclusions contained therein; and (ii) there is no event, circumstance or fact pertaining to the Facilities, the Borrower, any Guarantor, SSLII or the Management Company which is known to management of the Management Company and not disclosed which, if disclosed, would have a Material Adverse Effect or adversely effect the assumptions or conclusions stated in the Financial Projections.

(w) Uses of Funds. A settlement statement, in form and substance satisfactory to the Administrative Agent, of the uses of the Advances of the Term Loan requested by the Borrower.

(x) Reserved.

(y) Environmental Insurance. Either (i) declaration pages, endorsements and certificates of insurance executed by an authorized agent of each carrier evidencing that the Borrower or Guarantors have environmental risk insurance policies covering the Facilities acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured, or (ii) an environmental indemnification from SSLII in the form of the Environmental Indemnity Agreement.

(z) Miscellaneous. Such other instruments, documents and opinions as the Administrative Agent shall reasonably require to evidence and secure the Loan Obligations, this Agreement, the other Loan Documents, and the Management Agreements and the requirements of any Governmental Authority to which the Secured Lenders or the Borrower, any Guarantor, any of Borrower’s Members or the Management Company are subject.

SECTION 8.02 Additional Conditions Precedent for the Closing. The following shall have occurred on or prior to the Closing Date:

(a) Fees and Expenses. Payment by the Borrower to the Administrative Agent of (i) the fees payable pursuant to this Agreement, (ii) the fees and expenses of counsel to the Administrative Agent, the fees and expenses of the Insurance Consultant to the Administrative Agent, appraisal fees, all expenses associated with the Lenders’ initial syndication of the Loan and any other reasonable out-of-pocket expenses of the Administrative Agent all incurred through the Closing Date and (iii) any other expenses of the Administrative Agent incurred through the Closing Date.

(b) No Material Adverse Effect or Change. In the reasonable judgment of the Administrative Agent, (i) since the most recent date on which the Borrower the Guarantors, the Borrower’s Members and the Management Company have supplied information, financial or otherwise, to the Administrative Agent, there has been no event which has caused or might reasonably be anticipated to cause a Material Adverse Effect and (ii) there has been no material adverse change or disruption in the financial, banking or capital markets or in or affecting the syndication markets for credit facilities similar in nature to this Agreement.

(c) No Illegality. In the sole determination of the Lenders, there shall have been no introduction of or charge in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Lenders to enter into the Agreement, no outbreak, or escalation of hostilities or other calamity or crises, not suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United, States, Germany or New York banking authorities, and no establishment of any new restrictions on transactions in securities or on banks material affecting the free market for securities or the extension of credit by banks.

(d) No Material Adverse Effect or Change on Syndication Market. In the sole judgment of the Lenders since the date of the Commitment Letter, there has been no systemic material adverse change or disruption in the financial, banking or capital markets.

(e) Due Diligence. The Secured Lenders shall have satisfactorily completed their due diligence procedures.

(f) Interest Rate Agreements. The Borrower has entered into an Interest Rate Agreement with HSH Nordbank AG providing an interest rate swap for a notional amount of not less than $259,350,000, for a term of five (5) years, and providing for an interest rate cap for the balance of the Loan for a term of not less than three (3) years, and otherwise reasonably acceptable to the Administrative Agent.

ARTICLE IX

[INTENTIONALLY OMITTED]

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.01 Appointment. HSH Nordbank AG, acting through its New York Branch is hereby appointed to act as Administrative Agent under this Agreement and the other Loan Documents for the Lenders. Subject to the provisions of this Article X, the Lenders hereby irrevocably authorize, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. HSH Nordbank AG, acting through its New York Branch agrees to act as Administrative Agent on behalf of the Lenders to the extent provided in this Agreement.

SECTION 10.02 Duties and Immunities.

(a) The Administrative Agent (which term as used herein includes its Affiliates and its Affiliates’ officers, directors, employees and agents) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. The duties of the Administrative Agent shall be administrative in nature; the Administrative Agent shall exercise in good faith the same commercially reasonable care which it would exercise in dealing with loans for its own account and shall not have by reason of this Agreement or any Loan Document a trustee or fiduciary relationship in respect of the Lenders; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document, except as expressly set forth herein or therein.

(b) Each of the Lenders expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender; (ii) that the Administrative Agent is not responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by it under, this

Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure by the Borrower, any Guarantor, any of Borrower’s Members, the Management Company or any other Person to perform any of its obligations under this Agreement or any other Loan Document; (iii) that the Administrative Agent shall not be required to initiate or conduct any litigation or collection proceedings under this Agreement or any other Loan Documents; (iv) that the Administrative Agent shall not be responsible for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, except for its own gross negligence or willful misconduct or the failure to observe the standard of care set forth in this Article X with respect to documents and sums of money held by it; and (v) that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information, whether coming into its possession before the making of any Advances hereunder or at any time or times thereafter, except for notices, reports or other information, if any, expressly required to be furnished to the Lenders by the Administrative Agent hereunder.

(c) The Administrative Agent may employ agents and attorneys-in-fact, shall be entitled to rely on good faith of independent counsel and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent shall maintain complete books and records with respect to the Loan Obligations and shall make the same available for review by the Lenders at its offices during normal business hours. The Administrative Agent may deem and treat the payee of any Note as the holder of such Note for all purposes of this Agreement unless and until a Transfer Supplement transferring or reducing such Note has been executed. The Administrative Agent shall deliver to the Lenders copies of all written reports, notices and other communications received or delivered by the Administrative Agent, in its capacity as such, to or from the Borrower, promptly after receipt of same, unless the Borrower, any Guarantor, any of Borrower’s Members or the Management Company is required pursuant to this Agreement to deliver copies of such written report, notice or other communication directly to the Lenders.

(d) The Administrative Agent shall be entitled to rely upon any writing, facsimile transmission, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Administrative Agent.

SECTION 10.03 Defaults and Notices; Exercise of Remedies. The Administrative Agent shall not have any obligation to the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower, any Guarantor, any of Borrower’s Members or the Management Company or any other Person, or the financial condition of the Borrower, any Guarantor, any of Borrower’s Members or the Management Company or any other Person or the existence or possible existence of any Event of Default, Default or Conditional Default. In the absence of actual knowledge, the Administrative Agent shall not be deemed to have knowledge of the occurrence of a Conditional Default, Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Borrower, any Guarantor, any of Borrower’s Members or the Management Company specifying such Conditional Default, Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice of the occurrence of a Conditional Default, Default or Event of Default, the Administrative Agent shall give prompt notice of such Conditional Default, Default or Event of Default to each Lender.

SECTION 10.04 Non-Reliance. Each Lender agrees that it has, independently and without reliance on the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Guarantors, the Borrower’s Members and the Management Company and the Facilities and its lending interest related thereto, has made its own decision to enter into this Agreement and accept the Note and that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis in connection with its Lender’s Percentage Interest.

SECTION 10.05 Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower after commercially reasonable efforts to obtain such reimbursement), pro rata in accordance with its Lender’s Percentage Interest for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which are imposed on, incurred by or asserted against the Administrative Agent in its capacity as Administrative Agent, in any way relating to or arising out of this Agreement, the Note, or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that such indemnification obligation shall not apply to any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined in a final, non-appealable judgment by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of the Administrative Agent.

SECTION 10.06 Individual Capacity. With respect to the obligations of the Borrower relating to the Note, HSH Nordbank AG, acting through its New York Branch, as Administrative Agent, shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not the Administrative Agent and the terms “Lender,” and “holders of Notes” shall, unless the context hereof otherwise indicates, include HSH Nordbank AG, acting through its New York Branch and any other Lender, in its individual capacity. HSH Nordbank AG, acting through its New York Branch, may, without liability to account, make loans to, accept deposits from, act as trustee under indenture of, and generally engage in any kind of banking or trust business with the Borrower, any Guarantor, any of Borrower’s Members or the Management Company and their related entities as though it were not acting as the Administrative Agent hereunder.

SECTION 10.07 Distributions. Whenever a Lender or the Administrative Agent receives any payment on behalf of another Lender, it shall distribute the same to the appropriate

Lender, in lawful money of the United States and in like kind of funds received by it. All such payments received prior to 2:00 P.M., shall be so paid on the date received or, if received later than 2:00 P.M., on the next succeeding Business Day.

SECTION 10.08 Successors. The Administrative Agent may resign at any time by giving thirty (30) days advance written notice thereof to each of the Lenders and the Borrower, such resignation to become effective upon the discharge of the Administrative Agent from its duties under this Agreement, as set forth in this Section 10.08. Upon the resignation of the Administrative Agent, at no expense to the Borrower, and with the Borrower’s prior written reasonable consent, the Lenders may appoint another entity to act as the Administrative Agent. Upon the acceptance by a successor to the Administrative Agent of its appointment as the Administrative Agent hereunder, such successor to the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties under this Agreement and, except as set forth in the following sentence, all of its rights, powers and privileges hereunder shall terminate. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted by it while it was the Administrative Agent under this Agreement.

SECTION 10.09 Certain Consents Required.

(a) Subject to Section 10.09(b), the Administrative Agent reserves the right, in its discretion, in each instance without prior notice to or consent by any of the Lenders, (i) to exercise or refrain from exercising any powers or rights which the Administrative Agent or any of the Lenders may have under or with respect to this Agreement, any Note or any other Loan Document, (ii) to enforce or forbear from enforcing the Loan Documents, (iii) to grant or withhold consents, approvals or waivers and to make any other determinations in connection with the Loan and the Loan Documents, (iv) to amend or modify the Loan Documents, (v) to acquire additional security or release any security given with respect to any of the Loan Obligations, (vi) to collect all sums due under the Loan Documents, (vii) to declare the Loan Obligations due and payable when permitted to do so pursuant to the terms of the Loan Documents, (viii) to enforce the Loan Documents, (ix) to take possession of, foreclose or accept a deed and/or assignment of the security for any of the Loan Obligations or any portion thereof in lieu of foreclosure, (x) to sell, dispose of or otherwise deal with the ownership and operation of any security for any of the Loan Obligations, (xi) to bid at foreclosure of any Security Document such amount as the Administrative Agent shall determine in its discretion, and (xii) to exercise or determine not to exercise all powers which are incidental to any of the foregoing.

(b) Notwithstanding anything contained in Section 10.09(a), the Administrative Agent will not without the unanimous consent of the Lenders: (i) consent to the reduction of any amount or rate of interest payable to the Lenders under this Agreement or the Note, (ii) increase the amount of the Loan Commitment Amount, (iii) extend the Maturity Date, (iv) postpone the due date of any amount due to the Administrative Agent on behalf of the Lenders or (v) consent to the sale, transfer or conveyance of a material portion of the collateral except as specifically permitted under the Loan Documents or release of any obligor under a

Loan Document from any of its material obligations thereunder (except upon the complete payment of the Loan Obligations); provided that the foregoing restrictions shall not apply in connection with any waiver, amendment, modification, consent, extension, postponement or agreement required by any Applicable Law or order or decree or any court.

(c) If the Administrative Agent shall request the Lenders’ consent under subsection (b) and shall not receive such consent or denial thereof from any Lender within ten (10) Business Days (or, in the sole discretion of the Administrative Agent, such greater number of Business Days as the Administrative Agent may stipulate in writing with respect to a particular request) after making such request, then the Lender shall be deemed to have granted such consent. In the event the Lender denies its consent to any action requiring the consent of the Lender pursuant to subsection (b), the Administrative Agent shall have the option, but not the obligation, exercisable at any time thereafter, to purchase the entirety of such Lender’s Percentage Interest in the Loan and the Loan Documents by delivering to the Lender a written notice of tender, together with an amount of cash or Federal Reserve Funds or other funds immediately available in New York, New York equal to 100% of the Lender’s pro rata share in all Outstanding Advances plus any unpaid interest and fees accrued under the Loan Documents to the date of such tender, plus any other amounts due and payable to the Lender hereunder. If such tender is duly made, the Administrative Agent shall thereupon be deemed to have acquired the entirety of the Lender’s Percentage Interest in the Loan and the Loan Documents and Loan Commitment Percentage of the Lender shall thereafter be zero and the Lender shall have no further rights or obligations under this Agreement; provided that the Administrative Agent shall have the right thereupon to receive, and shall accept, such documents and instruments as shall be legally necessary to effect the transfer of the Lender for which such tender was made.

(d) The Administrative Agent may at any time request instructions from the Lenders with respect to any actions, consents, waivers or approvals which, by the terms of any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval, consent or waiver and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval, consent or waiver under any of the Loan Documents until the Administrative Agent shall have received such instructions.

(e) Each Lender acknowledges that, with respect to the Loan and the Loan Documents, the Administrative Agent shall have the sole and exclusive authority to deal and communicate with the Borrower, any Guarantor and any other Person on behalf of the Lenders. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower, any Guarantor or any other Person with respect to any portion of the Loan Obligations, without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its discretion.

SECTION 10.10 Status of Collections. The Administrative Agent will keep the Lenders informed of the status of payments on the Loan and use its best efforts to keep the Lenders informed of the collectibility of outstanding principal, interest, fees and any other amounts owing to the Administrative Agent on behalf of the Lenders under the Loan Documents.

SECTION 10.11 Information. The Administrative Agent will furnish to the Lenders copies of all reports, certificates and other written statements furnished by the Borrower to the Administrative Agent pursuant to Section 6.01 of this Agreement; provided that the Administrative Agent assumes no responsibility with respect to the authenticity, validity, accuracy or completeness of any such financial or nonfinancial materials. The Administrative Agent will furnish to the Lenders, promptly following receipt thereof by the Administrative Agent, copies of any proposed modifications of the Loan Documents presented to the Administrative Agent for approval. No failure on the part of the Administrative Agent to furnish information pursuant to this Section 10.11 shall result in any liability of the Administrative Agent or release the Lenders from any of its obligations hereunder.

SECTION 10.12 Borrower’s Default and Material Events. The Administrative Agent will give to the Lenders, and the Lenders will give to the Administrative Agent, prompt telephonic notice (confirmed in writing) of (a) any Default under the Loan Documents of which the Administrative Agent or a Lender, as the case may be, has actual knowledge and (b) any other matter of which the Administrative Agent or a Lender, as the case may be, has actual knowledge and which in the reasonable judgment of the party required to give such notice could materially and adversely affect its interests or the interests of the other party in the Loan, but, in the absence of willful misconduct or gross negligence, no failure to give any such notice shall result in liability on the part of the party required to give such notice.

SECTION 10.13 Administrative Agency Provisions Solely for the Benefit of the Lenders. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article X are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower hereby acknowledges and agrees that the provisions of this Article X may be modified, amended and waived by the Administrative Agent and the Lenders without notice to or approval or consent by the Borrower or any other Person.

ARTICLE XI

EVENTS OF DEFAULT

SECTION 11.01 Events of Default. The occurrence of any of the following events (whatever the reason for such event and whether voluntary, involuntary or effected by operation of law) shall be a “Default” hereunder unless waived in writing by the Administrative Agent and upon written notice to the Borrower, shall be an “Event of Default”:

(a) the Borrower fails to pay when due any amount specified in Sections 2.02 or 2.03 and any such failure remains unremedied for three (3) Business Days after receipt of written notice from Administrative Agent (provided that Administrative Agent shall not be obligated to provide such notice more than once in any twelve (12) month period during the term of the Loan, in which event such failure to pay shall be calculated to commence within three (3) Business Days after the same becomes due without further notice to the Borrower); or (ii) except as otherwise specified in this Section 11.01, the Borrower or any Guarantor fails to pay any other amount payable under the Loan Documents and such failure remains unremedied for twenty (20) days;

(b) there shall occur a failure by the Borrower to observe or perform any of the covenants or conditions contained in Sections 6.05 (in a material respect), 6.07 (with respect to a lapse in any required insurance), 6.09 (in a material respect), 6.10, 6.14 (in a material respect), 6.19, 6.21, 6.25, 7.01, 7.02, 7.03, 7.04, 7.08 or 7.10.

(c) the Borrower, any Guarantor, a Borrower’s Member or the Management Company fails to observe or perform any of the covenants, conditions or provisions of the Loan Documents to which it is a party (other than as otherwise specified in this Section 11.01) and to remedy such default within thirty (30) days after such failure; provided that, if such failure is known only to the Administrative Agent and not to the Borrower, any Guarantor, any of Borrower’s Members or the Management Company then such failure shall not constitute an Event of Default until thirty (30) days after receipt of notice from the Administrative Agent of such failure; provided further that, if the Administrative Agent is satisfied that such failure is not reasonably susceptible to cure within thirty (30) days and that the Borrower, or applicable Guarantor, Borrower’s Member or Management Company is, diligently pursuing such cure, such period will be extended for up to an additional ninety (90) days and the Administrative Agent will not unreasonably withhold its consent to further extensions;

(d) any representation or warranty made by the Borrower, a Guarantor, a Borrower’s Member or the Management Company in any Loan Document, or in any certificate, financial or other statement furnished by or on behalf of such Person to any Secured Lender pursuant to the Loan Documents, proves to have been untrue or incomplete in any material respect when made provided that, in the event of an inadvertent breach of any of the foregoing, such breach shall not have been remedied within thirty (30) days of the earlier of the date the Administrative Agent notifies the Borrower of the breach or the date the Borrower became aware of such breach;

(e) a Bankruptcy Action occurs with respect to the Borrower, any Guarantor or the Management Company; provided that Borrower will have the right to replace the Management Company with a new manager reasonably acceptable to the Administrative Agent, so long as such replacement takes place within thirty (30) days of such Bankruptcy Action.

(f) an event described in Section 6(a), (b), (c) or (h) of the Member Interest Pledge and Security Agreement (SSLII); Section 6(a), (b), (c) or (h) of the Pledge and Security Agreement (ITO); Section 6(a), (b), (c) or (h) of the Security Agreement; or Section 6(a), (b), (c) or (h) of the Member Interest Pledge or Security Agreement (MS Senior);

(g) any provision of this Agreement or any of the other Loan Documents at any time for any reason ceases to be the legal, valid and binding obligation of the party thereto or ceases to be in full force and effect, or is declared to be null and void and such result would in the judgment of the Administrative Agent have a Material Adverse Effect, or the validity or enforceability thereof is contested by such Person, or such Person renounces the same or denies that it has any further liability hereunder or thereunder;

(h) the Borrower or any Guarantor (i) fails to make any payment or payments of any Indebtedness, as applicable, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, except for Matters Contested in Good Faith, or (ii) fails to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument (other than any failure to perform any term contemplated by sub-clause (i) hereof), except for Matters Contested in Good Faith, if, in either case, the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, mandatory redemption or tender of, the maturity of any Indebtedness in excess of $250,000;

(i) any judgment is entered in a litigation or administrative proceeding, and is not paid within sixty (60) days, involving the Borrower, a Guarantor, the Management Company or a Facility or any instrument, contract or document delivered to the Administrative Agent pursuant to the Loan Documents and the amount of the judgment from such litigation or proceeding, in the Administrative Agent’s judgment, a Material Adverse Effect;

(j) Intentionally Omitted;

(k) Intentionally Omitted;

(l) Intentionally Omitted;

(m) a Mortgaged Property suffers a loss by fire or other casualty and such loss is not fully insured and any deficiency exceeding $1,500,000 between the amount of insurance paid with respect to such loss and the cost of repairing the destruction is not timely deposited in escrow with the Administrative Agent, or the Loan prepayment for the Facility in the amount describe in Section 6.11(b)(ii) is not made as provided in Section 6.11;

(n) (i) any material Permit with respect to a Facility is revoked, suspended or annulled, or (ii) a proceeding is instituted against the Borrower a Guarantor or the Management Company, and the proceeding is not dismissed within thirty (30) days, for the revocation, suspension or annulment of a material Permit for a Facility which, in the reasonable judgment of the Administrative Agent, has a Material Adverse Effect;

(o) Intentionally Omitted;

(p) the Managing Member of Borrower is not either SSLII or MS Senior;

(q) the independent certified public accountant retained by such Person (i) fails to deliver an unqualified opinion (other than an opinion qualified as result of a change in application of Generally Accepted Accounting Principles, such change being one with which such accountants concur) with respect to the financial statements of the Borrower, as applicable, or (ii) delivers an opinion on the financial statements of Sunrise Senior Living, Inc. or the Borrower, as applicable, which opinion includes an explanatory paragraph which describes conditions which raise substantial doubt about Sunrise Senior Living, Inc.’s or the Borrower’s, as applicable, ability to continue to operate as a going concern;

(r) Sunrise Senior Living Management, Inc. ceases to be the Management Company for all of the Facilities without the Administrative Agent’s prior consent to such termination;

(s) the Borrower fails to cure as provided in Section 6.24(d) when the Debt Service Coverage Ratio is less than 1.00:1 on December 31, 2007, or less than 1.05:1 thereafter, as of any Testing Date;

(t) the Borrower fails, within five (5) Business Days of the date required, to comply with the Cash Sweep Requirements;

(u) any Borrower, Borrower’s Member, Guarantor or the Management Company fails, within five (5) days of the date required, to comply with the Cash Sweep Requirements;

(v) a Guarantor fails to pay any of its Guaranty Obligations within five (5) Business Days after a demand request therefor by the Administrative Agent in accordance with the Payment Guaranty;

(w) a Guarantor fails to observe or perform any of the covenants or conditions contained in Section 5(a), (b), (c) or (d) of the Payment Guaranty.

SECTION 11.02 Consequences of an Event of Default. If an Event of Default specified in Section 11.01 hereof has occurred and is continuing, the Administrative Agent may:

(a) by notice to the Borrower declare all Loan Obligations to be due and payable forthwith, whereupon the same immediately shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided that, if a Default described in Section 11.01(e) or (f) has occurred, the Loan Obligations will be automatically accelerated on the date of the occurrence of such Default without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or other notice of any kind to the Borrower or any other Person, all of which are hereby expressly waived;

(b) either personally or by attorney or agent without bringing any action or proceeding, or by a receiver to be appointed by a court in any appropriate action or proceeding, take whatever action at law or in equity may appear necessary or desirable to collect the amounts due and payable under the Loan Documents or to enforce performance or observance of any obligation, agreement or covenant of the Borrower under the Loan Documents, whether for specific performance of any agreement or covenant of the Borrower or in aid of the execution of any power granted to the Lenders or the Administrative Agent in the Loan Documents;

(c) exercise any and all remedies any Lender may have under the Loan Documents;

(d) [Intentionally Omitted];

(e) employ sales agents and negotiate and execute Residency Documents in connection with all or any part of the Mortgaged Properties or require the Borrower to retain a new Management Company for any or all of the Mortgaged Properties;

(f) exercise the “lock-box” provisions of Section 6.25;

(g) apply all amounts then on deposit in the Borrower’s Fund under the Funds Pledge Agreement to pay Loan Obligations;

(h) exercise all other remedies available to any of the Secured Lenders at law or equity; and

(i) if not in place, obtain insurance coverages as are required hereunder, and all expenses incurred by the Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrower promptly after demand.

SECTION 11.03 Remedies Cumulative; Solely for the Benefit of the Secured Lenders. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to any of the Secured Lenders in the Loan Documents shall be cumulative, concurrent and nonexclusive and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy (whether specifically herein given or otherwise existing) may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Lenders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

The rights and remedies of the Secured Lenders specified herein are for the sole and exclusive benefit, use and protection of the Secured Lenders, and the Secured Lenders are entitled, but shall have no duty or obligation to the Borrower or any other Person or otherwise, to exercise or to refrain from exercising any right or remedy reserved to the Secured Lenders hereunder or under any of the other Loan Documents.

SECTION 11.04 Waivers or Omissions. No delay or omission by any of the Secured Lenders in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, remedy or power or be construed to be a waiver of any default on the part of any of the Secured Lenders or to be acquiescence therein. No express or implied waiver by any of the Secured Lenders of any Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default.

SECTION 11.05 Continuance of Proceedings. In case any of the Secured Lenders shall proceed to invoke any right, remedy or recourse permitted hereunder or under the Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, the Secured Lenders shall have the unqualified right so to do and, in such event, the Borrower, the Guarantors, the Borrower’s Members and the Management Company and the Secured Lenders shall be restored to their former positions with respect to the Loan Obligations, the Loan

Documents, the Mortgaged Properties and otherwise, and the rights, remedies, recourse and powers of the Secured Lenders hereunder shall continue as if the same had never been invoked.

SECTION 11.06 Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under the Loan Documents, any remedy of law may prove to be inadequate relief to the Secured Lenders; therefore, the Borrower agrees that the Secured Lenders, if the Secured Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the requirement to post a bond or other security.

SECTION 11.07 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Article XI, the Borrower hereby irrevocably constitutes and appoints each of the Secured Lenders (individually) during the continuation of an Event of Default as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this Article XI, in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

ARTICLE XII

INDEMNIFICATION AND LIABILITY

SECTION 12.01 Indemnification. In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant hereto or under law or equity, the Borrower hereby agrees (to the extent permitted by law) to indemnify and hold harmless the Secured Lenders and Bank Participants and their respective officers, directors and agents (the “Indemnities”) from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever (including reasonable attorneys’ fees and court costs) which any of the Indemnities may incur (or which may be claimed against any of the Indemnities by any Person or entity whatsoever) by reason of or in connection with (a) the use of the proceeds of the Loan; (b) the use or occupancy of the Facilities by the Borrower, the Borrower’s Members, the Guarantors or the Management Company or any other Person; or (c) the involvement of the Secured Lenders or Bank Participants in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Secured Lenders’ or Bank Participants’ making of the Loan, the Secured Lenders entering into this Agreement or action taken thereunder or under any of the Loan Documents or any other event or transaction in connection with or contemplated by any of the foregoing, provided that, such indemnification obligation shall not apply (i) to any portion of such claims, damages, losses, liabilities, costs, or expenses or disbursements determined in a final, non-appealable judgment by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of a Secured Lender or Bank Participant or (ii) in disputes among Secured Lenders (including Bank Participants) or between any Secured Lenders (including Bank Participants) and the Administrative Agent or to a breach of this Agreement by the Administrative Agent or any Secured Lender or any Bank Participant. If any proceeding shall be brought or threatened against an Indemnities by reason of or in connection with the events described in clause (a), (b) or (c), (and except as otherwise provided in the proviso above), the applicable Indemnities shall promptly notify the Borrower in writing and the Borrower shall assume the defense thereof, including the employment of counsels chosen by the Indemnities (with fees and terms reasonably satisfactory to the Borrower) and the payment of all costs of litigation. Notwithstanding the preceding sentence, each of the Indemnities shall have the right to employ their own respective counsel and to determine their own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnities or the applicable Secured Lender or Bank Participant unless (i) the employment of such counsel shall have been authorized in writing by the Borrower or (ii) the Borrower, after due notice of the action, shall not have employed counsel reasonably satisfactory to such Indemnities to have charge of such defense, in either of which events the reasonable fees and expenses of the respective counsels for such Indemnities shall be borne by the Borrower to the extent that such action is covered by this indemnification provision. The Borrower shall not be liable for any settlement of any such action effected without its consent. Nothing under this Section 12.02 is intended to limit the Borrower’s payment of Loan Obligations.

SECTION 12.02 Liability of the Secured Lenders. Neither the Secured Lenders nor the Bank Participants, or any of their respective officers or directors, shall be liable or responsible for: (a) the use which may be made of the proceeds of Advances of the Loan; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Secured Lender against presentation of documents which do not comply with the terms of this Agreement, including failure of any documents to bear any reference or adequate reference to this Agreement; or (d) any other circumstances whatsoever resulting from making or failing to make payment in accordance with this Agreement. In furtherance and not in limitation of the foregoing, the Secured Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 12.03 Payment. The Borrower shall pay or reimburse the Indemnities for any and all amounts due pursuant to events described in this Article XII upon demand therefor by the Secured Lenders, accompanied by a written statement describing the matters giving rise to such payment and the basis for computation of the amount so payable. Any amount payable by the Borrower hereunder which is not paid within ten (10) Business Days following demand shall bear interest at the Default Rate except for Matters Contested in Good Faith.

SECTION 12.04 Survival. The obligations of the Borrower under this Article XII shall survive payment and performance of the Loan Obligations.

SECTION 12.05 Absolute and Unconditional Agreement.

(a) The obligations of the Borrower under this Article XII shall be a continuing, absolute and unconditional indemnity, without regard to:

(i) any limitation, discharge, cancellation, invalidity, rejection or unenforceability of the Loan, any Loan Obligations or the Loan Documents or any part thereof; and

(ii) any circumstance whatsoever which constitutes or might be construed to be an equitable or legal discharge of the Borrower from the Loan Obligations.

(b) The Borrower’s liability hereunder shall not be conditioned or contingent upon the pursuit by the Secured Lenders of any right or remedy against the Borrower any Guarantor, any of Borrower’s Members or the Management Company or other Person at any time and shall not be affected or limited in any manner by any action taken by the Secured Lenders in connection with exercise of any remedies under the Loan Documents.

ARTICLE XIII

PURCHASER LENDERS, PARTICIPATIONS

SECTION 13.01 Assignments.

(a) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with Applicable Law and with the approval of the Administrative Agent, (i) at any time sell or assign all or any part of its rights and obligations under this Agreement and the other Loan Documents to any existing Lender or any Affiliate thereof, and (ii) with the consent of the Borrower (which Borrower consent shall not be unreasonably withheld and shall not be required for a sale or assignment to an Eligible Assignee or during an Event of Default) sell or assign to any other Person (any purchaser or assignee under clause (i) or (ii), a “Purchaser Lender”) all or any part of its rights and obligations under this Agreement and the other Loan Documents, in each instance under clause (i) or (ii) above, pursuant to a transfer supplement that is in a form reasonably satisfactory to the Administrative Agent (a “Transfer Supplement”), executed by such Purchaser Lender, such transferor Lender, the Administrative Agent and, if applicable, the Borrower, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (x) in the event of a sale or assignment under clause (i) or (ii) above of less than all of a selling or assigning Lender’s rights and obligations, such selling or assigning Lender shall retain a Lender’s Percentage Interest of at least $10,000,000 (or such lesser amount as the Administrative Agent and Borrower may reasonably approve) and (y) any sale or assignment under clause (i) or (ii) above shall result in the Purchaser Lender acquiring, pursuant to such sale or assignment, a Lender’s Percentage Interest of at least $10,000,000 (or such lesser amount as the Administrative Agent and Borrower may reasonably approve). Upon such execution, delivery, acceptance and recording, from and after the “Transfer Effective Date” (as defined in the Transfer Supplement) determined pursuant to such Transfer Supplement, (x) the Purchaser Lender thereunder shall be a party to this Agreement (if not already a party hereto), and, to the extent provided in such Transfer Supplement (and in addition to any existing rights and obligations as a Lender hereunder), have the rights and obligations of a Lender hereunder with an interest as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of the interest transferred as reflected in such Transfer Supplement, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of a Transfer Supplement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchaser Lender and the resulting adjustment of Lender Interests arising from the purchase by such Purchaser Lender of all or a portion of the rights and obligations of such transferor Lender. On or prior to the Transfer Effective Date determined pursuant to such Transfer Supplement, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Note such new Note, payable to the order of such Purchaser Lender in an amount equal to the interest sold or assigned to it pursuant to such Transfer Supplement and, if the transferor Lender has retained any interest hereunder, a new Note to the order of the transferor Lender in an amount equal to the interest retained by the transferor Lender. Such new Note shall be dated the Closing Date (but with indication of reissuance as of the Transfer Effective Date) and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked “canceled.” Notwithstanding the above, any Lender shall have the right at any time without the approval or consent of the Administrative Agent or the Borrower to grant a security interest in all or any portion of such Lender’s rights in this Agreement or the other Loan Documents to any Federal Reserve Bank or the central reserve bank or similar authority of any other country to secure any obligation of such Lender to such bank or similar authority. The Borrower authorizes each of the Lenders to provide to potential Purchaser Lenders copies of this Agreement, any other Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, financial statements and financial, operational and other information and materials previously provided to any of the Secured Lenders.

(b) The Administrative Agent shall, as Borrower’s agent solely for purposes of this subsection (b), maintain at its address referred to in Section 14.05 a copy of each Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and each Lender’s Percentage Interest and the principal amount of the Loan and owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the interest recorded therein for all purposes of this Agreement, and the Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender) at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon its receipt of a Transfer Supplement executed by a transferor Lender (with respect to any entry relating to such Lender), a Purchaser Lender and the Administrative Agent (and, if applicable, the Borrower), together with payment by the Purchaser Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchaser Lender is not a Lender prior to the execution of such supplement and $1,500 otherwise, the Administrative Agent shall (i) promptly accept such Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the relevant Lenders and the Borrower. Failure to make any such recordation or any error in such recordation shall not offset the Borrower’s obligations in respect of the Loan.

(d) If any Purchaser Lender is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Purchaser Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Purchaser Lender in respect of the Loan, (ii) to furnish to the transferor Lender, the Administrative Agent and the Borrower either United States Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI (wherein such Purchaser Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and to provide a new Form W-8BEN or Form W-8ECI upon the expiration or obsolescence of any previously delivered form and (iii) to furnish to the Administrative Agent comparable statements in accordance with applicable U.S. laws and regulations to comply from time to time with all Applicable Laws with regard to such withholding tax exemption.

(e) If any Lender (a “Benefitted Lender”) shall at any time receive any payment on account of all or part of its interest in the Loan or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, in respect of such other Lender’s Percentage Interest in the Loan or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Percentage Interest or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral, or the proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Percentage Interest may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Borrower notice of any set-off of which it has knowledge, provided that the failure to give such notice shall not affect the validity of such set-off. Each Lender agrees to include in any participation agreement with a Bank Participant provisions substantially incorporating the provisions of this subsection (e).

(f) Each Purchaser Lender shall either (x) represent that it is neither an employee benefit plan as defined in Section 3(3) of ERISA, not a plan as defined in Section 4975(e)(l) of the Code, nor are any of the assets to be used to purchase such Mortgage Loan “plan assets” within the meaning of Department of Labor Regulation Section 2510.3 101 or (y) provide evidence satisfactory to the Administrative Agent that it is entitled to rely on an exemption from the prohibited transaction and plan asset rules of ERISA.

(g) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall, sell, assign or transfer any Lender’s Percentage Interest in the Loan to the Borrower, any Guarantor, a Borrower’s Member, the Management Company or any Affiliate or subsidiary thereof and (ii) no Lender shall sell, assign, negotiate, pledge, hypothecate or otherwise transfer all or any part of its rights and obligations under this Agreement or any other Loan Document except as expressly provided above or with the approval of the Administrative Agent.

SECTION 13.02 Participations. A Lender may, in the ordinary course of its business and in accordance with Applicable Law and with the approval of the Administrative Agent, at any time sell participations to Bank Participants in all or a portion of its rights and obligations under this Agreement and the other Loan Documents; provided that

(i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged; and

(ii) the Borrower will continue to deal solely and directly with the Secured Lenders as provided herein.

The Borrower authorizes each of the Lenders to provide to potential Bank Participants copies of this Agreement, any other Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, financial statements, financial, operational and other information and materials previously provided to any of the Secured Lenders. The Borrower agrees that each Bank Participant shall be entitled to the benefits of Sections 4.05,4.07, 4.08 and 12.01 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.01; provided that a Bank Participant shall not be entitled to receive any greater payment under Section 4.05 or 4.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Bank Participant, unless the sale of the participation to such Bank Participant is made with the Borrower’s prior consent and it so provides for such greater payment; and provided further that a Bank Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.07 unless the Borrower is notified of the participation sold to such Bank Participant and such Bank Participant agrees, for the benefit of the Borrower, to comply with Section 4.13 as though it were a Lender.

The Borrower agrees that if amounts outstanding under the Loan Documents are due and unpaid, or have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Bank Participant of which the Borrower has been provided prior notice by a Secured Lender shall, to the extent permitted by Applicable Law, be deemed to have the right of set-off in respect of its participating interest to the same extent as if the amount of its participating interest were owing directly to a Lender provided that such Bank Participant agrees to be subject to the provisions of Section 13.01(e). No Lender may sell participations in all or a portion of its rights and obligations under this Agreement or any of the other Loan Documents, except as provided above.

ARTICLE XIV

GENERAL CONDITIONS

The following conditions shall be applicable throughout the term of this Agreement:

SECTION 14.01 No Broker. The Borrower represents and warrants that no broker was involved in procuring the Loan except any such broker whose commission has been paid in full by the Borrower on or prior to the Closing Date, and agrees to indemnify and save harmless the Secured Lenders and Bank Participants from and against any and all claims for any brokerage commission arising out of the Loan Documents.

SECTION 14.02 Further Assurances. From time to time upon the request of the Administrative Agent, the Borrower will, and will cause the Guarantors, the Borrower’s Members and the Management Company, to, promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as the Administrative Agent may deem necessary or desirable to confirm the Loan Documents, to carry out the purpose and intent hereof and thereof or to enable the Secured Lenders to enforce any of its rights hereunder or thereunder.

SECTION 14.03 Amendments and Waivers. The Borrower and the Administrative Agent may from time to time enter into agreements amending, modifying or supplementing this Agreement and/or any of the other the Loan Documents or changing the rights of the parties hereunder or thereunder, and the Administrative Agent may from time to time grant waivers or consents to a departure from the due performance of the obligations of the applicable obligor hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Conditional Default, Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Conditional Default, Default or Event of Default or impair any right consequent thereto.

SECTION 14.04 No Implied Waivers. No Advance, course of dealing, delay or failure of the Secured Lenders to exercise any right, power or privilege under this Agreement or the other Loan Documents (including any delay in sending a notice required for an Event of Default) shall constitute a waiver of any Conditional Default, Default or Event of Default nor affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Secured Lenders under this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Secured Lenders would otherwise have under any other Loan Document or at law or in equity.

SECTION 14.05 Notices. Except for Interest Election Requests which shall be submitted in accordance with Section 4.03, all notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement and the other Loan Documents shall be in writing (including telexed and facsimile communication) unless otherwise expressly permitted hereunder or under such other Loan Document and shall be sent and deemed delivered as follows: (i) if by first class mail, five (5) days after mailing (provided that no notice of an Event of Default or other notice sent pursuant to Sections 11.01 or 11.02 or any demand for payment other than routine interest statements shall be given by this method); (ii) if by overnight delivery, on the next Business Day; and (iii) if by facsimile, when confirmation of receipt is obtained. The email addresses set forth below are provided for convenience only and not for purposes of proper notification under this Agreement. All notices shall be sent to the applicable party at the following address or in accordance with the last unrevoked written direction from such party to the other parties hereto:

If to the Borrower, a Guarantor, SSLII, Management Company,

Sunrise Senior Living, Inc. or MS Senior:

[Name of Party]

c/o Sunrise Senior Living Investments, Inc.

7902 Westpark Drive

McLean, VA 22102

Attention: John Gaul, General Counsel

Telephone: (703) 744-1710

Facsimile: (703) 744-1990

Email: john.gaul@sunriseseniorliving.com

and

c/o Sunrise Senior Living Investments, Inc.

7902 Westpark Drive

McLean, VA 22102

Attention: James S. Pope, Executive Vice President, Capital Group

Telephone: (703) 744-1631

Facsimile: (703) 744-1645

Email: jay.pope@sunriseseniorliving.com

and

MS Senior Living, L.L.C.

1585 Broadway, Floor 37

New York, NY 10036

Attention: Mr. Mark Hudspeth

Telephone: (212) 761-4679

Facsimile: (212) 507-4365

Email: mark.hudspeth@morganstanley.com

with a copy to:

Wayne G. Tatusko, Esq.

3016 Williams Drive, Suite 200

Fairfax, VA 22031

Telephone: (703) 205-0710

Facsimile: (703) 205-9059

Email: wtatusko@tatuskolaw.com

with a copy to:

Jones Day

2727 North Harwood Street

Dallas, TX 75201

Attention: Susan Cox, Esq.

Telephone: (214) 969-4586

Facsimile: (214) 969-5100

Email: scox@jonesday.com

If to the Administrative Agent or HSHN as a Lender:

HSH Nordbank AG, New York Branch

230 Park Avenue

New York, NY 10169-0005

Attention: David Canavan, Senior Vice President

Telephone: (212) 407-6035

Facsimile: (212) 407-6833

Email: david.canavan@hsh-nordbank.com

With a copy to:

HSH Nordbank, New York Branch

230 Park Avenue

New York, NY 10169-0005

Attention: Jon D. Karnofsky, General Counsel

Telephone: (212) 407-6142

Facsimile: (212) 407-6811

Email: jon.karnofsky@hsh-nordbank. com

The Secured Lenders may rely on any notice purportedly made by or on behalf of the Borrower and shall have no duty to verify the identity or authority of the Person giving such notice. Whenever the Secured Lenders are required or empowered to provide any notice, consent, approval or direction under this Agreement, such notice, consent, approval or direction shall be given by the Administrative Agent, and the Borrower may conclusively rely on any such communication. Whenever notices are required to be given to the Secured Lenders, such notices shall be given to the Administrative Agent.

SECTION 14.06 Right of Setoff.

(a) Upon the occurrence of an Event of Default and subject to their obligations to other Secured Lenders under Articles X and XIII the Secured Lenders may, at any time and from time to time, without notice to the Borrower or any other Person (any such notice being expressly waived), set-off and appropriate and apply, against and on account of, any Loan Obligations of the Borrower to the Secured Lenders, without regard to whether or not the Secured Lenders shall have made any demand therefor, and although such Loan Obligations may be contingent or unmatured, any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by any of the Secured Lenders to or for the credit or the account of the Borrower.

(b) The Secured Lenders agree to promptly notify the Borrower after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. Subject to the provisions of subsection (a) above, the rights of the Secured Lenders under this Section 14.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Lenders may have.

SECTION 14.07 No Third Party Rights. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the parties hereto and Bank Participants any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

SECTION 14.08 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

SECTION 14.09 Secured Lenders Only Beneficiaries. All conditions of the obligation of the Secured Lenders to make Advances are solely and exclusively for the benefit of the Secured Lenders and their assigns and no Person other than the Administrative Agent acting on behalf of the Secured Lenders shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Secured Lenders will refuse to make Advances in the absence of strict compliance with any or all thereof and no Person (other than the Secured Lenders) shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Administrative Agent at any time if in the sole discretion of the Administrative Agent, it deems advisable to do so. The Secured Lenders’ obligations to make Advances, subject to the terms and conditions of this Agreement, is solely for the benefit of Borrower and no other Person shall be deemed to be a beneficiary of such obligation nor entitled to require any Advance hereunder.

SECTION 14.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (AND, FOR PURPOSES OF DETERMINING THE HIGHEST LAWFUL RATE, APPLICABLE FEDERAL LAW IF THE APPLICATION OF FEDERAL LAW RESULTS IN A HIGHER RATE OF INTEREST) WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS.

(b) THE BORROWER CONSENTS TO AND SUBMITS TO IN PERSONAM JURISDICTION AND VENUE IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND IN THE FEDERAL DISTRICT COURTS WHICH ARE LOCATED IN THE CITY OF NEW YORK. THE BORROWER ASSERTS THAT IT HAS PURPOSEFULLY AVAILED ITSELF OF THE BENEFITS OF THE LAWS OF THE STATE OF NEW YORK AND WAIVES ANY OBJECTION TO IN PERSONAM JURISDICTION ON THE GROUNDS OF MINIMUM CONTACTS, WAIVES ANY OBJECTION TO VENUE, AND WAIVES ANY PLEA OF FORUM NON CONVENIENS. THIS CONSENT TO AND SUBMISSION TO JURISDICTION IS WITH REGARD TO ANY ACTION RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER THE BORROWER’S ACTIONS TOOK PLACE IN THE STATE OR ELSEWHERE IN THE UNITED STATES. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE, AND DOES NOT PRECLUDE THE SECURED LENDERS FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) THE BORROWER AND THE SECURED LENDERS AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. IT IS HEREBY ACKNOWLEDGED THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE BORROWER AND THE SECURED LENDERS TO ENTER INTO THIS AGREEMENT AND THAT THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE BORROWER AND THE SECURED LENDERS IS MADE IN RELIANCE UPON SUCH WAIVER. THE BORROWER AND THE SECURED LENDERS FURTHER WARRANT AND REPRESENT THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, FOLLOWING CONSULTATION WITH THEIR RESPECTIVE LEGAL COUNSEL.

(d) The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 14.10(c) for waiver of trial by jury.

(e) The waivers made pursuant to this Section 14.10 are irrevocable and unmodifiable, whether in writing or orally, and are applicable to any subsequent amendments, renewals, supplements or modifications of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 14.11 Prior Understandings. This Agreement and the other Loan Documents supersede any term sheet, the Commitment Letter and all other prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

SECTION 14.12 Duration. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the other Loan Documents, any investigation by the Borrower, the approval of any disbursements, or honoring of any Advances hereunder. Subject to Section 12.04, all covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after date hereof until the latest date of payment in full of all Loan Obligations of the Borrower.

SECTION 14.13 Preferences. To the extent that any of the Secured Lender receive any payment from or on behalf of the Borrower which payment or any part thereof is subsequently: (a) invalidated; (b) declared to constitute a fraudulent conveyance or preferential transfer; (c) set aside; or (d) required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment received to the extent permitted by Applicable Law, the obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment has not been received by such Secured Lender.

SECTION 14.14 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

SECTION 14.15 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. The Borrower may not assign its rights or obligations under this Agreement or the other Loan Documents without the prior consent of the Administrative Agent. A Lender may participate portions of its Lender’s Percentage Interest and sell a portion of its Lender’s Percentage Interest relating to the Loan in accordance with Article XIII.

SECTION 14.16 Rights Cumulative. All rights, powers and remedies herein given to the Secured Lenders are cumulative and not alternative, and are in addition to all statutes or rules of law; any forbearance or delay by the Secured Lenders in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by the Administrative Agent. All representations and covenants by the Borrower shall survive the making of the Advances and the provisions hereof shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 14.17 Signs and Advertising. The Secured Lenders shall be permitted to use the business name and trademark of the Borrower the Guarantors, the Borrower’s Members and

the Management Company in marketing and promotional materials, including brochures, tombstone and other advertising and websites to include the name of the Borrower the Guarantors, the Borrower’s Members and the Management Company and the Facilities on representative client and transactional lists.

SECTION 14.18 Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are an integral part hereof and are hereby made a part of this Agreement.

SECTION 14.19 Captions and Headings. The captions and headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

SECTION 14.20 Extent of Covenants; No Personal Liability. No covenant, stipulation, obligation or agreement of the Borrower contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future owner, member, shareholder, director, trustee, officer, employee or agent of the Borrower in his or her individual capacity; and no such individual (including any such person executing this Agreement) shall be liable personally hereunder; provided that the foregoing limitation of liability will not extend to any actions or inactions on the part of any person constituting a fraud, misappropriation of funds, willful misconduct or gross negligence.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:

HSH NORDBANK AG, NEW YORK BRANCH, as Administrative Agent, sole Arranger and Lender

By:	/s/ David Canavan
David Canavan
Senior Vice President

By:	/s/ Gregory J. Nuber
Gregory J. Nuber
Senior Vice President

BORROWER:

AL US DEVELOPMENT VENTURE, LLC, a Delaware limited liability company

By:	Sunrise Senior Living Investments, Inc., a Virginia corporation, its Administrative Managing Member

By:
James S. Pope
Vice President

Signature Page of Loan Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:

HSH NORDBANK AG, NEW YORK BRANCH, as Administrative Agent, sole Arranger and Lender

By:
David Canavan
Senior Vice President

By:
Gregory J. Nuber
Senior Vice President

BORROWER:

AL US DEVELOPMENT VENTURE, LLC, a Delaware limited liability company

By:	Sunrise Senior Living Investments, Inc., a Virginia corporation, its Administrative Managing Member

	By:	/s/ James S. Pope
James S. Pope
Vice President

Exhibit 4.03(b)

Form of Interest Election Request

The undersigned, pursuant to Section 4.03(b) of the Loan Agreement by and among AL US Development Venture, LLC (the “Borrower”) and HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Lender, sole Arranger and Administrative Agent (the “Administrative Agent”), and such other financial institutions as from time to time become Lenders, dated as of June 14, 2007 (the “Loan Agreement”), DOES HEREBY CERTIFY for the benefit of the Secured Lenders as follows (all capitalized terms not otherwise defined shall have the meaning assigned to such term in the Loan Agreement):

The Borrowing to which this Interest Election Request applies is                                                      .

The effective date of the election made pursuant to such Interest Election Request (which shall be a Business Day) is                                              .

The resulting Borrowing is to be comprised of: [INSERT DOLLAR AMOUNTS/Base Rate or LIBOR and LIBOR Periods].

The LIBOR Period(s) to be applicable after giving effect to such election shall be a period(s) contemplated by the definition of the term “LIBOR Period” in the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request as of the          day of                         ,             .

BORROWER:

AL US DEVELOPMENT VENTURE, LLC

By:	Sunrise Senior Living Investments, Inc., its Managing Member

By:
Name:
Title:

Exhibit 5.02(a)

Facilities, Units and Services

See Attached.

Bonita

Real property in the City of Chula Vista, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 18475, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAID SAN DIEGO COUNTY ON MAY 15, 2000 AS FILE NO. 2000-249888 OF OFFICIAL RECORDS.

PARCEL B:

AN EASEMENT FOR INGRESS AND EGRESS, DRIVEWAY PURPOSES, STORM DRAIN AND RIGHT TO CONSTRUCT, USE, MAINTAIN, OPERATE, REPLACE AND REPAIR AN UNDERGROUND PIPELINE FOR STORM DRAIN PURPOSES AND SIGNAGE AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED EASEMENT AGREEMENT, BY AND BETWEEN STATE FARM MUTUAL AUTOMOTIVE INSURANCE COMPANY (“GRANTOR”) AND BONITA ASSISTED LIVING, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“GRANTEE”), DATED OCTOBER 31, 2001 AND RECORDED OCTOBER 31, 2001 AS DOCUMENT NO. 2001-0793221 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

EASEMENT AREA

THAT PORTION OF PARCEL 1 OF PARCEL MAP NO. 184751, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MAY 15, 2000, AS FILE NO. 2000-249888.

OFFICIAL RECORDS OF SAN DIEGO COUNTY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHEASTERLY CORNER OF SAID PARCEL 1, SAID CORNER BEING ON THE SOUTHERLY RIGHT-OF-WAY OF BONITA ROAD, A 102.00 FOOT PUBLIC ROAD, SAID CORNER ALSO BEING THE TRUE POINT OF BEGINNING; THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL 1 AND SAID SOUTHERLY RIGHT-OF-WAY OF BONITA ROAD, SOUTH 49 DEGREES 56’03” WEST, 53.33 FEET; THENCE LEAVING SAID NORTHERLY LINE AND SAID SOUTHERLY RIGHT-OF-WAY, ON A LINE THAT IS PARALLEL WITH THE EASTERLY LINE OF SAID PARCEL 1, SOUTH 29 DEGREES 58’19” EAST, 70.00 FEET; THENCE AT A RIGHT ANGLE TO THE SAID EASTERLY LINE OF PARCEL 1, NORTH 60 DEGREES 01’41” EAST, 52.50 FEET TO THE SAID EASTERLY LINE OF SAID PARCEL 1; THENCE ALONG THE SAID EASTERLY LINE, NORTH 29 DEGREES 58’19” WEST, 79.34 FEET TO THE TRUE POINT OF BEGINNING.

APN: 570—180-54

Boulder:

Real property in the City of Boulder, County of Boulder, State of Colorado, described as follows:

Lot 2A, Elk Park Subdivision Amendment No. l, together with easement rights appertaining thereto including but not limited to the 25.0’ access easement, as recorded November 5, 2001 at Reception No. 2215931.

APN: 500415

Grosse Pointe Woods

Real property in the City of Grosse Pointe Woods, County of Wayne, State of Michigan, described as follows:

That part of P.C. 184, described as beginning at a point on the Easterly line of Mack Avenue, 150 feet wide, distant South 72°03’50” East, 60.09 feet and South 14o50’39” West, 174.74 feet from the intersection of the Northerly line of P.C. 184 with the original line of Mack Avenue, 66 feet wide and proceeding thence South 71°53’11” East 240.39 feet; thence South 14°50’39” West, 106.17 feet; thence North 71°53’11” West, 240.39 feet to the easterly line of Mack Avenue; thence North 14°50’39” East along said line, 106.17 feet to the point of beginning.

Also Lots 1 through 6 except that part taken for Mack Avenue right of way and Lot 159, Brys Subdivision, according to the plat thereof as recorded in Liber 50 of Plats, page 8, Wayne County Records.

AND FURTHER BEING DESCRIBED ON A SURVEY PREPARED BY PROFESSIONAL ENGINEERING ASSOCIATES, JOB NO. 2001184, AS:

PART OF PRIVATE CLAIM 184, ALSO LOTS 1 THROUGH 6 EXCEPT THAT PART TAKEN FOR MACK AVENUE (150 FEET WIDE), LOT 159 AND THE VACATED PUBLIC ALLEY ADJACENT TO LOTS 1 THROUGH 6 AND LOT 159 OF “BRYS’ SUBDIVISION” OF PART OF PRIVATE CLAIM 184 LYING BETWEEN MACK AVENUE AND MARTER ROAD, GROSSE POINT WOODS, WAYNE COUNTY, MICHIGAN (LIBER 50 OF PLATS, PAGE 8) WAYNE COUNTY RECORDS DESCRIBED AS BEGINNING AT A POINT ON THE EASTERLY LINE OF MACK AVENUE, 150 FEET WIDE, DISTANT S72°03’50”E, 60.09 FEET AND S14°50’39”W, 174.74 FEET FROM THE INTERSECTION OF THE NORTHERLY LINE OF PRIVATE CLAIM 184 WITH THE ORIGINAL CENTER LINE OF MACK AVENUE 66.00 FEET WIDE AND PROCEEDING THENCE S71°53’11”E, 240.37 FEET; THENCE S14°49’57”W, 106.17 FEET; THENCE N71°53’11”W, 87.11 FEET TO THE NORTHEAST CORNER

OF LOT 159; THENCE ALONG THE EAST LINE OF SAID LOT S17°49’04”W, 135.34 FEET TO THE SOUTHEAST CORNER OF LOT 159; THENCE ALONG THE NORTH RIGHT OF WAY LINE OF BRYS DRIVE (60 FEET WIDE) N72°13’34”W, 146.37 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF MACK AVENUE (150 FEET WIDE); THENCE ALONG SAID LINE N14°49’33”E, 136.43 FEET TO A POINT ON THE NORTHERLY LINE OF “BRYS1 SUBDIVISION”; THENCE CONTINUING ALONG THE EAST RIGHT OF WAY LINE OF MACK AVENUE (150 FEET WIDE) N14°57’21”E, 106.16 FEET TO THE POINT OF BEGINNING.

APN: 40-004-01-0159-000 and 40-004-01-0001-301

Grosse Pointe II (Vernier)

Real property in the City of Grosse Pointe Woods, County of Wayne, State of Michigan, described as follows:

PARCEL 1

PART OF LOTS 1 AND 2 OF PLAT OF PARTITION OF PRIVATE CLAIM 249, THE ESTATE OF CHAS. VERNIER, AS RECORDED IN LIBER 67 OF DEEDS, PAGE 517, WAYNE COUNTY RECORDS, BEING PART OF THE CITY OF GROSSE POINTE WOODS, WAYNE COUNTY, MICHIGAN, DESCRIBED AS: BEGINNING AT A POINT ON THE NORTHERLY LINE OF VERNIER ROAD 66 FEET WIDE, DISTANT SOUTH 72 DEGREES 10 MINUTES 40 SECONDS EAST, 150.0 FEET FROM THE INTERSECTION OF SAID NORTHERLY LINE WITH THE EASTERLY LINE OF MACK AVENUE, 143.0 FEET WIDE, AND PROCEEDING THENCE NORTH 8 DEGREES 53 MINUTES 40 SECONDS EAST, 321.33 FEET TO THE SOUTHERLY BOUNDARY OF J. E. BEAUFAIT SUBDIVISION NO. 1 (LIBER 42, PAGE 84 OF PLATS); THENCE SOUTH 72 DEGREES 01 MINUTES EAST 109.05 FEET ALONG SAID SOUTHERLY BOUNDARY; THENCE SOUTH 8 DEGREES 53 MINUTES 40 SECONDS WEST, 318.27 FEET TO THE NORTHERLY LINE OF VERNIER ROAD; THENCE NORTH 72 DEGREES 10 MINUTES 40 SECONDS WEST, 109.0 FEET TO THE POINT OF BEGINNING, EXCEPT THE SOUTHERLY 27.35 FEET DEEDED TO THE MICHIGAN STATE HIGHWAY COMMISSION, IN LIBER 14956, PAGE 559, WAYNE COUNTY RECORDS.

ALSO:

PARCEL 2

PART OF LOTS 1 AND 2 OF THE PLAT OF PARTITION OF PRIVATE CLAIM 249, THE ESTATE OF CHAS. VERNIER, AS RECORDED IN LIBER 67 OF DEEDS, PAGE 517, WAYNE COUNTY RECORDS, DESCRIBED AS: BEGINNING AT A POINT ON THE NORTHERLY LINE OF VERNIER ROAD, 66 FEET WIDE, AS NOW ESTABLISHED, MEASURED SOUTH 72 DEGREES 10 MINUTES 40 SECONDS EAST, A DISTANCE OF 259.00 FEET FROM THE INTERSECTION OF SAID NORTHERLY LINE WITH THE EASTERLY LINE OF MACK AVENUE, 143 FEET WIDE, AS NOW ESTABLISHED; THENCE NORTH 08 DEGREES 53 MINUTES 40 SECONDS EAST, A DISTANCE OF 318.18 FEET TO THE SOUTHERLY BOUNDARY OF J. E. BEAUFA1T SUBDIVISION NO. 1 AS RECORDED IN LIBER 42, PAGE 84, OF PLATS, WAYNE COUNTY RECORDS; THENCE SOUTH 72 DEGREES 01 MINUTES EAST ALONG SAID SOUTHERLY BOUNDARY A DISTANCE OF 20 FEET; THENCE SOUTH 08 DEGREES 53 MINUTES 40 SECONDS WEST A DISTANCE OF 318.27 FEET TO THE NORTHERLY LINE OF VERNIER ROAD; THENCE NORTH 72 DEGREES 10 MINUTES 40 SECONDS WEST ALONG SAID NORTHERLY LINE OF VERNIER ROAD, A DISTANCE OF 20 FEET TO THE POINT OF BEGINNING, EXCEPT THE SOUTHERLY 27.35 FEET DEEDED TO THE MICHIGAN STATE HIGHWAY COMMISSION IN LIBER 14956, PAGE 559, WAYNE COUNTY RECORDS.

TOGETHER WITH EASEMENTS FOR INGRESS AND EGRESS OVER THE DRIVEWAY AND/OR DRIVE AISLES AS DEPICTED ON EXHIBIT 3 ATTACHED TO AND MADE PART OF AND DISCLOSED BY THAT RECIPROCAL EASEMENT BY AND BETWEEN SUNRISE GROSSE POINTE SENIOR LIVING, L.L.C., A MICHIGAN LIMITED LIABILITY CORPORATION, AND CURIS PROPERTIES LIMITED PARTNERSHIP, A MICHIGAN LIMITED PARTNERSHIP, DATED AUGUST 30, 2004 AND RECORDED JUNE 30, 2005 IN LIBER 43017, PAGE 445.

AND ALSO DESCRIBED per plat of survey prepared by Professional Engineering Associates dated August 4, 2004, last revised June 7, 2007, Job No. 2003-251 as:

Part of Lots 1 and 2 of Plat of Partition of Private Claim 249, The Estate of Chas. Vernier, as recorded in Liber 67 of Deeds, Page 517, Wayne County Records, being part of the City of Grosse Pointe Woods, Wayne County, Michigan, described as: Commencing at the intersection of the Southerly line of said Private Claim 249, also being the Northerly line of Vernier Road, 66 feet wide, with the Easterly line of Mack Avenue, 143 feet wide; thence along said Northerly line S72°10’40”E, 150.00 feet; thence N08°37”52”E, 27.35 feet to the Point of Beginning; thence continuing N08°37’52”E, 290.90 feet to the Southerly line of J. E. Beaufait Subdivision No.l as recorded in Liber 42, Page 84 of Plats, Wayne County Records; thence along said Southerly line S72°12’28”E, 129.05 feet; thence S08°38’31”W, 290.96 feet to Northerly line of Vernier Road, 60 foot half width; thence along said Northerly line N72°10’40”W, 129.01 feet to the Point of Beginning.

APN: 40-004-99-0006-700

Huntington Beach

Real property in the City of Huntington Beach, County of Orange, State of California, described as follows:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 83-562, AS SHOWN ON A MAP FILED IN BOOK 183, PAGES 44, 45 AND 46 OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING ALL OIL, GAS AND OTHER HYDROCARBONS, GEOTHERMAL RESOURCES, AND ALL OTHER MINERALS WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID PROPERTY, TOGETHER WITH THE SOLE AND EXCLUSIVE RIGHT TO DRILL AND MAINTAIN WELLS OR OTHER WORKS INTO OR THROUGH SAID PROPERTY AND THE ADJOINING STREETS, ROADS AND HIGHWAYS BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM AND THROUGH SUCH WELLS OR WORKS, OIL, GAS WATER, AND OTHER SUBSTANCES OF WHATEVER NATURE, INCLUDING THE RIGHT TO PERFORM BELOW SAID DEPTH ANY AND ALL OPERATIONS DEEMED NECESSARY OR CONVENIENT FOR THE EXERCISE OF SUCH RIGHTS, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR THE FIRST 500 FEET BELOW THE SURFACE OF THE PROPERTY, AS RESERVED BY HUNTINGTON BEACH COMPANY IN DEED RECORDED OCTOBER 31, 1990 AS INSTRUMENT NO. 90-577992 OF OFFICIAL RECORDS.

ALSO EXCEPTING ANY AND ALL WATER RIGHTS OR INTERESTS THEREIN, TOGETHER WITH THE RIGHT TO GRANT AND TRANSFER ALL OR A PORTION OF THE SAME, NO MATTER HOW ACQUIRED BY GRANTOR, AND OWNED OR USED BY GRANTOR IN CONNECTION WITH OR

WITH RESPECT TO THE PROPERTY, TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM THE PROPERTY OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, RIGHTS OR INTEREST ON ANY OTHER PROPERTY, WHETHER SUCH WATER RIGHTS SHALL BE RIPARIAN, OVERLYING, APPROPRIATIVE, LITTORAL, PERCOLATING, PRESCRIPTIVE, ADJUDICATED, STATUTORY OR CONTRACTUAL; BUT WITHOUT, HOWEVER, ANY RIGHT TO ENTER UPON THE SURFACE OF THE PROPERTY IN THE EXERCISE OF SUCH RIGHTS OR UPON THE UPPER THIRTY (30) FEET OF THE SUBSURFACE OF THE PROPERTY, AND ALSO WITHOUT ANY RIGHTS TO ENTER UPON THE SUBSURFACE THEREUNDER IN SUCH MANNER AS TO MATERIALLY IMPAIR THE SUPPORT OR STABILITY OF ANY STRUCTURES OR IMPROVEMENTS FROM TIME TO TIME LOCATED ON THE PROPERTY, AS RESERVED BY HUNTINGTON BEACH COMPANY IN DEED RECORDED OCTOBER 31, 1990 AS INSTRUMENT NO. 90-577992 OF OFFICIAL RECORDS.

FURTHER EXCEPTING ALL RIGHTS TO WATER WITHIN, UNDERLYING OR PRODUCED FROM THE REAL PROPERTY AND ADJOINING STREETS, ROADS AND HIGHWAYS AND THE USE AND ENJOYMENT THEREOF, EXCLUDING ONLY THOSE RIGHTS TO SURFACE WATER THAT ARE NOT ATTACHED TO OR A PART OF RIGHTS TO SUBSURFACE WATER, WITHOUT, HOWEVER, ANY RIGHTS OF SURFACE ENTRY EXCEPT AS SPECIFIED THEREIN, AS RESERVED IN THE DEED FROM PACIFIC COAST HOMES RECORDED MAY 9, 1996 AS INSTRUMENT NO. 19960234822 OF OFFICIAL RECORDS.

PARCEL B:

A PERMANENT, NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN ACCESS OVER THAT PORTION OF PARCELS 2 AND 3 OF PARCEL MAP NO. 83-562, AS SHOWN ON A MAP FILED IN BOOK 144, PAGES 4 AND 5 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL 3; THENCE NORTH 18° 25’ 23” EAST ALONG THE EASTERLY LINE OF SAID PARCELS 2 AND 3, A DISTANCE OF 185.26 FEET; THENCE NORTH 00° 31’ 18” EAST ALONG THE EASTERLY LINE OF SAID PARCEL 2, A DISTANCE OF 16.38 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 300.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 74° 39’ 10” EAST; THENCE SOUTHWEST ALONG SAID CURVE 101.18 FEET THROUGH A CENTRAL ANGLE OF 19° 19’ 29” TO A POINT ON A REVERSE CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 360.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 55° 19’ 41” WEST; THENCE SOUTHWEST ALONG SAID CURVE 80.97 FEET THROUGH A CENTRAL ANGLE OF 12° 53’ 13” TO A POINT ON A REVERSE CURVE CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 30.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 68° 12’ 54” EAST; THENCE SOUTHWEST ALONG SAID CURVE 16.14 FEET THROUGH A CENTRAL ANGLE OF 30° 49’ 31”; THENCE SOUTH 48° 21’ 17” EAST 13.17 FEET TO A POINT ON THE SOUTH LINE OF SAID PARCEL 3, SAID POINT BEING ON A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 850.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 19° 44’ 46” EAST; THENCE SOUTHEASTERLY ALONG SAID CURVE AND SOUTH LINE OF SAID PARCEL 3, A DISTANCE OF 23.39 FEET THROUGH A CENTRAL ANGLE OF 1° 34’ 36” TO THE POINT OF BEGINNING.

APN: 023-010-18

Pacific Beach (La Jolla)

Real property in the City of Pacific Beach, County of San Diego, State of California, described as follows:

LOTS 1 THROUGH 6 INCLUSIVE IN BLOCK 6 OF PACIFIC BEACH VISTA TRACT, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 916, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 4, 1904

APN: 415-162-20

La Palma

Real property in the City of La Palma, County of Orange, State of California, described as follows:

PARCEL 1 AS SHOWN ON EXHIBIT “B” OF LLA 2000-101, RECORDED APRIL 5, 2002 AS INSTRUMENT NO. 20020286730 AND RE-RECORDED APRIL 23, 2002 AS INSTRUMENT NO. 2002033209 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

TOGETHER WITH RIGHTS, BENEFITS AND/OR EASEMENTS NON-EXCLUSIVE VEHICULAR AND PEDESTRIAN INGRESS/EGRESS AND AUTOMOBILE PARKING GRANTED FOR THE BENEFIT OF THE SALE PARCEL BY GRANT OF EASEMENTS AND RECIPROCAL EASEMENTS DATED APRIL 24, 2002, BY AND BETWEEN VHS OF ORANGE COUNTY, INC., A DELAWARE CORPORATION AND LA PALMA ASSISTED LIVING, LLC, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED APRIL 30, 2002 AS INSTRUMENT NO. 20020362001 IN OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

APN: 263-634-05, 263-634-06 (New) and 263-634-20 (Old)

Newtown Square

ALL THAT CERTAIN tract or parcel of land SITUATE in Newtown Township, Delaware County, Pennsylvania as shown on Plan Volume 23, page 271 and bounded and described as follows:

BEGINNING at the Westerly corner in common of Lots 1 and 2 on the title line through the bed of Newtown Street Road (S.R. 0252) at a point in line of lands now or late of Pulte Home Corp.; thence from the point of beginning, along said title line through the bed of Newtown Street Road, along said lands of Pulte Home Corp. and along lands now or late of Paper Mill Holding Company, LTD North 18 degrees 51 minutes 16 seconds East 420.15 feet to a comer of lands now or late of Newtown Street Road Associates; thence leaving said title line through the bed of Newtown Street Road, crossing the Easterly widened right of way line thereof 34.10 feet distant, and along said lands of Newtown Street Road Associates, South 72 degrees 06 minutes 27 seconds East 368.68 feet to a corner of Lot 3; thence along Lot 3, South 09 degrees 56 minutes 01 seconds East 654.06 feet to a point on line of lands now or late of Suburban Swimming Club; thence along said lands, South 29 degrees 52 minutes 44 seconds West 230.95 feet to a corner of Lot 1; thence along Lot 1, the following three (3) courses and distances: (1) North 26 degrees 06 minutes 02 seconds West 461.74 feet; (2) North 46 degrees 35 minutes 38 seconds West 112.65 feet; (3) crossing said widened easterly right of way line of Newtown Street Road 175.80 feet distant, North 71 degrees 08 minutes 44 seconds West 210.73 feet to the point and place of BEGINNING.

Together with Easement benefiting said land for a 50 foot wide non-exclusive, perpetual ingress and egress easement for vehicular and pedestrian traffic and an easement for the installation, construction, inspection, maintenance, replacement, repair and use of utilities and storm water facilities over Lot 1 as contained in Joint Obligations and Easement Agreement by Paper Mill Holding Company, Ltd., and Newtown Square Assisted Living, L.L.C. in Record Book 2519 page 2334.

AND ALSO DESCRIBED on an ALTA/ACSM Land Title Survey prepared by Chester Valley Engineers, Inc., Paoli, Pennsylvania dated April 3, 2007, last revised June 6, 2007, Project No. 18225 as:

BEGINNING at the westerly corner in common of Lots 1 and 2 on the widened easterly right of way line of Newtown Street Road - S.R. 0252, said right of way line being parallel with and 40 feet easterly from the centerline thereof; thence from the point of beginning, along said right of way line, North 18 degrees 44 minutes 32 seconds East 420.72 feet to a point on line of lands now or late of Newtown Street Road Associates; thence leaving said right of way line, along said lands, South 72 degrees 06 minutes 27 seconds East 334.58 feet to a corner of Lot 3; thence along Lot 3, South 09 degrees 56 minutes 01 second East 654.06 feet to a point on line of lands now or late of Suburban Swimming Club; thence along said lands, South 29 degrees 52 minutes 44 seconds West 230.95 feet to a corner of Lot 1; thence along Lot 1, the following three (3) courses and distances: (1) North 26 degrees 06 minutes 02 seconds West 461.74 feet; (2) North 46 degrees 35 minutes 38 seconds West 112.65 feet; (3) North 71 degrees 08 minutes 44 seconds West 175.80 feet to the point of beginning.

BEING Tax Parcel No. 30-00-01717-10.

BEING the same premises which Paper Mill Holding Company, Ltd. by Deed dated 9/5/2002 and recorded 9/6/2002 in the County of Delaware in Record Book 2519 page 2327, conveyed unto Newtown Square Assisted Living, L.L.C., in fee.

Playa Vista

Real property in the City of Playa Vista, County of Los Angeles, State of California, described as follows:

PARCEL 2 OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT RECORDED JANUARY 9, 2004 AS INSTRUMENT NO. 04-60805, OFFICIAL RECORDS, AND DESCRIBED AS FOLLOWS:

LOTS 11 AND 12 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240 PAGES 26 THROUGH 32, INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LOT 11 LYING NORTHWESTERLY OF A LINE PARALLEL WITH AND 312.00 FEET NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF LOT 12 OF SAID TRACT NO. 49104-03.

ALSO EXCEPT THEREFROM THE RIGHT TO ALL OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING, STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952 IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA, CENTRAL DIVISION, CASE NO. 2454-B, CIVIL, A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952 AS INSTRUMENT NO. 3526,

IN BOOK 38244 PAGE 397 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

RESERVING THEREFROM ANY AND ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM OR OTHER RESOURCES, AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE PARCEL, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING OR EXPLORING AND OPERATING THEREFORE AND STORING IN AND REMOVING THE SAME FROM THE LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE CONVEYED HEREBY, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE PARCEL, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES; WITHOUT HOWEVER, THE RIGHT TO ENTER UPON, DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE PARCEL.

TOGETHER WITH THE RIGHTS, IF ANY, GRANTED IN THE MASTER DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATIONS OF EASEMENTS FOR PLAYA VISTA, A MASTER PLANNED COMMUNITY RECORDED ON FEBRUARY 7, 2000, AS INSTRUMENT NO. 00-0187083 OF THE OFFICIAL RECORDS OF SAID COUNTY, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO.

APN: 4211-022-009, 4211-022-010 and 4211-022-011

APN:

Sacramento

Real property in the City of Sacramento, County of Sacramento, State of California, described as follows:

ALL THAT PORTION OF LOT 49 AS SHOWN ON THE PLAT OF “SWANSTON ACRES”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY, MAY 23, 1922, IN BOOK 16 OF MAPS, MAP NO. 53, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE EAST LINE OF SAID LOT 49 AND ON THE CENTER LINE OF A 60 FOOT COUNTY ROAD RUNNING NORTH AND SOUTH ALONG THE SAID EAST LINE OF SAID LOT 49, LOCATED NORTH 1° 46’ 30” WEST, 216.20 FEET FROM THE SOUTHEAST CORNER OF SAID LOT 49 (SAID POINT OF COMMENCEMENT BEARS SOUTH 1° 46” 30” EAST, 788 FEET FROM THE NORTHEAST CORNER OF SAID LOT 49); THENCE SOUTH 89° 02’ WEST 453.30 FEET TO A POINT ON THE WEST LINE OF SAID LOT 49 (WHICH POINT BEARS NORTH 1° 46’ 30” WEST, 129.70 FEET FROM THE SOUTHWEST CORNER OF SAID LOT 49); THENCE NORTH 1° 46’ 30” WEST, ALONG THE WEST LINE OF SAID LOT 49, 186 FEET TO A POINT, (WHICH POINT BEARS SOUTH 1° 46’ 30” EAST 602 FEET FROM THE NORTHWEST CORNER OF SAID LOT 49); THENCE NORTH 89° 02’ EAST, 453.30 FEET TO A POINT ON THE EAST LINE OF SAID LOT 49 AND ON THE CENTER LINE OF SAID 60 FOOT COUNTY ROAD, (WHICH POINT BEARS SOUTH 1° 46’ 30” EAST, 602 FEET FROM THE NORTHEAST CORNER OF SAID LOT 49); THENCE SOUTH 1° 46’ 30” EAST, ALONG THE EAST LINE OF LOT 49 AND ALONG THE CENTER LINE OF SAID 60 FOOT COUNTY ROAD, 186 FEET TO THE POINT OF COMMENCEMENT.

APN: 294-0180-012-000

San Marino (Gabriel)

Real property in the City of San Gabriel, County of Los Angeles, State of California, described as follows:

PARCEL 1:

THAT PORTION OF LOT 11 IN BLOCK 15 SUBDIVISION NO. 3, SUNNY SLOPE ESTATE, AS PER MAP RECORDED IN BOOK 55 PAGES 33 AND 34 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHEASTERLY LINE OF SAID LOT AT THE MOST NORTHERLY CORNER OF TRACT 12862, AS PER MAP RECORDED IN BOOK 263 PAGES 33 AND 34 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG THE NORTHWESTERLY LINE OF SAID TRACT, SOUTH 42 DEGREES 03’ 38” WEST 80.58 FEET TO THE ANGLE POINT THEREIN; THENCE SOUTH 70 DEGREES 22’ 50” WEST 207.27 FEET; THENCE NORTH 19 DEGREES 37’ 10” WEST TO THE NORTHERLY LINE OF SAID LOT 11; THENCE EASTERLY AND SOUTHEASTERLY ALONG THE NORTHERLY AND NORTHEASTERLY BOUNDARIES OF SAID LOT TO THE POINT OF BEGINNING.

EXCEPT THE INTEREST OF THE COUNTY OF LOS ANGELES, IN HUNTINGTON DRIVE AND SUNNY SLOPE DRIVE, AS GRANTED BY DEED RECORDED ON AUGUST 1, 1945, IN BOOK 22232 PAGE 83, OFFICIAL RECORDS.

PARCEL 2:

A NON-EXCLUSIVE EASEMENT TO CONSTRUCT, OPERATE, USE, MAINTAIN, REPAIR, RECONSTRUCT, AND REPLACE OF AN UNDERGROUND STORM DRAIN BY CONNECTING TO THE EXISTING UNDERGROUND STORM DRAIN ON THE BURDENED PROPERTY AND AN ACCESS EASEMENT FOR CONSTRUCTION, MAINTENANCE, REPAIR AND REPLACEMENT OF THE EXISTING UNDERGROUND STORM DRAIN ON THE BURDENED PROPERTY AS CREATED IN “GRANT OF EASEMENT” AFFECTING THOSE PORTIONS AS DELINEATED IN EXHIBITS “C” AND “D” THEREIN, SUBJECT TO THE TERMS AND PROVISIONS PROVIDED THEREIN, RECORDED JULY 17, 2003 AS INSTRUMENT NO. 03-2037032 AND “GRANT OF RECIPROCAL EASEMENT” AFFECTING THOSE PORTIONS AS DELINEATED IN EXHIBITS “C” AND “D” THEREIN, SUBJECT TO THE TERMS AND PROVISIONS PROVIDED THEREIN, RECORDED JULY 17, 2003 AS INSTRUMENT NO. 03-2037033.

APN: 5376-021-001

Seal Beach

Real property in the City of Seal Beach, County of Orange, State of California, described as follows:

PARCEL A:

PARCEL 4 OF PARCEL MAP NO. 97-165, AS SHOWN ON A MAP FILED IN BOOK 307, PAGES 5, 6 AND 7 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM THAT PORTION INCLUDED WITHIN THE LAND DESCRIBED IN THE DEED TO THE CITY OF SEAL BEACH, RECORDED JULY 12, 2000 AS INSTRUMENT NO. 20000364428 OF OFFICIAL RECORDS OF SAID ORANGE COUNTY.

PARCEL B:

APPURTENANT NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN ACCESS, INGRESS AND EGRESS PURPOSES, EMERGENCY AND UTILITY AND UTILITIES FACILITIES, AS SAID EASEMENTS ARE SET FORTH IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT OF RECIPROCAL EASEMENTS RECORDED AS INSTRUMENT NO. 20000336172 AND CORRECTED BY CORRECTIVE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT OF RECIPROCAL EASEMENTS RECORDED JUNE 30, 2000 AS INSTRUMENT NO. 20000345292 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL C:

APPURTENANT NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN ACCESS, INGRESS AND EGRESS, PURPOSES, CONSTRUCTION, MAINTENANCE AND REPLACEMENT OF UTILITIES AND SIGN EASEMENTS, AS SAID EASEMENTS ARE RESERVED IN THAT CERTAIN GRANT DEED RECORDED AS INSTRUMENT NO. 2000356783 AND CORRECTED BY DOCUMENT RECORDED JULY 12, 2000 AS INSTRUMENT NO. 20000364428 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL D:

RIGHTS AND BENEFITS RUNNING WITH THE LAND AS CONTAINED IN DEVELOPMENT AGREEMENT AND AMENDMENT TO MEMORANDUM OF UNDERSTANDING DATED JULY 14, 1997 BY AND BETWEEN CITY OF SEAL BEACH AND BIXBY RANCH COMPANY, RECORDED MARCH 3, 1999 AS DOCUMENT NUMBER 19990152663 AMONG THE OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

APN: 217-371-07 and 217-371-08

Studio City

THE NORTH 230 FEET OF SOUTH 330 FEET OF WEST 155 FEET OF LOT 16 OF TRACT NO. 2590, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 26 PAGE 57 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ANY PORTION THEREOF LYING WITHIN THE LINES OF HORTENSE STREET AS SHOWN ON MAP OF TRACT NO. 4877 IN BOOK 130 PAGE 3 OF MAPS.

APN: 2362-019-012

Wilmington

ALL that certain lot, piece or parcel of land with the buildings thereon erected, situate in Brandywine Hundred, New Castle County and State of Delaware, known as 2215 Shipley Road, being Lot No. 1 on the Record Major Land Development Plan for Manorhouse Retirement Centers, Inc., prepared by Landmark Engineering, Inc. and recorded on July 26, 2000 in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, in Microfilm No. 14249, as follows, to wit:

BEGINNING at an iron pipe found in concrete in the easterly right-of-way line of Shipley Road (60 feet wide) and a common corner with lands, now or formerly, of Ray Atwood Weldin and Jean Consegilio Weldin, husband and wife, said Beginning point being further located from the southerly end of a 30 foot radius junction curve joining the said easterly right-of-way line of Shipley Road with the southerly right-of-way line of Delwynn Drive (50 feet wide) by the following two (2) courses: (1) by the said easterly right-of-way line of Shipley Road South 03° 22’ 00” East, 80.00 feet to an iron pipe found in concrete at the southwesterly corner of Lot 1, as shown on the Final Street and Lot Plan of “Delwynn”, on file in the Recorder of Deeds Office in and for New Castle County, Delaware, in Microfilm No. 808; (2) continuing by the said easterly right-of-way line of Shipley Road South 03° 22’ 00” East, 541.09 feet to the point of Beginning; thence from the point of Beginning, by said lands of Weldin, North 86° 38’ 24” East, 628.69 feet to the centerline of Shellpot Creek, passing over an iron pipe found in concrete, 603.01 feet from the beginning of this course; thence by the said centerline of Shellpot Creek, the following ten (10) courses: (1) South 13°46’ 53” West, 70.79 feet; (2) South 33° 34’ 00” West, 25.71 feet; (3) South 02° 24’ 40” East, 109.49 feet; (4) South 12° 05’ 19” West, 69.60 feet; (5) South 37° 21’ 10” West, 31.04 feet; (6) South 80° 39’38” West, 45.36 feet; (7) South 37° 42’ 32” West, 67.68 feet; (8) South 04° 25’ 09” East, 59.48 feet; (9) South 27° 38’ 52” East, 59.27 feet; (10) South 01° 27’ 36” West, 71.71 feet to a common corner with lands, now or formerly, of Helen Plummer; thence by said lands of Plummer, the following two (2) courses: (1) North 75° 52’ 31” West, 311.24 feet to an iron pipe found in concrete; (2) North 72° 18’ 05” West, 197.45 feet to an iron pipe set in the aforesaid easterly right-of-way line of Shipley Road; thence by the said easterly right-of-way line of Shipley Road, the following two (2) courses: (1) North 03° 27’ 00” West, 338.52 feet; and (2) North 03” 22’ 00” West, 26.00 feet to the point of Beginning.

TOGETHER WITH all rights, reservations and easements as set forth in the following Easement Agreements: (1) Easement between Helen Plummer and Richard H. Plummer and New Castle County dated November 12, 1999 and recorded in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, in Deed Book 2746, Page 293 and more particulary described as:

BEGINNING IN THE EASTERLY RIGHT-OF-WAY LINE OF SHIPLEY ROAD, (60’ WIDE); SAID POINT OF BEGINNING BEING LOCATED FROM THE SOUTHERLY END OF A 30’ RADIUS JUNCTION CURVE JOINING THE SOUTHERLY RIGHT-OF-WAY LINE OF DELWYNN DRIVE, (50’ WIDE) WITH THE EASTERLY RIGHT-OF-WAY LINE OF SHIPLEY ROAD, (60’ WIDE), BY THE FOLLOWING TWO (2) COURSES:

1. BY THE SAID EASTERLY LINE OF SHIPLEY ROAD, S 03° 22’ 00” E. 647.09’ TO AN ANGLE POINT, PASSING OVER AN IRON PIPE IN CONCRETE FOUND AT 80.00’ AND ANOTHER IRON PIPE IN CONCRETE FOUND AT 621.09’ FROM THE BEGINNING OF THIS COURSE;

2. STILL BY THE EASTERLY LINE OF SHIPLEY ROAD S 03° 27’ 00” E, 577.17’ TO THE POINT OF BEGINNING, PASSING OVER AN IRON PIPE AT 338.52’ FROM THE BEGINNING OF THIS COURSE;

THENCE, FROM THE POINT OF BEGINNING, BY THE WESTERLY LINE OF THIS 40’ WIDE SANITARY SEWER EASEMENT N 13° 33’ 23” E, 130.22’ TO A DIVISION LINE BETWEEN LANDS, NOW OR FORMERLY, OF HELEN PLUMMER;

THENCE, BY THE SAME, S 72° 25’ 00” E, 40.10’;

THENCE, BY THE EASTERLY LINE OF THIS 40’ WIDE SANITARY SEWER EASEMENT S 13° 33’ 23” W, 179.31’ TO THE NORTHERLY LINE OF LANDS, NOW OR FORMERLY, OF ANNA M. WARING; THENCE, PARTIALLY BY THE SAME, N 68° 30’ 00” W, 25.44’ TO THE AFORESAID EASTERLY LINE OF SHIPLEY ROAD;

THENCE, BY THE SAME, N 03° 27’ 00” W, 50.60’ TO THE POINT OF BEGINNING.

and (2) Easement between Helen Plummer and Richard H. Plummer and New Castle County dated November 18, 1999 and recorded in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, in Deed Book 2746, Page 297, and more particularly described as:

BEGINNING IN THE SOUTHERLY LINE OF LANDS, NOW OR FORMERLY, OF HELEN PLUMMER; SAID. BEGINNING POINT BEING LOCATED FROM THE SOUTHERLY END OF A 30’ RADIUS JUNCTION CURVE JOINING THE SOUTHERLY RIGHT-OF-WAY LINE OF DELWYNN DRIVE, (50’ WIDE), WITH THE EASTERLY RIGHT-OF-WAY LINE OF SHIPLEY ROAD, (60’ WIDE) BY THE FOLLOWING THREE (3) COURSES:

1. BY THE SAID EASTERLY LINE OF SHIPLEY ROAD S 03° 22’ 00” E. 647.09’ TO AN ANGLE POINT, PASSING OVER AN IRON PIPE IN CONCRETE FOUND AT 80.00’ AND ANOTHER IRON PIPE IN CONCRETE FOUND AT 621.09’ FROM THE BEGINNING OF THIS COURSE;

2. STILL BY THE SAID EASTERLY LINE OF SHIPLEY ROAD S 03° 27’ 00” E. 338.52’ TO AN IRON PIPE;

3. BY THE AFORESAID SOUTHERLY LINE OF LANDS OF HELEN PLUMMER, S 72° 18’ 05” E. 69.9’ TO THE SAID POINT OF BEGINNING;

THENCE FROM THE POINT OF BEGINNING, CONTINUING ALONG THE SOUTHERLY LINE OF LANDS OF HELEN PLUMMER S 72° 18’ 05” E, 40.11’;

THENCE, BY THE EASTERLY LINE OF THIS 40’ WIDE SANITARY SEWER EASEMENT S 13° 33’ 23” W, 92.86’ TO A DIVISION LINE BETWEEN OTHER LANDS OF THE SAID HELEN PLUMMER;

THENCE, BY THE SAME N 72° 25’ 00” W 40.10’;

THENCE, BY THE WESTERLY LINE OF THIS 40’ WIDE SANITARY SEWER EASEMENT N 13° 33’ 23” E 92.94’ TO THE POINT OF BEGINNING.

Woodland Hills

Real property in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

PARCEL “E”, IN THE CITY OF LOS ANGELES, AS SHOWN ON PARCEL MAP L. A. NO. 2662, AS PER MAP FILED IN BOOK 45 PAGE 67 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 2166-033-035

Exhibit 5.02 (a)

Facility Information

				Unit Mix			Total Units	Total Residents	Square Footage
AL US	Address			AL	ALZ	IL
Bonita	3302 Bonita Road	Chula Vista	CA	42	17	0	59	71	44,845

Boulder	3975 28th Street	Boulder	CO	62	22	0	84	99	63,734

Grosse Pointe	21304 Mack	Grosse Pointe

Woods	Avenue	Woods Grosse	Ml	38	19	0	57	67	41,000

Grosse Pointe II (Vernier)	1850 Vernier Road	Pointe Woods	Ml	0	38	0	38	46	30,000

Huntington Beach	7401 Yorktown Avenue	Huntington Beach	CA	65	30	0	95	114	68,996

Pacific Beach (La Jolla)	810 Turquoise Street	Pacific Beach	CA	31	19	0	50	61	40,370

La Palma	5321 La Palma Avenue	La Palma	CA	43	16	0	59	71	44,063

Newtown Square	333 South Newtown Street Road	Newtown Square	PA	57	20	0	77	92	54,752

Playa Vista	5555 Playa Vista Drive	Playa Vista	CA	46	33	0	79	97	67,180

Sacramento	345 Munroe Street	Sacramento	CA	35	17	0	52	62	37,623

San Marino	8332 Huntington Drive	San Gabriel	CA	35	17	0	52	63	39,569

Seal Beach	3850 Lampson Avenue	Seal Beach	CA	44	36	75	55	177	131,247

Studio City	4610 Cold water Canyon Avenue	Studio City	CA	59	21	0	80	96	60,000

Wilmington	2215 Shipley Road	Wilmington	DE	54	15	0	69	82	53,975

Woodland Hills	20461 Ventura Boulevard	Woodland Hills	CA	62	23	0	85	102	62,000

				673	343	75	1,091	1,300

Exhibit 5.02 (a)

Facility Information

Bonita, CA

* Wood framed interior and exterior on concrete slab on grade

Assisted Living

Alzheimer’s Care

Hospice

Boulder, CO

* Wood and steel framed building on continuous spread and pad footings

Assisted Living

Alzheimer’s Care

Hospice

Grosse Pointe Woods, MI

* Steel framed building on continuous spread and pad footings

Assisted Living

Alzheimer’s Care

Grosse Pointe Woods (Vernier), MI

* Steel framed building on continuous spread and pad footings

Alzheimer’s Care

Short-term Stays

Hospice

Huntington Beach, CA

* Wood framed interior and exterior walls on cast-in-place reinforced concrete slab grade with continuous perimeter and thickened internal footings.

Assisted Living

Alzheimer’s Care

La Jolla, CA

Exhibit 5.02 (a)

Facility Information

*Building’s structural system consists of elevated concrete floor and roof decks supported by concrete columns and beams. The foundations consists of conventional spread footing and continuous strip footings around the building. A concrete slab on grade covers the ground below the first floor.

Assisted Living

Alzheimer’s Care

Hospice

La Palma, CA

*Wood framed interior and exterior walls on reinforced concrete slab on grade with continuous perimeter and thickened internal footings.

Assisted Living

Alzheimer’s Care

Newtown Square, PA

*Foundation is reinforced concrete slab on grade with continuous concrete trench footings and individual column footings. Elevated floors are composite steel frame construction with lightweight concrete slab over composite metal deck.

Assisted Living

Alzheimer’s Care

Hospice

Playa Vista, CA

*Steel frame on reinforced concrete piles.

Assisted Living

Alzheimer’s Care

Short-term Stays

Hospice

Sacramento, CA

*Wood frame interior and exterior walls on reinforced concrete slab on grade with continuous perimeter and thickened internal footings.

Assisted Living

Alzheimer’s Care

San Marino (San Gabriel), CA

*Wood framed walls on concrete slab on grade subterranean parking structure.

Exhibit 5.02 (a)

Facility Information

Assisted Living

Alzheimer’s Care

Seal Beach, CA

* Steel frame on reinforced concrete piles.

Independent Living

Assisted Living

Alzheimer’s Care

Studio City, CA

*Elevated concrete floors and roof decks supported by concrete columns and beams. Interior partition walls are wood framed. Foundation is reinforced concrete drilled piers on concrete slab.

Assisted Living

Alzheimer’s Care

Wilmington, DE

*Steel frame on reinforced concrete footings, foundation walls and reinforced slab on grade concrete.

Assisted Living

Alzheimer’s Care

Woodland Hills, CA

*Steel columns and beams support elevated metal decks filled with concrete. Foundation is concrete slab on grade.

Assisted Living

Alzheimer’s Care

Exhibit 5.02 (b)

Regulatory Permits

Bonita, CA

Licensed for: RCFE Dementia

Business License: California State Board of Equalization Seller’s Permit

Certificate of Occupancy

Elevator Permit

Boulder, CO

Licensed for: Assisted Living

Business License: Sales Tax License

Certificate of Occupancy

Grosse Pointe Woods, MI

Licensed for: Home for the Aged

Boiler Certificates

Business License: Sales Tax License

Certificate of Occupancy

Elevator Permit

Grosse Pointe Woods II, MI

Licensed for: Home for the Aged

Boiler Certificates

Business License: Sales Tax License

Certificate of Occupancy

Elevator Permit

Huntington Beach, CA

Licensed for: RCFE Dementia

Business License: City of Huntington Beach Business License

Certificate of Occupancy

La Palma, CA

Licensed for: RCFE Dementia

Business License: Business License Certificate

Certificate of Occupancy

Elevator Permit

FOG Permit

Generator Permit

Newtown Square, PA

Licensed for: Personal Care Services

Business License: Certificate of Registration, Sales Tax License

Certificate of Occupancy

Elevator Permit

Food License

Pacific Beach, CA

Licensed for: RCFE Dementia

Business License: Certificate of Payment of Business Tax

Certificate of Occupancy

Elevator Permit

Playa Vista, CA

Licensed for: RCFE

Boiler Certificates

Business License: City of Los Angeles Tax Registration Certificate

Certificate of Occupancy

Elevator Permit

Sacramento, CA

Licensed for: RCFE Hospice

Boiler Certificates

Business License: California State Board of Equalization Seller’s Permit

Certificate of Occupancy

Elevator Permit

San Marino, CA

Licensed for: RCFE

Business License: California State Board of Equalization Seller’s Permit

Certificate of Occupancy

Elevator Permit

Seal Beach, CA

Licensed for: RCFE Dementia

Business License: City of Seal Beach General Business License

Certificate of Occupancy

Elevator Permit

FOG Permit

Studio City, CA

Licensed for: RCFE Delayed

Business License: City of Los Angeles Tax Registration Certificate

Certificate of Occupancy

Elevator Permit

Wilmington, DE

Assisted Living License

Boiler Certificate

Business License: State of Delaware Business License

Certificate of Occupancy

Elevator Permit

Food License

Woodland Hills, CA

Licensed for: RCFE

Boiler Certificate

Business License: California State Board of Equalization Seller’s Permit

Certificate of Occupancy

Elevator Permit

Wastewater Permit

Exhibit 5.11

ERISA Plans

None.

Exhibit 5.20 - Schedule I

Organizational Structure

ENTITY	NAME OF OWNER	JURISDICTION OF ORGANIZATION OF OWNER	OWNERSHIP PERCENTAGE
AL US Development Venture, LLC	Sunrise Senior Living Investments, Inc.	Virginia	20%

	MS Senior Living, L.L.C.	Delaware	80%

Sunrise Senior Living Investments, Inc. (Managing Member of Borrower)	Sunrise Senior Living, Inc.	Delaware	100%

Exhibit 5.20 - Schedule II

Organizational Structure

GUARANTOR	NAME OF OWNER	JURISDICTION OF ORGANIZATION OF OWNER	OWNERSHIP PERCENTAGE
AL U.S. Pool One, LLC	AL US Development Venture, LLC	Delaware	100%

AL U.S. Pool Two, LLC	AL US Development Venture, LLC	Delaware	100%

AL U.S. Pool Three, LLC	AL US Development Venture, LLC	Delaware	100%

AL California GP, LLC	AL US Development Venture, LLC	Delaware	100%

AL California GP-II, LLC	AL US Development Venture, LLC	Delaware	100%

AL California GP-III, LLC	AL US Development Venture, LLC	Delaware	100%

Boulder Assisted Living, LLC	AL US Pool One, LLC	Delaware	100%

Newtown Square Assisted Living, L.L.C.	AL US Pool One, LLC	Delaware	100%

AL U.S./Bonita Senior Housing, L.P.	AL US Pool One, LLC	Delaware	99% of limited partnership interests

	AL California GP, LLC	Delaware	1% of general partnership interests

Wilmington Assisted Living, LLC	AL US Pool One, LLC	Delaware	100%

AL U.S./LaPalma Senior Housing, L.P.	AL US Pool One, LLC	Delaware	99% of limited partnership interests

	AL California GP, LLC	Delaware	1% of general partnership interests

AL U.S./LaJolla Senior Housing, L.P.	AL US Pool One, LLC	Delaware	99% of limited partnership interests

	AL California GP, LLC	Delaware	1% of general partnership interests

AL U.S./Sacramento Senior Housing, L.P.	AL US Pool One, LLC	Delaware	99% of limited partnership interests

	AL California GP, LLC	Delaware	1% of general partnership interests

G.P. Woods Assisted Living, LLC	AL US Pool Two, LLC	Delaware	100%

AL U.S./Huntington Beach Senior Housing, L.P.	AL US Pool Two, LLC	Delaware	99% of limited partnership interests

	AL California GP-II, LLC	Delaware	1% of general partnership interests

AL U.S./San Gabriel Senior Housing, L.P.	AL US Pool Two, LLC	Delaware	99% of limited partnership interests

	AL California GP-II, LLC	Delaware	1% of general partnership interests

AL U.S./Seal Beach Senior Housing, L.P.	AL US Pool Two, LLC	Delaware	99% of limited partnership interests

	AL California GP-II, LLC	Delaware	1% of general partnership interests

AL U.S./Studio City Senior Housing, L.P.	AL US Pool Two, LLC	Delaware	99% of limited partnership interests

	AL California GP-II, LLC	Delaware	1% of general partnership interests

AL U.S./Woodland Hills Senior Housing, L.P.	AL US Pool Two, LLC	Delaware	99% of limited partnership interests

	AL California GP-II, LLC	Delaware	1% of general partnership interests

AL U.S./GP Woods II Senior Housing LLC	AL US Pool Three, LLC	Delaware	100%

AL U.S./Playa Vista Senior Housing, L.P.	AL US Pool Three, LLC	Delaware	99% of limited partnership interests

	AL California GP-III, LLC	Delaware	1% of general partnership interests

Exhibit 5.20 - Schedule III

Organizational Structure

ENTITY	NAME OF OWNER	JURISDICTION OF ORGANIZATION OF OWNER	OWNERSHIP PERCENTAGE
Sunrise Senior Living Investments, Inc. (Managing Member of Borrower)	Sunrise Senior Living, Inc.	Delaware	100%

MS Senior Living, L.L.C.	Morgan Stanley Real Estate Funding II, L.P.	Delaware	100%

Exhibit 5.21

Banking Arrangements

1.	Account Name: AL US Development Venture, LLC

Account #: ****

ABA: ****

2.	Account Name: AL US Development Venture, LLC - FF&E

Account #: ****

ABA: ****

Exhibit 5.23(b)

Indebtedness

None.

Exhibit 5.24

Labor Matters

None.

Exhibit 6.01(d)

Form of Certificate of Compliance

This certificate is being delivered by AL US Development Venture, LLC (the “Borrower”), pursuant to Section 6.01(d) of the Loan Agreement dated as of June 14, 2007 (the “Agreement”), by and among the Borrower, HSH Nordbank AG, acting through its New York Branch, as Lender, sole Arranger, and Administrative Agent (the “Administrative Agent”). This certificate is being filed within 45 days after the Fiscal Quarter ended                          to evidence the Borrower’s compliance with certain covenant requirements of Article VI of the Agreement. Capitalized terms not otherwise defined have the meanings ascribed thereto in the Agreement.

I, the Chief Executive Officer or Chief Financial Officer of the Managing Member of the Borrower hereby certify that:

All financial statements of the Borrower to the Administrative Agent have been prepared in accordance with GAAP (subject to year-end adjustments).

Section 6.23:	The Borrower has maintained a minimum liquidity of at least $6,000,000 for the Fiscal Quarter ended .

Section 6.24:	The Required Debt Service Coverage Ratio covenant has been satisfied for the Fiscal Quarter ended . (Calculations attached)

Under my supervision, the Borrower has made a review of its activities and the activities of the Guarantors during the preceding annual or quarterly period, as the case may be, for the purpose of determining whether or not such Person have complied with all of the terms, provisions and conditions of the Agreement. To the best of my knowledge, no Default or Conditional Default under the Agreement has occurred.

BORROWER:

AL US DEVELOPMENT VENTURE, LLC

By:	Sunrise Senior Living Investments, Inc., its Managing Member

By:
Name:
Title:

Exhibit 6.07

Insurance Requirements

Borrower shall, and will cause Guarantors to, secure, pay for and maintain without interruption, at its own expense, the following insurance policies including all specified coverages and limits during the term of this Loan Agreement:

A.

PROPERTY INSURANCE - Borrower and Guarantors shall maintain a Special Causes of Loss (“All Risk” ISO Form or Equivalent) perils policy covering the buildings and improvements, and any other permanent structures for one hundred percent (100%) of the actual replacement cost. The policy shall also provide a sub limit of Twenty-five Million Dollars ($25,000,000) for the peril of Earthquake and a sublimit of Ten Million Dollars ($10,000,000) for the peril of Flood in Zone “A” (In addition to maximum Federal Flood limit). Upon the request of Mortgagee, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrower and the Administrative Agent. The policy will include Agreed Amount (waiving co-insurance), Replacement Cost Valuation and Building Ordinance coverages. The policy will include a standard Mortgagee Clause (ISO Form or Equivalent, i.e. Borrower’s acts will not impair Lenders’ right to recover, exclusive payment of loss to the Administrative Agent and automatic cancellation notice to the Administrative Agent). The policy will require that all losses in excess One Million Dollars ($1,000,000) will be adjusted with the Administrative Agent. The Mortgagor(s) waives any and all rights of subrogation against Mortgagee.

B.

PERSONAL PROPERTY (including machinery, equipment, furniture, fixtures, stock) - Borrower and Guarantors shall maintain a Special Causes of Loss perils Property policy for all Personal Property owned, leased or for which they are legally liable. The policy will include a Lender’s Loss Payable endorsement in favor of the Administrative Agent (ISO Form CP1218 or Equivalent).

The policy providing Real Property and Personal Property coverages, as specified in Sections (A) and (B) above, may include a deductible of no more than One Hundred Thousand Dollars ($100,000). Flood deductible can be no more than 5% of values (for individual location) with a One Million Dollar ($1,000,000) minimum deductible; Named Storm Flood (Tier 1) 5% of insured values with a minimum One Million Dollar ($1,000,000) deductible; Named Windstorm (Tier 1 Florida) at 5% of insured values with a One Million Dollar ($1,000,000) minimum deductible.

C.

BUSINESS INCOME/RENTS/EXTRA Expense - Borrower and Guarantors shall maintain combined Business Income or Rents/Extra Expense coverage with a limit representing no less than one hundred percent (100%) of the projected annual net profit plus continuing expenses (including debt service) or gross rents including all tenant charges of not less than one year for the operation. Such coverage shall include extensions for Off Premises Power losses ($1,000,000) and an Extended Period of Indemnity ninety (90) days endorsements. These coverages may have a deductible of Forty-eight (48) Hours, or One Hundred Thousand Dollars ($100,000), if a separate deductible applies. The policy shall be endorsed to include the Mortgagee as a Loss Payee.

Real, Personal Property and Business Income/Rents coverages may be written on a Blanket, Loss Limit or Specific basis but, the limit of coverage must be sufficient to cover one hundred percent (100%) of the values required under this agreement. All Property coverage including Real Property, Personal Property and Business Income (Rents) cannot include any exclusions/limitations regarding coverage for Terrorism or Terrorist Acts.

D.

BOILER AND MACHINERY - Borrower and Guarantors shall maintain a Boiler and Machinery policy for the operations/facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Twenty-Five Million Dollars ($25,000,000). The policy shall include a Standard Mortgagee endorsement. The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than Twenty-five Thousand Dollars ($25,000) direct and Forty-eight (48) Hours indirect.

COMMERCIAL GENERAL LIABILITY (2000 ISO Form or Equivalent) - Borrower and Guarantors shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage, including Products Liability/Completed Operations, Personal/Advertising Injury, Contractual Liability and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000) general aggregate (per location, if multi-location risk) and be written on an “occurrence form”. The policy will include an extension for Sexual Abuse & Molestation coverage and the policy cannot contain a Mold exclusion.

The policy shall be endorsed to include HSH Nordbank, AG, acting through its New York Branch as an Additional Insured. Definition of Additional Insured shall include all Officers, Directors, Employees, Agents and Representatives of the additional insured. The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not (ISO Endorsement Form CG 20 26 11 85 Additional Insured - Designated Person or Organization or equivalent).

F.

PROFESSIONAL LIABILITY - Borrower and Guarantors shall maintain a Professional Liability policy covering all acts, errors & omissions in providing Healthcare Services to any person with a limit of not less than Ten Million dollars ($10,000,000)

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each loss and Ten Million Dollars ($10,000,000) in the aggregate. The deductible under this policy shall be no greater than Ten Thousand Dollars ($10,000). Alternatively, this coverage can be provided as an endorsement to the General Liability coverage under Section (E) above.

G.

AUTOMOBILE - Borrower and Guarantor shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage “Symbol 1”, providing a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrower and Guarantors.

H.

WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE - Borrower and Guarantors shall maintain a standard Workers Compensation policy meeting all statutory requirements covering the state where the company is operating, including Employers Liability coverage subject to a limit of no less than Five Hundred Thousand Dollars ($500,000) each employee, Five Hundred Thousand Dollars ($500,000) each accident, Five Hundred Thousand Dollars ($500,000) policy limit.

I.

UMBRELLA - An Umbrella policy shall be purchased with a limit of not less than Fifty Million Dollars ($50,000,000) providing Excess coverage over all limits and coverages indicated in paragraphs (e), (f) and (g) above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in (e), (f) and (g) and are written on an “occurrence” form. This policy shall be endorsed to include HSH Nordbank AG, New York Branch as an Additional Insured in the same manner as set forth under Section (E) above.

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All policies of insurance indicated above shall be written with insurance companies licensed and admitted to do business in the applicable state and shall be rated no lower than “A X” in the most recent edition of A.M. Best’s and “AA” in the most recent edition of Standard & Poor’s or such other carrier acceptable to Administrative Agent at its sole discretion. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, HSH Nordbank AG, acting through its New York Branch shall receive thirty (30) days prior written notice by certified mail, return receipt requested. The Borrower shall furnish HSH Nordbank AG, acting through its New York Branch with Declaration Pages of each policy, copies of policy endorsements including HSH Nordbank AG, acting through its New York Branch as Mortgagee, Lender’s Loss Payable and Additional Insured (within 30 - 60 days of closing) and Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. The Borrower and Guarantors shall document that all said policies are paid in full as of the closing date and annually for each renewal period.

Declaration Pages, Endorsements and Certificates of Insurance executed by an authorized agent of each carrier evidencing continuation of all coverages will be provided on the Closing Date, and annually on or before five (5) days prior to the expiration of each policy. All documentation and other notices related to the insurance program shall be delivered to HSH Nordbank AG, acting through its New York Branch concurrently with the delivery of such certificates or notices to such carrier or to Mortgagors, or any of them, as applicable.

Any other insurance reasonably requested by Borrower and Guarantors in such amounts and covering such risks as may be reasonably required and customary for the operation/facility of the Borrower and Guarantors. Approval of any insurance by the Administrative Agent shall not be a representation of the solvency of any insurer or sufficiency of any coverage required under this agreement. All requirements set forth under Section 6.07 are considered minimums in terms of the purchase and maintenance of insurance under this agreement.

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Exhibit 7.03(b)

Minimum Release Payments

Property Company	Facility	Allocated Loan Amount	Disposition Amount
Boulder Assisted Living, L.L.C.	Sunrise Assisted Living of Boulder	$27,407,530	$30,148,283
Newtown Square Assisted Living, L.L.C.	Sunrise of Newtown Square	$24,397,454	$26,837,199
Wilmington Assisted Living, L.L.C.	Sunrise Assisted Living of Wilmington	$21,862,654	$24,048,919
AL U.S./Bonita Senior Housing, L.P.	Sunrise Assisted Living of Bonita	$15,288,015	$16,816,817
AL U.S./LaPalma Senior Housing, L.P.	Sunrise Assisted Living at La Palma	$18,456,516	$20,302,168
AL U.S./LaJolla Senior Housing, L.P.	Sunrise Assisted Living of La Jolla	$27,169,892	$29,886,881
AL U.S./Sacramento Senior Housing, L.P.	Sunrise Assisted Living of Sacramento	$18,060,453	$19,866,498
G.P. Woods Assisted Living, LLC	Grosse Pointe Woods	$17,578,512	$19,336,363
AL U.S./Huntington Beach Senior Housing, L.P.	Sunrise of Huntingdon Beach	$30,100,755	$33,110,831
AL U.S./San Gabriel Senior Housing, L.P.	Sunrise Assisted Living at San Marino	$16,000,928	$17,601,021
AL U.S./Seal Beach Senior Housing, L.P.	Sunrise of Seal Beach	$56,716,159	$62,387,775
AL U.S./Studio City Senior Housing, L.P.	Sunrise Assisted Living of Studio City	$26,140,129	$28,754,142
AL U.S./Woodland Hills Senior Housing, L.P.	Sunrise Assisted Living of Woodland Hills	$28,041,230	$30,845,353
AL U.S./GP Woods II Senior Housing LLC	Sunrise on Vernier	$13,495,868	$14,845,455
AL U.S./Playa Vista Senior Housing, L.P.	Sunrise of Playa Vista	$29,783,905	$32,762,296

SUM		$370,500,000	$407,550,001

Exhibit 8.01(d)

Title Insurance Amounts

See Attached.

Exhibit 8.01 (d) - Lender’s Title insurance Amounts

Property	Title Insurance Amount
Bonita	$15,288,015.00
Boulder	$27,407,530.00
Grosse Pointe Woods	$17,578,512.00
Grosse Pointe II (on Vernier)	$13,495,868.00
Huntington Beach	$30,100,755.00
Pacific Beach (La Jolla)	$27,169,892.00
La Palma	$18,456,516.00
Newtown Square	$24,397,454.00
Playa Vista	$29,783,905.00
Sacramento	$18,060,453.00
San Marino	$16,000,928.00
Seal Beach	$56,716,159.00
Studio City	$26,140,129.00
Wilmington	$21,862,654.00
Woodland Hills	$28,041,230.00

Sum of Amounts =	$370,500,000.00

Exhibit 8.01(e)

UCC Filing Information

Document	Debtor(s)	Additional Debtor	Secured Party	UCC Financing Statement
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Bonita Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Bonita Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with San Diego County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Huntington Beach Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Huntington Beach Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Orange County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./LaJolla Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./LaJolla Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with San Diego County, California

Document	Debtor(s)	Additional Debtor	Secured Party	UCC Financing Statement
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./LaPalma Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./LaPalma Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Orange County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Playa Vista Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Playa Vista Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Sacramento Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Sacramento Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Sacramento County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./San Gabriel Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Document	Debtor(s)	Additional Debtor	Secured Party	UCC Financing Statement
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./San Gabriel Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Seal Beach Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Seal Beach Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Orange County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Studio City Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Studio City Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Woodland Hills Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the California Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Woodland Hills Senior Housing, L.P.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Los Angeles County, California

Document	Debtor(s)	Additional Debtor	Secured Party	UCC Financing Statement
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Boulder Assisted Living, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Boulder Assisted Living, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Boulder County, Colorado

Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Wilmington Assisted Living, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Wilmington Assisted Living, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with New Castle County, Delaware

Mortgage	G.P. Woods Assisted Living, L.L.C.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Mortgage	G.P. Woods Assisted Living, L.L.C.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Wayne County, Michigan

Mortgage	AL U.S./GP Woods II Senior Housing, L.L.C.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Document	Debtor(s)	Additional Debtor	Secured Party	UCC Financing Statement
Mortgage	AL U.S./GP Woods II Senior Housing, L.L.C.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Wayne County, Michigan

Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Newtown Square Assisted Living, L.L.C.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Newtown Square Assisted Living, L.L.C.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with Delaware County, Pennsylvania

Member Interest Pledge and Security Agreement (SSLII)	Sunrise Senior Living Investments, Inc.	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Commonwealth of Virginia State Corporations Commission

Member Interest Pledge and Security Agreement (MS Senior Living, LLC)	MS Senior Living, L.L.C	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Pledge and Security Agreement (AL California GP, LLC)	AL California GP, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Pledge and Security Agreement (AL California GP-II, LLC)	AL California GP-II, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Document	Debtor(s)	Additional Debtor	Secured Party	UCC Financing Statement
Pledge and Security Agreement (AL California GP-III, LLC)	AL California GP-III, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Pledge and Security Agreement (AL US Pool One, LLC)	AL US Pool One, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Pledge and Security Agreement (AL US Pool Two, LLC)	AL US Pool Two, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Pledge and Security Agreement (AL US Pool Three, LLC)	AL US Pool Three, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Security Agreement	AL US Development Venture, LLC	N/A	HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent	File with the Delaware Secretary of State

Exhibit 8.01 (f)

Mortgage Recording Information

Document	Signatory	Trustee(s)	Lender(s)	Record
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Bonita Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with San Diego County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Huntington Beach Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Orange County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./LaJolla Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with San Diego County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./LaPalma Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Orange County, California

Document	Signatory	Trustee(s)	Lender(s)	Record
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Playa Vista Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Sacramento Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Sacramento County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./San Gabriel Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Seal Beach Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Orange County, California

Document	Signatory	Trustee(s)	Lender(s)	Record
Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Studio City Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	AL U.S./Woodland Hills Senior Housing, L.P.	First American Title Insurance Company	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Los Angeles County, California

Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Boulder Assisted Living, LLC	Public Trustee of the County of Boulder, State of Colorado	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Boulder County, Colorado

Document	Signatory	Lender(s)	Record
Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Wilmington Assisted Living, LLC	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with New Castle County, Delaware

Mortgage	G.P. Woods Assisted Living, L.L.C.	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Wayne County, Michigan

Mortgage	AL U.S./GP Woods II Senior Housing, L.L.C.	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Wayne County, Michigan

Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents	Newtown Square Assisted Living, L.L.C.	HSH NORDBANK AG, acting through its NEW YORK BRANCH, as Administrative Agent	File with Delaware County, Pennsylvania

Exhibit 13.01

Form of Transfer Supplement

TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Lender set forth in Item 2 of Schedule I hereto (the “Transferor Lender”), the Purchaser Lender set forth in Item 3 of Schedule I hereto (the “Purchaser Lender”), and HSH NORDBANK AG, acting through its New York Branch as Administrative Agent for the Lenders under the Loan Agreement described below (in such capacity, the “Administrative Agent”).

WHEREAS, this Transfer Supplement is being executed and delivered in accordance with Section 13.01 of the Loan Agreement dated as of June 14, 2007 (the “Loan Agreement”) by and among AL US Development Venture, LLC (the “Borrower”), HSH Nordbank AG, acting through its New York Branch, as Lender, sole Arranger and Administrative Agent and such other financial institutions as may from time to time become Lenders;

WHEREAS, the Purchaser Lender (if it is not already a Lender party to the Loan Agreement) wishes to become a Lender party to the Loan Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to the Purchaser Lender a portion of its rights, obligations and commitments under the Loan Agreement as described below;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Assignment and Assumption. Effective upon receipt by the Transferor Lender of the Purchase Price set forth in paragraph 3 below from the Purchaser Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to the Purchaser Lender, without recourse, representation or warranty, and the Purchaser Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender (subject to any arrangements made with respect to fees or interest pursuant to paragraph 3 below), the Purchaser Lender’s purchased percentage of the Transferor Lender’s Percentage Interest (the “Purchased Interest”) and any other amounts relating thereto owing to the Transferor Lender under the Loan Agreement and the Transferor Lender’s Note or Notes, together with all instruments, documents and collateral security pertaining thereto.

2. Effective Date. Upon receipt by the Administrative Agent of five (5) counterparts of this Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and the Purchaser Lender (and any other Person required by the Loan Agreement to execute this Transfer Supplement), the Administrative Agent will transmit to the Borrower, the Transferor Lender and the Purchaser Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Transfer Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Transfer Supplement shall become effective (the “Transfer Effective Date”). As of 12:00 noon (New York City time) on the Transfer

Effective Date, (i) the Purchaser Lender shall have the rights and obligations of a Lender under the Loan Agreement and the other Loan Documents with respect to the rights and obligations assigned to the Purchaser Lender hereunder and (ii) the Transferor Lender shall relinquish its rights and be released from its corresponding obligations under the Loan Agreement and the other Loan Documents with respect to the rights and obligations assigned to the Purchaser Lender hereunder.

3. Purchase Price; Payment Obligations. On and after the Transfer Effective Date, the Purchaser Lender shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the Purchased Interest made on or after the Transfer Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of the Purchased Interest hereunder, at or before 12:00 noon (Eastern time) on the Transfer Effective Date, (i) the Purchaser Lender shall pay the Transferor Lender, on the Transfer Effective Date, the purchase price, as agreed between the Transferor Lender and the Purchaser Lenders of the Purchased Interest. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the purchase price paid by the Purchaser Lender but was not paid by the Borrower prior to the Transferor Effective Date, the Transferor Lender and the Purchaser Lender will make appropriate arrangements for payment of such amount upon payment thereof by the Borrower.

4. Notes. On or prior to the Transfer Effective Date, the Transferor Lender will deliver to the Administrative Agent its Note. On or prior to the Transfer Effective Date, the Borrower will deliver to the Administrative Agent a Note for the Purchaser Lender and a Note for the Transferor Lender, in each case in principal amounts reflecting, in accordance with the Loan Agreement, its respective Lender’s Percentage Interest (in each case as adjusted pursuant to this Transfer Supplement). Each such new Note shall be dated the Closing Date and shall be substantially in the form of the Note superseded thereby. Promptly after the Transfer Effective Date, the Administrative Agent will send to the Transferor Lender and the Purchaser Lender their respective new Notes and will send to the Borrower the superseded Note of the Transferor Lender, marked “Canceled”.

5. Loan Documents. On the Transfer Effective Date, the Administrative Agent will, at the expense of the Transferor Lender, provide to the Purchaser Lender (if it is not already a Lender party to the Loan Agreement) copies of those of the documents relating to the Purchased Interest delivered to the Administrative Agent on the Closing Date in respect of the conditions precedent set forth in the Loan Agreement as requested in writing by the Purchaser Lender to the Administrative Agent concurrently with execution and delivery of this Transfer Supplement.

6. Further Assurances. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request to effect the purposes of this Transfer Supplement.

7. Representations and Warranties. By executing and delivering this Transfer Supplement, the Transferor Lender and the Purchaser Lender confirm to and agree with each other and the Administrative Agent, and the Lenders as follows:

(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any instrument or document furnished pursuant thereto;

(ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its obligations under any Loan Document or any instrument or document furnished pursuant thereto;

(iii) the Purchaser Lender confirms that it has received a copy of the Loan Agreement, together with such other Loan Documents and other documents and information relating to the Purchased Interest as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement;

(iv) the Purchaser Lender will, independently and without reliance upon the Administrative Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Loan Documents;

(v) the Purchaser Lender appoints and authorizes HSH Nordbank AG, acting through its New York Branch, to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan Agreement; and

(vi) the Purchaser Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender as if it were an original party to such documents.

8. Commitments. Schedule I sets forth the revised Lender’s Percentage Interest of the Transferor Lender and the Purchaser Lender, as well as administrative information with respect to the Purchaser Lender.

9. Counterparts. This Transfer Supplement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument as any of the parties hereto may execute this Transfer Supplement by signing any such counterpart.

10. Notices. Notices shall be given under this Transfer Supplement in the manner set forth in the Loan Agreement. For the purpose hereof, the address and payment instructions of the Transferor Lender and of the Purchaser Lender shall be as set forth in Schedule I.

11. Governing Law. This Transfer Supplement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

12. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers as of the date set forth in Item 1 of Schedule I.

HSH NORDBANK AG, acting through its New York Branch, as Administrative Agent

By:
Name:
Title:

[NAME OF TRANSFEROR LENDER], as Transferor Lender

By:
Name:
Title:

By:
Name:
Title:

[NAME OF PURCHASER LENDER], as Purchaser Lender

By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED: * BORROWER: AL US DEVELOPMENT VENTURE, LLC

By:	Sunrise Senior Living Investments, Inc., its Managing Member

By:
Name:
Title:

*	If required under the Loan Agreement.

SCHEDULE I

TO

TRANSFER SUPPLEMENT

COMPLETION OF INFORMATION

AND SIGNATURES FOR

TRANSFER LENDER SUPPLEMENT

Re:	Loan Agreement, dated as of June 14, 2007

Item 1 (Date of Transfer Lender Supplement):	[Insert date of Transfer Lender Supplement]

Item 2 (Transferor Lender):	HSH Nordbank AG, acting through its New York Branch

Item 3 (Purchaser Lender):	[Insert name of Purchaser Lender]

Item 4 Amounts:

Loan Commitment Amount

A.	Principal Amount of Transferor Lender’s Percentage Interest prior to transfer

B.	Percentage of Transferor Lenders’ Interests prior to transfer

C.	Principal Amount of Purchaser Lender’s Percentage Interest purchased under the Transfer Supplement

D.	Aggregate Principal Amount of Purchaser Lender’s Percentage Interest after transfer

E.	Aggregate Percentage of Purchaser Lenders’ Interests after transfer

F.	Aggregate Principal Amount of Transferor Lender’s Percentage Interest after transfer

G.	Aggregate Principal Amount of Transferor Lenders’ Interests after transfer

SCHEDULE I

TO

TRANSFER SUPPLEMENT

Item 5 Purchaser Lender Information

Address for Notices:	Payment Instructions

ABA No. Account No.:
Reference:

Transferor Lender Information	Payment Instructions:

Address for Notices:	J.P. Morgan Chase Bank, New York
ABA No. ****
HSH Nordbank AG, acting through its	For the account of HSH Nordbank AG
New York Branch	Account No. ****
Reference: Sunrise AL US
230 Park Avenue
New York, New York 10169-0005
Attention: David Canavan
Telephone: (212) 407-6035
Facsimile: (212) 407-6833
Reference: Sunrise AG

SCHEDULE II

TO

TRANSFER SUPPLEMENT

[Form of Transfer Effective Notice]

To:	AL US Development Venture, LLC, [Name of Purchaser Lender] and HSH Nordbank AG, acting through its New York Branch, as a Lender

The undersigned, as Administrative Agent under the Loan Agreement dated as of June 14, 2007 (as amended, modified and supplemented from time to time, the “Loan Agreement”) among AL US Development Venture, LLC, HSH Nordbank AG, acting through its New York Branch as Lender, sole Arranger and Administrative Agent, and such other financial institutions as may from time to time become Lenders, acknowledges receipt of five executed counterparts of a completed Transfer Supplement, as described in Schedule I attached hereto. Terms defined in such Transfer Supplement are used herein as therein defined.

1. Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be [insert date].

2. Pursuant to such Transfer Supplement, the Transferor Lender is required to deliver to the Administrative Agent on or before the Transfer Effective Date its Note.

3. Pursuant to such Transfer Supplement, AL US Development Venture, LLC is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following new Notes, dated [insert Closing Date].

Principal Amount	Payee

Pursuant to such Transfer Supplement, the Purchaser Lender is required to pay its Purchase Price to the Transferor Lender at or before 12:00 noon (Eastern time) on the Transfer Effective Date in immediately available funds.

Date:	Very truly yours, HSH Nordbank AG, acting through its New York Branch, as Administrative Agent

By:
Name:
Title: